UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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Linde plc

(Name of Registrant as Specified In Its Charter)

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Notice of 2020 Annual General Meeting of Shareholders and Proxy Statement Making our world more productive

A Message from Our Chairman

Dear fellow shareholders,

On behalf of Linde’s entire Board of Directors, I am pleased to invite you to the second Annual General Meeting of Shareholders (“AGM”) of Linde plc (“Linde” or the “Company”).

COVID-19 Pandemic

We find ourselves in the midst of a global pandemic of unparalleled proportions. The Board of Directors is actively monitoring ongoing developments and providing advice and counsel to management as the Company seeks to mitigate the impact of the COVID-19 health crisis on our employees, business, customers and communities.

As we do this, we adhere to safety as one of Linde’s core corporate values and this includes the health and safety of our shareholders.  Therefore, while we currently anticipate holding the AGM in person in London on July 27, 2020, this may not be possible if there are continuing COVID-19 related travel restrictions or ongoing health risks.  We may need to delay the AGM, change its location and/or conduct the AGM virtually.  The accompanying Notice of the AGM and the proxy statement provide more details regarding potential contingencies and alternatives for the AGM.

Strong Corporate Governance

2019 was a successful year for Linde by most measures.  The Company delivered strong financial performance, and management’s integration of our global businesses and functions is substantially complete.  Equally as important, the Board and its committees have also successfully integrated into the Linde corporate governance structure, and we have benefited from the diversity of backgrounds and expertise that each one of our 12 directors bring. The Board has adopted Corporate Governance Guidelines, policies and international best practices to build a strong governance architecture. Details of these policies and practices are available in the accompanying proxy statement.

2019 Key Board Actions

The Board and its committees undertook the following key actions during 2019:

•

Oversaw the Company’s capital allocation strategy, with a focus on investment for future growth and appropriate shareholder distribution levels (including declaration of an initial cash dividend and subsequent approval of a 10% increase for 2020)

•

Approved an executive compensation program that reflects a clear pay-for-performance philosophy and aligns management’s interests with those of shareholders (please see the detailed discussion of the executive compensation program in the accompanying proxy statement).

•	Conducted the Company’s initial strategy and enterprise risk assessment reviews, critical topics over which the Board will continue to exercise appropriate oversight going forward.
•	Undertook a talent review which underscored the strength and depth of our global human capital.

Environmental and Social Responsibility

It is evident through our shareholder engagement efforts that sustainability and overall corporate social responsibility are as important to our investors as they are to us, and as such, these will remain primary areas of focus for the Board.  Our Mission of “Making our World More Productive” reflects our strong belief that Linde is part of the solution to the world’s climate change challenges.  As a follow up to our recently announced 2028 climate change targets, I encourage you to read our 2019 Sustainable Development Report which will be published in the next few months

The Board thanks you for your continuing support and confidence in Linde.

Regards,

Prof. Dr. Wolfgang H. Reitzle

Chairman of the Board

Notice of 2020 Annual General Meeting of Shareholders

Dear Shareholder:

The Annual General Meeting of Shareholders of Linde plc (“Linde” or the “Company”) will be held at 11:00 a.m. local time on Monday, July 27, 2020 at the Corinthia Hotel, Whitehall Place, Westminster, London, SW1A 2BD, U.K., for the following purposes: (please see the notice below regarding possible changes to the meeting as a result of the COVID-19 pandemic)

1.	By separate resolutions, to re-appoint the twelve director nominees described in the proxy statement.
2.

To (a) ratify, on an advisory and non-binding basis, the appointment of PricewaterhouseCoopers (“PwC”) as independent auditor of the Company and (b) to authorize the Board, acting through the Audit Committee, to determine PwC’s remuneration.

3.	To determine the price range at which the Company can re-allot shares that it acquires as treasury shares under Irish law.
4.	To approve, on an advisory and non-binding basis, the compensation of the Company’s named executive officers.
5.	To conduct such other business as may properly come before the meeting.

Potential Impact of the COVID-19 Pandemic on the Annual General Meeting

Linde is monitoring coronavirus (COVID-19) developments and the related recommendations and protocols issued by public health authorities and governments.  The health and well-being of Linde’s shareholders is a high priority.  If the Company determines that it is not possible or advisable to hold the Annual General Meeting in person in the usual way, Linde will announce alternative arrangements for the meeting, which may include a change in the date or time of the meeting, a change in the meeting location and/or holding the meeting primarily by means of remote electronic communication.  Linde will announce any such change and the details on how to participate by press release, which will be available on Linde’s website at https://www.linde.com/news-media/press-releases and filed with the Securities and Exchange Commission as additional proxy materials.  If you are planning to attend the meeting, please check the website prior to the meeting date.

Shareholders may, by technological means, participate in the 2020 Annual General Meeting in Ireland in accordance with section 176 of the Irish Companies Act 2014 by attending the offices of Arthur Cox, Ten Earlsfort Terrace, Dublin 2, D02 T380, Ireland at the time of the meeting.

This Proxy Statement and a form of proxy are being distributed to shareholders on or about April 28, 2020.  Only holders of record of Linde ordinary shares at the close of business on April 27, 2020 will be entitled to notice of the meeting or any adjournment or postponement thereof.  Pursuant to section 1105(2) of the Irish Companies Act 2014, only holders of record of Linde ordinary shares at 11:00 a.m. local time on July 25, 2020 will be entitled to attend, speak, ask questions and vote at the meeting in respect of the number of shares registered in their name at that time.

It is important that your shares be represented and voted at the meeting.  Any shareholder entitled to attend, speak, ask questions and vote at the meeting, may exercise his or her right to vote by appointing a proxy or proxies to attend and vote on his or her behalf.  A shareholder may appoint the persons named in the proxy card provided or another person, who need not be a shareholder in the Company, as a proxy, by electronic means or in writing, to vote some or all of their shares.  Appointment of a proxy does not preclude members from attending, speaking and asking questions at the meeting should they subsequently wish to do so.  Please note that proxies may be required to provide identification to attend the meeting.

Whether or not you expect to attend the annual general meeting in person, please promptly provide your proxy by either using the Internet or telephone, as further explained in the accompanying proxy statement, or by filling in, signing, dating and promptly mailing a proxy card.  We recommend that you review the further information on the process for, and deadlines applicable to, voting, attending the meeting and appointing a proxy under “Information About the Annual General Meeting and Voting” on page 78 of the proxy statement.

Please be aware that, if you own shares in a brokerage account, you must instruct your broker on how to vote your shares.  Without your instructions, New York Stock Exchange rules do not allow your broker to vote your shares on any of the proposals except the ratification of the appointment of the independent auditor.  Please exercise your right as a shareholder to vote on all proposals, including the re-appointment of the director nominees, by instructing your broker by proxy.

By Order of The Board of Directors

Prof. Dr. Wolfgang H. Reitzle,
Chairman of the Board

April 28, 2020

Proxy Statement Highlights

Proxy Statement Highlights

This summary highlights selected information in this Proxy Statement.  Please review the entire document before voting.

Annual General Meeting of Shareholders of Linde plc

Date	Time	Location	Admission
Monday, July 27, 2020	11:00 a.m. local time	Corinthia Hotel	See page 81 for instructions
Whitehall Place
Westminster
London,
SW1A 2BD
United Kingdom

Please see the notice above regarding a potential change to the meeting date, time, place and/or means of holding the meeting as a result of the COVID-19 pandemic.

Shareholders may, by technological means, participate in the 2020 Annual General Meeting in Ireland in accordance with section 176 of the Irish Companies Act 2014 by attending the offices of Arthur Cox, Ten Earlsfort Terrace, Dublin 2, D02 T380, Ireland at the time of the meeting.

Proposals

Proposal		Board Voting Recommendation	Explanation of Proposal and Reason(s) for Board Recommendations	Further Information (page)
1.	By separate resolutions, to re-appoint the twelve director nominees described in the proxy statement	FOR each nominee	Directors must be reelected to the Board annually. Linde’s nominees are seasoned leaders who bring a mix of skills and qualifications to the Board.	34
2.	(a) To ratify, on an advisory and non-binding basis, the appointment of PwC as the independent auditor of the Company and (b) to authorize the Board, acting through the Audit Committee, to determine PwC’s remuneration	FOR FOR	Based on its recent evaluation, Linde’s Audit Committee believes that the retention of PricewaterhouseCoopers as the Auditor for 2020 is in the best interests of the Company and its shareholders. The Company requests shareholders’ non-binding ratification of the Auditor’s retention and the authorization for the Audit Committee to determine the Auditor’s remuneration.	39
3.	To determine the price range at which the Company can re-allot shares that it acquires as treasury shares under Irish law	FOR	The Board has authorized the Company’s share repurchase program and believes that such a program enhances shareholder value as a means of returning capital to shareholders. Repurchased shares are held as treasury shares until they are either cancelled or used to fund employee and Director stock compensation awards. Irish law requires periodic shareholder approval of the price range at which treasury shares may be re-allotted for these purposes.	40
4.	To approve, on an advisory and non-binding basis, the compensation of the Company’s named executive officers	FOR	Shareholders must vote periodically on whether to approve the compensation paid to Linde’s five most highly compensated executive officers (“Say-On-Pay” vote). Linde’s executive compensation program reflects its commitment to paying for performance.	76

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Proxy Statement Highlights

How to Vote

Your vote is important. You are eligible to vote if you are a shareholder of record at 11:00 a.m. local time on July 25, 2020.  Even if you plan to attend the meeting, please vote as soon as possible using one of the following methods. In all cases, you should have your proxy card in hand.

Your Vote is Important	Online	By Phone	By Mail	In person

	www.proxyvote.com	1-800-690-6903	Fill out your proxy card and submit via mail	Attend in person at the above time and location. Please bring a photo ID.

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Proxy Statement Highlights

2019 Business Performance Highlights

2019 Business Performance Highlights

2019 Year in Review

Linde delivered strong results in its first year as an integrated company despite softening economic conditions and foreign currency headwinds of 4%. The underlying growth of the Company’s revenue was 4%(a), half from price and half from volume, with the volume growth generated primarily by resilient end markets such as healthcare, food and beverage. Operating margins climbed 160 basis points to 18.7%(a) EPS grew 19% year-over-year(a) and the Company generated strong operating cash flow, especially in the second half of the year. Linde also reached a record backlog of projects; $4.4 billion for sale of gas and $5.7 billion for third-party engineering sale of equipment, a total of $10 billion. Linde’s backlog will provide the foundation for growth in future years as these projects become operational. In addition, Linde completed the critical business integration of Praxair and Linde AG, successfully integrating two high quality global companies in a relatively short period of time while delivering on its commitments to shareholders.

  High-quality results

•	Increased operating and EBITDA margins 160 and 190 basis points, respectively(a)
•	Increased after-tax return on capital 130 basis points to 11.6%(a)
•	Generated strong operating cash flow of $6.1 billion, net of $0.8 billion of merger related cash outflows

Sustainable growth

•	Fully integrated two high-quality global companies
•	Attained 2% pricing and executed on synergies
•	Healthy backlog of capital projects: $4.4 billion for sale of gas and $5.7 billion for third-party engineering sale of equipment
•	Acquired minority stake in ITM Power and formed a joint venture, enhancing green hydrogen technology offerings for hydrogen mobility and decarbonization
•	Set new 2028 climate change goals which include lowering greenhouse gas emissions intensity(b) by 35%

(a) Adjusted pro forma sales, operating profit margins, EBITDA margins and earnings per share are non-GAAP measures prepared on a basis consistent with Article 11 and include certain non-GAAP adjustments.  Amounts are reconciled to reported amounts in the “Supplemental Pro Forma Income Statement Information” and “Non-GAAP Financial Measures” Section in Item 7 of the Linde plc 2019 Form 10-K.  Adjusted pro forma after-tax return on capital is a non-GAAP measure.  For definition and reconciliation to GAAP please see the “Non-GAAAP Measures and Reconciliations” set forth in the financial tables that are included as an appendix to the 4th quarter and full year 2019 earnings press release that was furnished in the Linde plc Form 8-K filed on February 13, 2020.

(b)	Million tons of Co2 equivalent divided by adjusted EBITDA

Linde plc  |  3

Proxy Statement Highlights

2019 Business Performance Highlights

Returned $7.7 billion to shareholders

•	Purchased shares of minority Linde AG shareholders following the business combination - $3.2 billion
•	Increased the annual dividend by 6% for 2019 – total dividends paid $1.9 billion
•	Reduced the outstanding share count through repurchases - $2.6 billion
•	Stock performance +36.4% in 2019.

The graph below compares the most recent five-year cumulative returns of the common stock of Praxair, the Company's predecessor, through October 31, 2018 (the date of the closing of the Praxair-Linde AG Business Combination) and Linde's ordinary shares from October 31, 2018 through December 31, 2019 with those of the Standard & Poor’s 500 Index ("SPX") and the S5 Materials Index ("S5MATR") which covers 22 companies, including Linde. The figures assume an initial investment of $100 on December 31, 2014 and that all dividends have been reinvested.

	2014	2015	2016	2017	2018	2019
LIN	100.00	81.02	95.18	128.84	132.69	184.52
SPX	100.00	101.38	113.51	138.28	132.23	173.86
S5MATR	100.00	91.62	106.91	132.40	112.94	140.70

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Proxy Statement Highlights

Board and Governance Highlights

Board and Governance Highlights

Corporate Governance Highlights

Linde plc has a strong corporate governance structure that compares favorably to that of other large public companies and to the standards of recognized governance organizations.  A summary of the key aspects of Linde plc’s corporate governance structure is set forth below, followed by a more detailed discussion of certain governance matters.

Board and Governance Information
Size of Board	12	Annual Board and Committee Evaluations	Yes
Number of Independent Directors (excludes CEO)	11 92%	Limits service on other Boards for Directors (4 other Boards) Limits service on other Boards for CEO (2 other Boards)	Yes Yes
Split Chairman and CEO	Yes	Succession Planning Process	Yes
Board Committees (Audit, Compensation, Nomination and Governance and Executive)	4	Board Risk Oversight	Yes
Board Meetings	5	Code of Conduct for Directors, Officers and Employees	Yes
Annual Election of Directors	Yes	Stock Ownership Guidelines for Directors and Executive Officers	Yes
Mandatory Retirement Age	72*	Anti-Hedging and Pledging Policies	Yes
Board Diversity – 3 women, one African American	Yes	Clawback Policy	Yes
Majority Voting in Director Elections	Yes	Rights Agreement (Poison Pill)	No
Proxy Access	Yes	Comprehensive Sustainability Program	Yes
		Shareholders May Call Special Meetings	Yes
*	Mandatory retirement age waived during first three years after Praxair-Linde AG Business Combination closing in October, 2018 (the “Integration Phase”) to ensure continuity.

Public Company Legal and Regulatory Framework

Linde plc is incorporated in Ireland and is subject to Irish corporate law pursuant to the Irish Companies Act 2014.  In addition, Linde plc ordinary shares are listed and trade on the New York Stock Exchange (“NYSE”) and the Frankfurt Stock Exchange (“FSE”).  Linde plc’s primary governance obligations arise from its designation as a domestic issuer for NYSE purposes and, as such, the Company is subject to the corporate governance rules of the NYSE, requiring it to adopt certain governance policies (which the Company has complied with), and to the reporting and other rules of the United States Securities and Exchange Commission (the “SEC”) requiring it to file Forms 10-K, 10-Q, 8-K, proxy statements and other public company reports.  The Company is also subject to applicable laws of the European Union.

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Proxy Statement Highlights

Board and Governance Highlights

Board of Directors and Nominees

The following twelve persons currently serve on the Board of Directors and have been nominated for re‑appointment to serve until the 2021 annual general meeting of shareholders and the election and qualification of their successors.

Name	Age	Director	Background	Independent		Current	Other Current Public
		Since (1)		Yes	No	Committee Memberships (2)	Company Boards
Prof. Dr. Wolfgang H. Reitzle	71	2018	Chairman of the Board; retired President and Chief Executive Officer of Linde AG and former Chairman of the Supervisory Board of Linde AG	X		Chairman of EX	• Axel Springer SE • Continental AG
Stephen F. Angel	64	2018	Chief Executive Officer; former Chief Executive Officer and Chairman of the Board of Praxair, Inc.		X	EX	• PPG Industries, Inc.
Prof. DDr. Ann-Kristin Achleitner	54	2018	Holder of Chair for Entrepreneurial Finance, and Scientific Co-Director, Center for Entrepreneurial and Finance Studies, Technical University Munich, Germany	X		CC, NG	• Deutsche Börse AG • Münchener Rückversicherungs-Gesellschaft AG • ENGIE SA
Prof. Dr. Clemens A. H. Börsig	71	2018	Retired Executive Vice President & Chief Financial Officer and retired Chairman of the Supervisory Board of Deutsche Bank AG	X		Chairman of AC, NG	• Daimler AG • Emerson Electric Company
Dr. Nance K. Dicciani	72	2018	Former President & Chief Executive Officer of Honeywell Specialty Materials	X		AC, CC	• AgroFresh Solutions, Inc. • Halliburton Company • LyondellBasell Industries
Dr. Thomas Enders	61	2018	Former Chief Executive Officer & Member of Executive Committee, Airbus SE	X		AC, EX
Franz Fehrenbach	70	2018	Managing Partner of Robert Bosch Industrietreuhand KG; Chairman of the Supervisory Board of Robert Bosch GmbH	X		CC, NG	• Robert Bosch GmbH • STIHL AG • BASF SE
Edward G. Galante	69	2018	Former Senior Vice President and a member of the Management Committee of ExxonMobil Corporation	X		Chairman of CC, AC	• Celanese Corporation • Clean Harbors, Inc. • Marathon Petroleum
Larry D. McVay	72	2018	Principal of Edgewater Energy, LLC; former Chief Operating Officer of TNK-BP Holding	X		AC, NG	• Callon Petroleum Company
Dr. Victoria E. Ossadnik	51	2018	Chief Executive Officer of E.ON Energie Deutschland GmbH	X		AC, CC	• Commerzbank AG • innogy SE
Prof. Dr. Martin H. Richenhagen	67	2018	Chief Executive Officer, President and Chairman of the Board of AGCO Corporation	X		CC, NG	• AGCO Corporation • PPG Industries, Inc.
Robert L. Wood	66	2018	Partner, The McChrystal Group; Former Chairman, President & Chief Executive Officer of Chemtura Corporation	X		Chairman of NG, EX	• MRC Global Inc. • Univar Inc.

(1)	Each director joined the Board in connection with the Praxair-Linde AG Business Combination in October, 2018.
(2)	Committees: AC means Audit Committee; CC means Compensation Committee; EX means Executive Committee; NG means Nomination and Governance Committee

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Proxy Statement Highlights

Compensation Highlights

Compensation Highlights

Alignment of Executive Compensation Programs with Linde Business Objectives

The Compensation Committee seeks to achieve its executive compensation objectives by aligning the design of the Company’s executive compensation programs with the Company’s business objectives ensuring a balance between financial and strategic non-financial goals.

FINANCIAL BUSINESS OBJECTIVE: Achieve sustained growth in profitability and shareholder return resulting in a robust cash flow to fund capital investment growth opportunities, dividend payments and share repurchases.

•	Annual performance-based variable compensation earned by meeting or exceeding pre-established financial goals.
•	Annual grants of performance share units that vest based upon performance results over three years.
•	Annual grants of stock options, the value of which is directly linked to the growth in the Company’s stock price.

•	Annual grants of restricted stock units with three-year cliff vesting and value based on the Company’s stock price.

STRATEGIC BUSINESS OBJECTIVES: Maintain world-class standards in safety, environmental responsibility, global compliance, strategic positioning, productivity, talent management, and financial controls.

•	Annual payout of variable compensation is impacted by non-financial performance in these areas.

Attract and retain executives who thrive in a sustainable performance-driven culture.

•	A competitive compensation and benefits program regularly benchmarked against peer companies of similar size in market cap, revenue and other financial metrics and business attributes.
•	Realized compensation that varies with Company performance, with downside risk and upside opportunity.

Best Practices Supporting Executive Compensation Objectives

What We Do:

✓Link a substantial portion of total compensation to Company performance:

✓Annual variable compensation awards based principally upon performance against objective, pre-established financial goals

✓Equity grants consisting largely of performance share units and stock options, focused on longer term shareholder value creation

✓Set compensation within competitive market ranges

✓Require substantial stock ownership and retention requirements for officers

✓Limit perquisites and personal benefits

✓Have a clawback (“recapture”) policy that applies to performance-based cash awards and equity grants, including gains realized through exercise or sale of equity securities

What We Do Not Do:

X Guarantee bonuses for executive officers

X Allow pledging or hedging of Company stock held by officers

X Pay tax “gross-ups” on perquisites and personal benefits unless related to international assignment benefits that are available to employees generally

X Include the same metrics in the short- and long-term incentive programs

X Allow backdating or repricing of stock option awards

X Accrue dividends or dividend equivalents on unvested PSU and RSU awards

X Include an excise tax “gross-up” provision in any change-in-control arrangements

X Accelerate equity award vesting upon change-in-control except for one-time equity awards made to legacy Linde NEOs following the Squeeze Out

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Corporate Governance and Board Matters

Linde’s Corporate Governance Framework

Corporate Governance and Board Matters

Linde’s Corporate Governance Framework

Linde operates under Corporate Governance Guidelines which are posted at Linde’s public website, www.Linde.com in the About Linde/Corporate Governance section.  Consistent with those guidelines, the charters of the various Board committees and Linde’s Constitution, the Board has adopted the following policies and practices, among others:

Director Independence

The Board has adopted independence standards for service on Linde’s Board of Directors which are posted at Linde’s public website referenced above.  The Board has applied these standards to all of the non-management directors (all directors are non-management except for Mr. Angel, the Company’s Chief Executive Officer), and has

determined that each qualifies as independent.  The Board is not otherwise aware of any relationship with the Company or its management that could potentially impair the independent judgment of these directors.  See also related information in this Proxy Statement under the caption “Certain Relationships and Transactions.”

Board Leadership

As set forth under the Corporate Governance Guidelines, the Board believes that the best leadership model for the Company at this time is that the position of the Chairman of the Board should be separate from that of the Chief Executive Officer.  In addition, there are practices and policies designed to assure effective independence in the Board’s oversight, advice and counsel of management.  The Nomination and Governance Committee (consisting entirely of independent directors) periodically examines the Board leadership structure as well as other governance practices and conducts an annual assessment of Board and Committee effectiveness.  The Nomination and Governance Committee has determined that the present leadership structure is effective and appropriate.  The Board believes that at this time the substantive duties of the Chairman are best performed by a director other than the CEO but that the Chairman should work collaboratively with the CEO who has the day-to-day familiarity with the business issues confronting the Company and an understanding of the specific areas in which management seeks advice and counsel from the Board.  The designated responsibilities of the

Chairman are set forth in the Board’s Corporate Governance Guidelines and include:

•	serving as chairman of the meetings of the Board and all meetings of the independent directors;
•	having the authority to call meetings of the Board;
•	serving as a liaison between the Board and the CEO;
•	being available to consult with the CEO about the concerns of the Board;
•	approving the Board meeting agendas and related information sent to the Board;
•	approving the Board meeting schedules to assure that there is sufficient time for discussion of all agenda items;
•	being available for consultation and direct communication with major shareholders if requested; and
•	coordinating an annual performance review of the CEO with input from the Compensation Committee and the other independent directors.

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Corporate Governance and Board Matters

Linde’s Corporate Governance Framework

Board Role in Risk Oversight

At least annually, the Board reviews the Company’s risk identification, assessment and management processes and the guidelines and policies by which key risks are managed.  As part of that review, the Board discusses (1) the key enterprise risks that management has identified, (2) management accountability for managing or mitigating each risk, (3) the steps being taken to manage each risk, and (4) which Board Committees will oversee each risk area on an ongoing basis.

The risk factors disclosed in Item 1A of the Company’s Form 10-K and Annual Report illustrate the range of the risks faced by a global industrial company and help explain the need for strong Board Committee oversight of the management of risks in specific subject areas.  Each Committee’s calendar of recurring meeting agenda topics addresses risk areas pertinent to the Committee’s subject-matter responsibilities.  These areas include: financing and currency exchange risks (Audit Committee); compensation risks, and executive development and retention (Compensation Committee); regular review of the Board’s governance practices (Nomination and Governance Committee); and internal controls, investigations, and integrity standards compliance (Audit Committee).  Other risk areas are regularly reviewed by the full Board.  These include: safety and environmental risk (covered at each Board meeting), economic, market and competitive risk (part of business operating reports at each Board meeting, and the annual operating and strategic reviews), cyber security, and global compliance risks (supplementing reporting within the Audit Committee).  In addition, risk identification and assessment is integrated into Board decision-making with respect to capital projects and acquisitions, entry into new markets, financings, and cash flow analysis, among other matters.  In Committee meetings and full Board deliberations, each director brings his or her particular operating, financial, management development, and other experiences and expertise to bear in assessing management’s response to specific risks and in providing advice and counsel with respect to risk mitigation and management.

Board Oversight of Business Strategy

Each year, the Board conducts a comprehensive long-term strategic review of the Company’s outlook and business plans and provides advice and counsel to management regarding the Company’s strategic issues.  This process involves engagement by all Board members and senior management.  The Board performs a detailed review of management’s proposed strategy for each of the key business units, which is designed to drive profitable growth over the near-and long-term independent of the macro environment and drive long-term shareholder value creation.

Board Effectiveness Assessment

The Board assesses its effectiveness annually under a process determined by the Nomination and Governance Committee.  Typically, this assessment includes each non-management director completing written questionnaires that are used to evaluate the Board’s effectiveness in the areas of Performance of Core Responsibilities, Decision-Making Support, the Quality of Deliberations, Director Performance, and Committee Functions, as well as consideration of additional Board practices and policies recommended as best practices by recognized governance authorities.  Similarly, each

Committee annually assesses its effectiveness in meeting its oversight responsibilities under its charter from the Board.  The Nomination and Governance Committee reviews the results of the written assessments, provides the results to all Board members, and the Chairman conducts a discussion of the results in an executive session of the non-management directors. Subsequently, the Nomination and Governance Committee may recommend certain actions be taken to enhance the operations and effectiveness of the Board and its committees.

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Corporate Governance and Board Matters

Linde’s Corporate Governance Framework

Governance Practices Review

In addition to leading the annual Board and Committee effectiveness assessment referred to above, the Nomination and Governance Committee annually reviews the Company’s governance practices (which may include an outside expert) and updates those practices as it deems appropriate.  The Committee considers, among other things, the results of the Board and

Committee effectiveness assessments, developments in Irish company law, federal laws and regulations promulgated by the SEC, applicable public company and related standards of the European Union (“EU”), and the views and standards of recognized governance authorities and institutional investors.

Succession Planning and Personnel Development

The Compensation Committee conducts an annual Succession Planning and Personnel Development session to which all Board members are invited and at which executives are evaluated with respect to their potential for promotion into senior leadership positions, including that of the

CEO.  In addition, a wide variety of executives are introduced to the Board by way of Board and Committee presentations, and directors have unrestricted access to a broad cross-section of managers and high potential employees.

Mandatory Director Retirement

The Board’s policy is that a director who has attained the age of 72 may not stand for re-election at the next annual shareholders’ meeting.  However, for the three-year period following the closing of the Praxair-Linde AG business combination on October 31, 2018 (the “Integration Phase”), this retirement requirement does not apply to the directors (including their replacements) who began to serve on the Board in October 2018 to ensure continuity.

Limits to Service on Other Boards

The Board’s policy is that a non-management director may not serve on more than four additional public company boards, and the CEO may not serve on more than two additional public company boards.

Also, a member of the Audit Committee may not serve on more than two additional public company audit committees unless the Board determines that such simultaneous service would not impair the ability of such member to effectively serve on the Audit Committee.  If the Board so determines, it will disclose such determination in the Company’s annual proxy statement.

Shareholder Outreach and Communications with the Board

The Company has a robust shareholder outreach program which ensures that the Board and management remain responsive to shareholder concerns.  This includes ongoing interaction between Investor Relations and major institutional investors, as well as an extensive shareholder outreach program that is conducted annually.

In addition, the Board has established procedures to enable a shareholder or other interested party to direct a communication to the Board of Directors.  Such communications may be confidential or anonymous and may be communicated by mail, e-mail, or telephone.  Information on how to submit communications, and how they will be handled, is included at www.Linde.com in the About Linde /Corporate Governance section.

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Corporate Governance and Board Matters

Linde’s Corporate Governance Framework

Director Attendance at Board and Committee Meetings and the Annual Shareholders Meeting

Absent extenuating circumstances, each member of the Board is expected to attend all meetings of the Board, all meetings of each Committee of which he or she is a member, and the Annual General Meeting of Shareholders.  Director meeting attendance is one of the factors that the Nomination and Governance Committee considers in determining whether to re-nominate an incumbent director for election at the Annual General Meeting.

All members of the Board attended the 2019 AGM.

Business Integrity and Ethics

Linde’s Board of Directors has adopted a Code of Business Integrity that is posted on Linde’s public website, www.Linde.com, in the About Linde/Corporate Governance section and is available in print to any shareholder who requests

it.  This Code of Business Integrity applies to Linde’s directors and to all employees, including Linde’s CEO, CFO, Chief Accounting Officer and other officers.

Director Election by Majority Vote and Resignation Policy

Linde’s Constitution requires directors to be elected annually and that a director nominee must receive a majority of the votes cast at an annual general meeting in order to be elected (meaning a greater number of “for” votes than “against” votes) in an uncontested election of directors.  The Board’s Tenure and Resignation Policy requires that any director nominee who is then serving as a director must tender his or her resignation if he or she fails to receive this majority vote.  The

Nomination and Governance Committee of the Board would then consider the resignation offer and recommend to the Board whether to accept or reject the resignation, or whether other action should be taken.  The Board would take action on the Committee’s recommendation within 90 days following certification of the vote, and promptly thereafter publicly disclose its decision and the reasons therefor.

Proxy Access

Linde’s Constitution provides that a shareholder, or a group of up to 20 shareholders, who have owned at least 3% of the Company’s outstanding ordinary shares continually for at least three years, may nominate persons for election as directors and have these nominees included in the

Company’s proxy statement.  The shareholders or group must meet the requirements in the Company’s Constitution.  The number of nominees is generally limited to the greater of two persons or 20% of the number of directors serving on the Board.

Shareholder Rights Agreements

The Company does not have a Shareholder Protection Rights Agreement (sometimes referred to as a “Poison Pill”).  It is possible for Linde plc to adopt a shareholder rights agreement in certain circumstances.  As Linde plc is an Irish public company with securities admitted to trading on NYSE and the Frankfurt Stock Exchange, it is subject to the Irish Takeover Panel Act, 1997 Takeover Rules 2013, which govern certain aspects of the manner in which a takeover offer can be made for shares in Linde plc.  If an offer has been made or is deemed to be imminent, Linde plc is prevented from engaging in frustrating action.  The adoption of a shareholder rights agreement would constitute frustrating action, meaning that it could only be adopted on a “clear day” where no such offer is anticipated.

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Corporate Governance and Board Matters

Linde’s Corporate Governance Framework

Extraordinary General Meetings of Shareholders

Shareholders of the Company holding not less than 5% of the paid up share capital of the Company may call an extraordinary general meeting of shareholders in accordance with the provisions set forth in Linde’s Constitution.

Director Stock Ownership Guidelines

The Board’s policy is that non-management directors must acquire and hold the Company’s ordinary shares equal in value to at least five times the base compensation retainer awarded in the form of equity or equity-based awards.  Directors have five years from their initial election to meet this guideline.  All non-management directors have met this guideline or are within the five-year transition period afforded to them to do so.  See the section titled “Information on Share Ownership” in this Proxy Statement.

Executive Stock Ownership and Shareholding Policy

The Board believes that it is important for executive officers to acquire a substantial ownership position in Linde.  In this way, their interests are more closely aligned with those of shareholders.  Significant stock ownership ensures that executives manage Linde as equity owners.

Accordingly, a stock ownership and shareholding policy has been established for the Company’s executive officers that requires them to own a minimum number of ordinary shares equal or greater in value to a multiple of their base salary, as set forth below.  Individuals must meet the applicable ownership level within five years after first becoming subject to the guidelines by acquiring at least 20% of the required level of stock ownership each year.  Until the stock ownership requirement is met, executive officers (i) may not sell, transfer or otherwise dispose of any of their Linde ordinary shares and (ii) must retain and hold all Linde ordinary shares acquired from all equity incentive awards, net of shares withheld for taxes and option exercise prices, including performance share unit awards, restricted stock unit awards and stock options.

Set forth below is the stock ownership required by  the policy expressed as a multiple of base salary for each executive officer position.  As of the date of this Proxy Statement, all covered individuals are in compliance with this policy.  Stock ownership of the Named Executive Officers can be found in the table presented under the section titled “Information on Share Ownership.”

Share ownership as a multiple of base salary
Chief Executive Officer	6X
Chief Financial Officer	3X
Other Executive Officers	3X

Hedging, Pledging and Similar Transactions Prohibited. The purpose of the Director and Executive Stock Ownership Policies is to ensure that directors and executive leaders will have a meaningful ownership stake in Linde so that their interests will be aligned with shareholder interests. Any investment activities intended to reduce or eliminate the economic risk that ordinarily accompanies such ownership would defeat this purpose. Therefore, directors and executive leaders may not engage in hedging transactions related to Linde’s stock that would have the effect of reducing the economic risk of their holding Linde stock. This prohibition applies to any Linde stock that a director or executive leader beneficially owns, regardless of whether he/she has fulfilled all or any part of the total stock ownership requirement as set forth above.  For example, a director or executive leader may not purchase a “put option” Linde stock or on certain derivative market instruments of which Linde is a significant component (more than 5%).

Directors and executive leaders also may not pledge or otherwise encumber Linde stock that they own.

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Corporate Governance and Board Matters

Linde’s Corporate Governance Framework

Review, Approval or Ratification of Transactions with Related Persons

The Company’s Code of Business Integrity (“Ethics Policy”) prohibits employees, officers and Board members from having a personal, financial or family interest that could in any way prevent the individual from acting in the best interests of the Company (a “conflict of interest”) and provides that any conflict of interest waiver relating to Board members or executive officers may be made only after review and approval by the Board upon the recommendation of its Audit Committee.  In addition, the Board’s Corporate Governance Guidelines require that any “related party transaction” by an executive officer or director be pre-approved by a committee of independent and disinterested directors.  For this purpose, a “related party transaction” means any transaction or relationship that is reportable under Regulation S-K, Item 404, of the Securities and Exchange Commission (“SEC”) or that, in the case of a non-management director, would violate the Board’s independence standards.

Reporting and review procedures. To implement the foregoing policies, the Audit Committee has adopted a written procedure for the Handling of Potential Conflicts of Interests which specifies a process for the referral of potential conflicts of interests to the Board and standards for the Board’s evaluation of those matters.  This policy applies to any transaction or relationship involving an executive officer, a member of the Board of Directors, a nominee for election as a director of the Company, or a family member of any of the foregoing which (1) could violate the Company’s Ethics Policy provisions regarding conflicts of interest, (2) would be reportable under the SEC’s disclosure rules, or (3) in the case of a non-management director, would violate the Board’s independence standards.

Under this procedure, potential conflicts of interest are reported to the Corporate Secretary for preliminary analysis to determine whether referral to the Audit Committee is appropriate.  Potential conflicts of interest can be self-identified by the director or executive officer or may arise from internal audits, the integrity hotline or other referrals, or through periodic due diligence conducted by the Corporate Secretary’s office.  The Audit Committee then examines the facts and circumstances of each matter referred to it and makes a final determination as to (1) whether the transaction or relationship would (or does) constitute a violation of the conflicts of interest provisions of the Company’s Ethics Policy, and (2) whether the transaction or relationship should be approved or ratified and the conditions, if any, of such approval or ratification.  In determining whether a transaction or relationship constitutes a violation of the conflicts of interest provisions of the Company’s Ethics Policy, the Audit Committee considers, among other factors, the materiality of the transaction or relationship to the individual’s personal interest, whether the individual’s personal interest is materially adverse to or competitive with the interests of the Company, and whether the transaction or relationship materially interferes with the proper performance of the individual’s duties or loyalty to the Company.  In determining whether to approve or ratify a transaction or relationship, the Audit Committee considers, among other factors, whether the matter would constitute a violation of the conflicts of interest provisions of the Company’s Ethics Policy, whether the matter would violate the NYSE listing standards, the expected practical impact of the transaction or relationship on the individual’s independence of judgment or ability to act in the best interests of the Company, the availability, practicality and effectiveness of mitigating controls or safeguards such as recusal, restricted access to information, reassignment etc., and the best interests of the Company and its shareholders generally.

Application of Policies & Procedures. During 2019, no actual or potential conflicts of interest were identified with respect to the executive officers and directors of the Company.

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Corporate Governance and Board Matters

Linde’s Corporate Governance Framework

Certain Relationships and Transactions

When determining whether any director or nominee is independent, the Board considers all facts and circumstances and any relationships that a director or nominee may have with the Company, directly or indirectly, other than in the capacity of serving as a director.  To assist the Board in making independence determinations, it also applies the independence standards which are posted at Linde’s public website, www.Linde.com in the About Linde/Corporate Governance section.  In February 2020, the Board considered the following circumstances and relationships of those directors and nominees who then had any direct or indirect relationship with the Company.  In the ordinary course of its business, Linde sells industrial gases to, and purchase certain goods or services from (1) E. ON Energie, of which Dr. Victoria Ossadnik is an executive officer; and (2) AGCO Corporation, of which Prof. Dr. Richenhagen is an executive officer.  The 2019 consolidated revenues for each of Linde, E.ON Energie, and AGCO Corporation were $28.2 billion, €41.5 billion and $9.0 billion, respectively. For the 2018 and 2019 fiscal years, the dollar value of Linde’s sales to, or purchases from, E.ON Energie were $3.0 million and $2.3 million in sales, respectively and $1.5 million and $1.4 million of purchases, respectively; and AGCO Corporation were $1.7 million and $1.7 million in sales, respectively.  Such sale and purchase transactions were well below the limits set forth in the Board’s independence standards and were significantly less than 1% of the consolidated revenues of any of Linde, E.ON Energie or AGCO Corporation.  Therefore, the Board has determined that such ordinary course business relationships are not material and do not otherwise impair the ability of any of Dr. Ossadnik or Prof. Dr. Richenhagen to exercise independent judgment as a director.

Delinquent Section 16(a) Reports

Based solely upon a review of SEC Forms 3, 4 and 5 furnished to the Company and written representations from the Company’s executive officers and directors, the Company believes that those persons complied with all Section 16(a) filing requirements during 2019 with respect to transactions in the Company’s stock, except that there was a filing that reported on a late basis four acquisitions of deferred stock units by Mr. Angel pursuant to his prior election to automatically defer cash compensation in 2019.

Director & Nominee Selection Criteria

The Board is currently comprised of twelve directors, six of whom are former Praxair directors (“Praxair Class Directors”), including Steve Angel who is also the CEO, and six of whom are former Linde AG Supervisory Board members (“Linde Class Directors”), including Wolfgang Reitzle, who is Chairman of the Board.  Under the Linde plc Constitution, until October 31, 2021 (three years after the Praxair-Linde AG Business Combination closing), the Linde plc board of directors must nominate each of the Linde Class Directors and Praxair Class Directors (or his or her replacement) for re-appointment to the Linde plc board of directors at each of Linde plc’s annual general meetings as required to ensure that each of the Linde Class Directors and each of Praxair Class Directors (or his or her replacement) serve on the Linde plc board of directors through to at least October 31, 2021.

In addition, the Nomination and Governance Committee will consider any candidate for election to the Board who is timely recommended by a shareholder and whose recommendation otherwise complies with the requirements under Linde’s Constitution.  Recommendations should be sent to the Corporate Secretary of Linde and should include the candidate’s name and qualifications and a statement from the candidate that he or she consents to being named in the proxy statement and will serve as a director if elected.  In order for any candidate to be considered by the Nomination and Governance Committee and, if nominated, to be included in the proxy statement, such recommendations must be received by the Corporate Secretary on or before the date specified in this Proxy Statement under the caption “Shareholder Proposals, Director Nominations and Other Business for the 2021 Annual General Meeting.”

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Corporate Governance and Board Matters

Linde’s Corporate Governance Framework

The qualities and skills sought in director nominees are governed by the projected needs of the Board at the time the Nomination and Governance Committee considers adding a new director or renominating incumbent directors. Consistent with the Board’s Corporate Governance Guidelines, the Committee seeks to build and maintain a Board that contains a range of experiences, competencies, and perspectives that is well-suited for advice and counsel to, and oversight of, the Company’s business and operations.  In doing so, the Committee takes into account a variety of factors, including:

(1)	the Company’s strategies and its market, geographic and regulatory environments, both current and projected,
(2)	the mix of experiences, competencies, and perspectives (including gender, ethnic and cultural diversity) currently represented on the Board,
(3)	the results of the Board’s annual self-assessment process,
(4)	the CEO’s views as to areas in which management would like to have additional advice and counsel from the Board, and
(5)	with respect to the incumbent directors, meeting attendance, participation and contribution, and the director’s current independence status.

The Committee also seeks in each director candidate a breadth of experience and background that (a) will allow the director to contribute to the full range of issues confronting a global industrial company and (b) will qualify the director to serve on, and contribute to, any of the Board’s standing committees, thus facilitating the Board’s committee rotation policy.  In addition, the Nomination and Governance Committee believes that every director nominee should demonstrate a strong record of integrity and ethical conduct, an absence of conflicts that might interfere with the exercise of his or her independent judgment, and a willingness and ability to represent all shareholders of the Company.

When the need to recruit a director arises, the Nomination and Governance Committee will consult the Chairman and other directors, as well as the CEO, and may engage third party recruiting firms to identify potential candidates.  The candidate evaluation process may include inquiries as to the candidate’s reputation and background, examination of the candidate’s experiences and skills in relation to the Board’s needs at the time, consideration of the candidate’s independence as measured by the Board’s independence standards, and other considerations that the Nomination and Governance Committee deems appropriate at the time.  Prior to formal consideration by the Nomination and Governance Committee, any candidate who passes such screening would be interviewed by the Nomination and Governance Committee or its Chairman and by the Chairman of the Board and the CEO.

Additional information about the specific skills, qualifications and backgrounds of each of the director nominees is set forth in this Proxy Statement under the under caption “Director Nominees.”

Proxy Access Nominees. The foregoing description applies only to the Nomination and Governance Committee’s consideration of director nominees who may be nominated by the Committee itself.  It does not apply to persons nominated by eligible shareholders under the Company’s Proxy Access structure which has separate requirements that are set forth in Linde’s Constitution.

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Corporate Governance and Board Matters

Board Committees

Board Committees

The Board currently has four standing committees as described below and each is comprised of only independent directors except for the Executive Committee of which the CEO is a member.  The Charters for each of these committees may be found on Linde’s public website, www.linde.com, in the About Linde/Corporate Governance section.

Board of Director	Audit Committee	Compensation Committee	Executive Committee	Nomination and Governance Committee
Prof. Dr. Wolfgang H. Reitzle (Chairman)			Chairman
Stephen F. Angel (Chief Executive Officer)			•
Prof. DDr. Ann-Kristin Achleitner		•		•
Prof. Dr. Clemens A. H. Börsig	Chairman			•
Dr. Nance K. Dicciani	•	•
Dr. Thomas Enders	•		•
Franz Fehrenbach		•		•
Edward G. Galante	•	Chairman
Larry D. McVay	•			•
Dr. Victoria E. Ossadnik	•	•
Prof. Dr. Martin H. Richenhagen		•		•
Robert L. Wood			•	Chairman

Description of Key Committee Functions

Audit Committee
Committee Chair Prof. Dr. Clemens A. H. Börsig Current Members: Dr. Nance K. Dicciani Dr. Thomas Enders Edward G. Galante Larry D. McVay Dr. Victoria E. Ossadnik Meetings in 2019 9

The Audit Committee assists the Board in its oversight of (a) the independence, qualifications and performance of Linde’s independent auditor, (b) the integrity of Linde’s financial statements, (c) the performance of Linde’s internal audit function, and (d) Linde’s compliance with legal and regulatory requirements.  In furtherance of these responsibilities, the Audit Committee, among other duties,

(1)  appoints the independent auditor to audit Linde’s financial statements, approves the fees and terms of such engagement, approves any non-audit engagements of the independent auditor, and meets regularly with, and receives various reports from, the independent auditor.  The independent auditor reports directly to the Audit Committee;

(2)  reviews Linde’s principal policies for accounting and financial reporting and its disclosure controls and processes, and reviews with management and the independent auditor Linde’s financial statements prior to their publication;

(3)  reviews assessments of Linde’s internal controls, the performance of the Internal Audit function, the performance evaluations of the General Auditor and the Chief Compliance Officer, and the guidelines and policies by which Linde undertakes risk assessment and risk management; and

(4)  reviews the effectiveness of Linde’s compliance with laws, business conduct, integrity and ethics programs.

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Corporate Governance and Board Matters

Board Committees

Compensation Committee
Committee Chair Edward G. Galante Current Members: Prof. DDr. Ann-Kristin Achleitner Dr. Nance K. Dicciani Franz Fehrenbach Dr. Victoria E. Ossadnik Prof. Dr. Martin H. Richenhagen Meetings in 2019 4

The Compensation Committee assists the Board in its oversight of (a) Linde’s compensation and incentive policies and programs, and (b) management development and succession, in both cases particularly as they apply to Linde’s executive officers.  In furtherance of these responsibilities, the Compensation Committee, among other duties,

(1)  determines Linde’s policies relating to the compensation of executive officers and assesses the competitiveness and appropriateness of their compensation and benefits;

(2)  determines the salaries, performance-based variable compensation, equity awards, terms of employment, retirement or severance, benefits, and perquisites of executive officers;

(3)  establishes the corporate goals relevant to the CEO’s compensation, evaluates the CEO’s performance in light of these goals and sets the CEO’s compensation accordingly;

(4)  reviews management’s long-range planning for executive development and succession, and develops a CEO succession plan;

(5)  assesses the design, administration and risk associated with Linde’s management incentive compensation and equity compensation plans; and

(6)  evaluates periodically the Company’s diversity policies and objectives, and programs to achieve those objectives.

Certain Committee Processes for Determining Executive Compensation

Delegation and CEO Involvement. Except under limited circumstances, the Compensation Committee may not delegate its executive compensation authority to any other persons.  With respect to the allocation of compensation and awards to employees other than the executive officers, the Compensation Committee may, and has, delegated authority to the CEO, subject to guidelines established by the Compensation Committee.  The CEO does not determine the compensation of any of the executive officers, but he does offer for the Compensation Committee’s consideration his views on relevant matters, as described in more detail in this Proxy Statement in the CD&A section.

Compensation Risk Analysis. In 2020, the Compensation Committee will consider whether the Company’s compensation policies and practices create incentives for risk-taking that could have a material adverse effect on the Company.  Each year, the Compensation

Committee will examine management’s review of the Company’s incentive compensation programs applicable to all employees, including executive officers, in order to evaluate whether they encourage excessive risk-taking through either the design of the executive and management incentive programs, or operational decision-making that could affect compensation payouts.  The Compensation Committee will determine if (1) there exists sufficient operational controls, checks and balances that prevent or constrain compensation-driven decision-making that is inappropriate or excessively risky including, among others, frequent risk discussions with the Board, particularly in connection with capital project or acquisition proposals, (2) the Company uses highly leveraged short-term incentives that would tend to drive high short-term risk decisions or unsustainable gains, and (3) the Company’s executive stock ownership policy and the “recapture” policy described in the CD&A also serve as disincentives for unacceptable risk-taking.

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Corporate Governance and Board Matters

Board Committees

A more detailed description of how the Compensation Committee considers and determines executive compensation is described in this Proxy Statement in the CD&A section.

Executive Committee
Committee Chair Prof. Dr. Wolfgang H. Reitzle Current Members: Stephen F. Angel Dr. Thomas Enders Robert L. Wood Meetings in 2019 1

The purpose of the Executive Committee is primarily to act on behalf of the entire Board with respect to certain matters that may arise in between regularly scheduled Board meetings, and act on certain other matters from time to time.  In particular, the Executive Committee duties include, among others:

(1)  evaluating and approving any investments, acquisitions, partnerships or divestments requiring Board approval, that are within value thresholds specified by the Board;

(2)  evaluating and approving any financing or other capital markets transactions requiring Board approval, that are within value thresholds specified by the Board; and

(3)  acting upon any other such matters within the competencies of the Board, that are not reserved solely to the Board, that are within value thresholds specified by the Board and, in the opinion of the Chairman of the Board, should not be postponed until the next regularly scheduled Board meeting.

Nomination and Governance Committee
Committee Chair Robert L. Wood Current Members: Prof. DDr. Ann-Kristin Achleitner Prof. Dr. Clemens A. H. Börsig Franz Fehrenbach Larry D. McVay Prof. Dr. Martin H. Richenhagen Meetings in 2019 4

The Nomination and Governance Committee assists the Board in its oversight of (a) the selection, qualifications, compensation and performance of Linde’s directors, (b) Linde’s governance, including the practices and effectiveness of the Board, and (c) various important public policy concerns that affect the Company.  In furtherance of these responsibilities, the Nomination and Governance Committee, among other duties,

(1)  recommends to the Board nominees for election as directors, and periodically reviews potential candidates, including incumbent directors;

(2)  reviews policies with respect to the composition, compensation, organization and practices of the Board, and developments in corporate governance matters generally; and

(3)  reviews Linde’s policies and responses to broad public policy issues such as social responsibility, corporate citizenship, charitable contributions, legislative issues, and important shareholder issues, including management and shareholder proposals offered for shareholder approval.

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Corporate Governance and Board Matters

Director Compensation

Director Compensation

Director Compensation Program

The Board adopted the Director Compensation Program based in part on an extensive director compensation study and analysis performed in 2018 by F. W. Cook, a recognized expert compensation consultant.  This report included data, analysis and advice, a report on director compensation trends and benchmarking of director compensation against groups of large U.S. and European public companies.

The Company paid the amounts reported in the 2019 Director Compensation table below pursuant to its Director Compensation Program in effect for 2019.  The Company does not pay any director who is a Company employee (Mr. Angel in 2019) for serving as a member of the Board of Directors or any committee of the Board of Directors.  The Nomination and Governance Committee of the Board determines non-management director compensation consistent with the Directors’ Compensation principles set forth in the Corporate Governance Guidelines.  The Director Compensation Program in effect for 2019 is described below.

Cash Compensation

Cash compensation comprises 60% of the entire annual Board compensation, as follows:

•	A $420,000 annual retainer paid quarterly to the Chairman of the Board.
•	A $180,000 annual retainer paid quarterly to all other directors.
•	An additional $100,000 annual retainer paid quarterly to the Chairman of the Audit Committee.
•	An additional $50,000 annual retainer paid quarterly to each chairman of the Compensation Committee and the Nomination and Governance Committee.

Equity Compensation

In addition to the cash compensation set forth above, each non-management Director receives an annual equity stock compensation grant equal to 40% of the value of the entire annual Board compensation.  In 2019, an equity grant valued at

$280,000 was made to the Chairman of the Board, and an equity grant valued at $120,000 was made to each other director for their services in 2019.

The number of restricted stock units granted to deliver the $280,000 and $120,000 values, respectively, as of the February 26, 2019 grant date was based upon the average of the closing prices of the Company’s Ordinary Shares for the 61 trading days after the closing of the Business Combination from November 1, 2018-January 31, 2019.  Because the closing price of the Company’s Ordinary Shares on February 26, 2019 was higher than this 61-day average, the full grant date fair market value of the restricted stock units granted on February 26, 2019 and reported in the 2019 Director Compensation Table below was $307,821 for the Chairman of the Board, and $131,998 for each other director.

The Nomination and Governance Committee selected restricted stock units as the sole form of equity for the 2019 grant.  The restricted stock units are fully vested (non-forfeitable) after one-year from the date of grant, but a prorated portion will be paid out if a director’s service on the Board terminates before the one year anniversary of the grant unless the director is removed by the shareholders or is removed for cause, in which case the grant will be forfeited.  Restricted stock units will be paid out as soon as practicable after the vesting in Linde plc ordinary shares on a one-for-one basis.

Expenses

The Company pays or reimburses directors for travel, lodging and related expenses incurred in connection with attending board and committee meetings, the Annual General Meeting and other Company business-related events (including the expenses related to the attendance of spouses if they are specifically invited for appropriate business purposes), and may provide use of Company chartered aircraft.  From time to time, the Company may reimburse a director’s expenses for his or her participation in third party-supplied continuing education related to the director’s board or committee service.

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Corporate Governance and Board Matters

Director Compensation

The table below shows the fees that the Company’s non-management directors earned in 2019.

2019 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)(2)	Total ($)
Prof. Dr. Wolfgang H. Reitzle	420,000	307,821	0	0	0	0	727,821
Prof. DDr. Ann-Kristin Achleitner	180,000	131,998	0	0	0	0	311,998
Prof. Dr. Clemens A. H. Börsig	280,000	131,998	0	0	0	0	411,998
Dr. Nance K. Dicciani	180,000	131,998	0	0	0	15,000	326,998
Dr. Thomas Enders	180,000	131,998	0	0	0	0	311,998
Franz Fehrenbach	180,000	131,998	0	0	0	0	311,998
Edward G. Galante	230,000	131,998	0	0	0	0	361,998
Larry D. McVay	180,000	131,998	0	0	0	1,000	312,998
Dr. Victoria E. Ossadnik	180,000	131,998	0	0	0	0	311,998
Prof. Dr. Martin H. Richenhagen	180,000	131,998	0	0	0	0	311,998
Robert L. Wood	230,000	131,998	0	0	0	0	361,998

(1)	Full grant date fair value of restricted stock units granted to each director on February 26, 2019 as determined under accounting standards related to share-based compensation.
(2)

Amounts in this column do not represent compensation paid to the directors. These amounts are the Company’s 2019 matching contributions for the directors’ eligible charitable donations. SEC rules require disclosure of these amounts in this table. In 2019, Linde matched personal donations to eligible charitable institutions up to a $15,000 maximum per year per donor. This matching gift program is available to Company employees and non-management directors on the same basis.

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Corporate Governance and Board Matters

Director Nominees

Director Nominees

Experience and Qualifications of
All Nominees

Twelve persons have been nominated for reelection to the Board to serve for a one-year term concluding on the later of (a) the 2021 annual general meeting or shareholders and (b) the election and qualification of his or her successor.  The Nomination and Governance Committee has nominated each current director of the Board for reelection at the Annual General Meeting.  The Nomination and Governance Committee believes that each director nominee has an established record of accomplishment in areas relevant to Linde’s business and objectives and possesses the characteristics identified in Linde’s Corporate Governance Guidelines as essential to a well-functioning and deliberative governing body, including integrity, independence and commitment.

Each of the director nominees listed below has experience as a senior executive of a public company or comparable business organization.  Each nominee also is serving or has served as a director of one or more public companies and on a variety of board committees.  As such, each has executive management and director oversight experience in most, if not all, of the following areas which are critical to the conduct of the Company’s business, including: strategy development and implementation, risk assessment and management, financial accounting and reporting, internal controls, corporate finance, capital project evaluation, the evaluation, compensation, motivation and retention of senior executive talent, public policies as they affect global industrial corporations, compliance, corporate governance, productivity management, safety management, project management, sustainable development and, in most cases, global operations.  Many of the nominees also bring particular insights into specific end-markets and foreign markets that are important to the Company.  These nominees collectively provide a range of perspectives, experiences and competencies well-suited to providing advice and counsel to management and to overseeing the Company’s business and operations.  In addition to these qualifications that are shared by all of the nominees, more specific information about each of their individual experience and qualifications is included below.

The following pages include information about those persons currently serving on Linde’s Board of Directors who have been nominated for reelection to serve for a one-year term concluding on the later of (a) the 2021 annual general meeting of shareholders or (b) the election and qualification of his or her successor.  The graph below shows the number of directors who have certain of the skills, qualifications and experience in key areas that are important for the Board’s oversight of the Company’s business.

Director Meeting Attendance

During 2019, the Board held five meetings.  The nominees for reelection to the Board collectively attended 93% of all Board meetings and meetings of committees of which they are members.

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Corporate Governance and Board Matters

Director Nominees

Prof. Dr. Wolfgang H. Reitzle
Chairman of Linde plc

Age Director Since Other Public Company Directorships	71 2018 Axel Springer SE Continental AG (Chairman)	Qualification Highlights • Industry • Linde End-Markets • Linde Foreign Markets • Operations • International Business • Technology • Risk Management • Public Company Board

Biography

Prof. Dr. Wolfgang Reitzle became the Chairman of the Board of Linde plc in October 2018, in connection with the Business Combination between Praxair, Inc. and Linde AG. He is the former President and Chief Executive Officer of Linde AG and former Chairman of the Supervisory Board of Linde AG.  In 2002, he joined the Executive Board of Linde AG and served as Chief Executive Officer from 2003 to 2014.  Prof. Dr. Reitzle began his career at BMW where, in 1986, he was appointed a regular member of the Board of Management, responsible for research and development.  In 1999, he was appointed Chief Executive Officer of the Premier Automotive Group and Vice President of United States car manufacturer, Ford Motor Company.

Prof. Dr. Wolfgang Reitzle is Chairman of the Supervisory Board of Continental AG in Hanover, Germany.  He is also a member of the Supervisory Board of Ivoclar Vivadent AG in Schaan, Principality of Liechtenstein, and a member of the Supervisory Board of Axel Springer SE in Berlin, Germany.  Prof. Dr. Wolfgang Reitzle served as Chairman of the Board of Directors of LafargeHolcim Ltd in Jona, Switzerland until May 2016, and as member of the Supervisory Board of Hawesko Holding AG in Hamburg, Germany until June 2017.

Experience and Qualifications

As the former President and Chief Executive Officer of Linde AG, the former Chairman of the Supervisory Board of Linde AG, and as a former senior operating executive at BMW and Ford Motor Company, Prof. Dr. Reitzle contributes the senior executive experience and skills described above.  His years of leading Linde AG provides him with substantial experience and deep insight into the industrial gases industry and the engineering business segment of Linde which is critical for the Board.  In addition, Prof. Dr. Reitzle’s prior experience as Chairman of the Linde AG Supervisory Board and the Board of Directors of LafargeHolcim, plus his current role as Chairman of the Supervisory Board of Continental AG, provides him with the skills and background necessary to lead Linde’s Board.

  22  I  Linde plc

Corporate Governance and Board Matters

Director Nominees

Stephen F. Angel
Chief Executive Officer of Linde plc

Age Director Since Other Public Company Directorships	64 2018 PPG Industries, Inc.	Qualification Highlights • Industry • Linde End-Markets • Linde Foreign Markets • Operations • International Business • Technology • Risk Management • Public Company Board

Biography

Mr. Stephen Angel became the Chief Executive Officer of Linde plc in October, 2018, in connection with the Business Combination between Praxair, Inc. and Linde AG.  Prior to that, Mr. Angel was Chairman, President and Chief Executive Officer of Praxair, Inc. since 2007.  Mr. Angel joined Praxair in 2001 as an Executive Vice President and was named President and Chief Operating Officer in February 2006.  Prior to joining Praxair, Angel spent 22 years in a variety of management positions with General Electric.

Mr. Angel serves on the board of directors of PPG Industries, where he serves on the Officers-Directors Compensation Committee and the Technology and Environment Committee, and the board of the U.S.-China Business Council.  He is also a member of The Business Council.

Experience and Qualifications

As the Chief Executive Officer of Linde, as the former Chairman and Chief Executive Officer of Praxair, and as a former senior operating executive at General Electric, a global diversified manufacturing company, Mr. Angel brings the senior executive experience and skills described above.  He also has a deep insight into the industrial gases industry and the needs, challenges and global opportunities of Linde in particular.  Mr. Angel utilizes his deep operating experience and knowledge of the industry and the Company in performing his role as CEO to, among other things, drive capital discipline.  In collaboration with the Chairman, Mr. Angel also helps to facilitate Board discussions and keep the Board apprised of significant developments in the Company’s business.

Linde plc  |  23

Corporate Governance and Board Matters

Director Nominees

Prof. DDr. Ann-Kristin Achleitner
Professor at the Technical University Munich (TUM)

Age Director Since Other Public Company Directorships	54 2018 Deutsche Börse AG Münchener Rückversicherungs-Gesellschaft AG ENGIE SA	Qualification Highlights • Linde Foreign Markets • International Business • Financial Expertise • Risk Management • Public Company Board

Biography

Prof. DDr. Ann-Kristin Achleitner has served as Holder of Chair for Entrepreneurial Finance since 2001 and, since 2003, as Scientific Co-Director of the Center for Entrepreneurial and Financial Studies at Technical University Munich, Germany.  She began her career with MS Management Service AG in St. Gallen, Switzerland in 1991.  In 1992, she began as a university lecturer in Finance and External Auditing at the University of St. Gallen (HSG) in Switzerland.  In 1994, she became a consultant at McKinsey & Company, Inc, in Frankfurt, Germany.  In 1995, she became Holder of the Endowed Chair for Banking and Finance and Chair of the Board of the Institute for Financial Management at the European Business School (International University Schloß Reichartshausen) in Oestrich-Winkel, Germany.

Prof. DDr. Achleitner is: a member of the Supervisory Board of Deutsche Börse AG in Frankfurt am Main, Germany (until May 2019); a member of the Supervisory Board of Münchener Rückversicherungs-Gesellschaft Aktiengesellschaft in Munich, Germany; and a member of the Board of Directors of ENGIE SA in Paris, France, until May 2019.  Prof. DDr. Achleitner was a member of the Supervisory Board of Linde AG from 2011-2019.  She also served as a member of the Supervisory Board of Metro AG in Düsseldorf, Germany, until February 2017, and as a member of the Board of Directors of Vontobel Holding AG and Vontobel Bank AG in Zurich, Switzerland.

Experience and Qualifications

Prof. DDr. Achleitner is a Doctor of Business Administration and a Doctor of Law.  Her educational background, along with her research and studies in the area of entrepreneurial finance, provides the Board with substantial financial expertise.  She brings experience in international public company boards, audit, ethics, environment and sustainable development committees.  Her years as a member of the Supervisory Board of Linde AG and service on the audit and nomination committees of Linde AG provides her with substantial experience and insight into the business segments of Linde and the financial performance of the Company.

  24  |  Linde plc

Corporate Governance and Board Matters

Director Nominees

Prof. Dr. Clemens A. H. Börsig
Former Chief Financial Officer and Chairman of the Supervisory Board of Deutsche Bank AG

Age Director Since Other Public Company Directorships	71 2018 Daimler AG Emerson Electric Company	Qualification Highlights • Linde End-Markets • Linde Foreign Markets • Financial Expertise • Operations • International Business • Risk Management • Public Company Board

Biography

Prof. Dr. Clemens Börsig served as Chairman of the Supervisory Board of Deutsche Bank AG from 2006 until his retirement from that position in 2012.  In 1999, he joined Deutsche Bank AG in Frankfurt am Main, Germany, as Executive Vice President and Chief Financial Officer and, in 2001, he was appointed a member of the Executive Board.  Prof. Dr. Börsig began his career at Mannesmann Group, Düsseldorf, Germany in 1977 and, in 1984, he was appointed Chief Financial and Administrative Officer at Mannesmann-Tally.  In 1985, he joined Robert Bosch GmbH in Stuttgart, Germany, where, in 1990, he was appointed Managing Director and a member of the Board of Management.  In 1997, he joined RWE AG in Essen, Germany, where he was appointed Chief Financial Officer and a member of the Executive Board.

Prof. Dr. Börsig is also a member of the Supervisory Board of Daimler AG in Stuttgart, Germany, where he is the Chairman of the Audit Committee and the Chairman of the Legal Advisory Council. He is also a member of the Supervisory Board of Daimler Truck AG in Stuttgart, Germany. He is a member of the Board of Directors of Emerson Electric Company in St. Louis, Missouri, United States, where he is the Lead Independent Director and the Chairman of the Compensation Committee.  He was a member of the Supervisory Board and Chairman of the Audit Committee of Linde AG from 2006 until 2019.

Prof. Dr. Börsig was Chairman of the Board of Directors of the Deutsche Bank Foundation in Berlin and Frankfurt am Main, Germany, until 2017.  He was also a member of the Supervisory Board of Bayer AG in Leverkusen, Germany until April 2017, and a member of the Board of Superintendence of the Istituto per le Opere Religione (IOR) in Rome, Italy until May 2016.

Experience and Qualifications

As a former senior executive and member of the management boards of Mannesman Group, Robert Bosch GmbH and RWE AG, global industrial products and energy companies, Prof. Dr. Börsig brings the senior executive experience and skills described above. As the former Chief Financial Officer and member of the Executive Board of Deutsche Bank AG, and as the former Chairman of the Supervisory Board of Deutsche Bank AG, he also has a substantial financial expertise and a detailed understanding of finance, financial controls, auditing as well as risk management.  His international board experience also enables him to provide the Board with valuable insight and counsel.

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Corporate Governance and Board Matters

Director Nominees

Dr. Nance K. Dicciani
Former President & Chief Executive Officer of Honeywell Specialty Materials

Age Director Since Other Public Company Directorships	72 2018 AgroFresh Solutions, Inc. Halliburton Company LyondellBasell Industries	Qualification Highlights • Industry • Linde End-Markets • Linde Foreign Markets • Operations • International Business • Technology • Risk Management • Public Company Board

Biography

Dr. Nance Dicciani was President & Chief Executive Officer of Honeywell Specialty Materials, a strategic business group of Honeywell International, Inc., from 2001 until her retirement in 2008.  Dr. Dicciani joined Honeywell from Rohm and Haas Company where she was Senior Vice President and Business Group Executive of Chemical Specialties and Director of the European Region.  In this role she was responsible for business strategy and worldwide operations of five business units, and for operations and infrastructure in Europe, the Middle East and Africa.  Previously, she served as Rohm and Haas’ Vice President and General Manager of the Petroleum Chemicals division and headed the company’s worldwide Monomers business.

In 2006, President George W. Bush appointed Dr. Dicciani to the President’s Council of Advisors on Science and Technology.  She has served on the Board of Directors and Executive Committee of the American Chemistry Council and chaired its Research Committee.  She currently serves on the Board of Directors of AgroFresh Solutions, Inc., where she is non-executive Chair and a member of the Compensation Committee.  Dr. Dicciani is also a member of the Board of Directors of Halliburton Company, where she sits on the Audit Committee; and is the Chairperson of the Health, Safety and Environment Committee; and LyondellBasell Industries, where she is a member of the Finance Committee and Chairperson of the Compensation Committee.  During the past five years, Dr. Dicciani served as a director of Praxair, Inc. from 2008 until the Business Combination of Praxair, Inc. and Linde AG in October, 2018.  Immediately prior to the Business Combination she was the Chairperson of the Technology, Safety and Sustainability Committee of the Praxair Board of Directors.  She has also served on the Board of Directors of Rockwood Holdings, Inc., where she was the Lead Director, a member of the Compensation Committee, and was the Chairperson of the Corporate Governance and Nominating Committee.  She is the Co-Chair of the Advisory Board of the Governance Institute of Drexel University, and has served on the Board of Trustees of Villanova University.

Experience and Qualifications

As a former senior operating executive at Honeywell, a global industrial and consumer products manufacturing company, and at Rohm and Haas, a global chemicals company, Dr. Dicciani brings the senior executive experience and skills described above.  She also has a substantial understanding of technology policy, management and markets.  Her technical expertise in the chemical industry, an important end-market for Linde, and her international operations experience, also enable her to provide the Board and management with valuable insight and counsel.

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Corporate Governance and Board Matters

Director Nominees

Dr. Thomas Enders
Former Chief Executive Officer of Airbus SE

Age Director Since Other Public Company Directorships	61 2018	Qualification Highlights • Linde End-Markets • Linde Foreign Markets • Operations • International Business • Technology • Risk Management • Public Company Board

Biography

Dr. Thomas Enders served on the Executive Committee and the Board of Directors of EADS NV and its successor Airbus SE in various functions from 2000 to 2019. Between 2005 and 2019 he worked as Chief Executive Officer of EADS/Airbus.

He joined the aerospace industry in 1991. Before that he worked in the German Bundestag, the German Ministry of Defense and in various foreign policy think tanks.

Dr. Enders was a member of the Supervisory Board of Linde AG from 2017 until 2019. He is also President (non-executive) of the German Council on Foreign Relations (DGAP) in Berlin.

On April 26, 2017, the Vienna, Austria public prosecutor’s office confirmed that Dr. Enders, as part of a group of 16 former and current Airbus Defence and Space GmbH (“Airbus DS”) and Eurofighter Jagdflugzeug GmbH (“EF GmbH”) executives, is being investigated in connection with the alleged deception relating to the Republic of Austria’s purchase of 18 Eurofighter aircraft from EF GmbH in 2003 (reduced to 15 aircraft in 2007).  The negotiations on behalf of the Eurofighter Consortium were supported by former EADS-D (now called Airbus DS).  Both Airbus DS and Dr. Enders have advised Linde plc that they are convinced these allegations are without merit and that they intend to vigorously defend themselves against any allegations or claims related to the Eurofighter sales in 2003 and 2007.

Experience and Qualifications

As the former Chief Executive Officer and member of the Executive Committee of Airbus SE, one of the largest aerospace companies in the world and a large international manufacturer, Dr. Enders contributes the senior executive experience and skills described above.  In particular, his background includes extensive international, operational and manufacturing experience.  As Airbus SE operates in many of the foreign markets in which the Company operates, Dr. Enders also brings his understanding of these large markets where the Company has a significant presence.

Linde plc  |  27

Corporate Governance and Board Matters

Director Nominees

Franz Fehrenbach
Chairman of the Supervisory Board of Robert Bosch GmbH and Managing Partner of Robert Bosch Industrietreuhand KG

Age Director Since Other Public Company Directorships	70 2018 Robert Bosch GmbH STIHL AG BASF SE	Qualification Highlights • Linde End-Markets • Linde Foreign Markets • Operations • International Business • Technology • Risk Management • Public Company Board

Biography

Mr. Franz Fehrenbach has served as Managing Partner of Robert Bosch Industrietreuhand KG and Chairman of the Supervisory Board of Robert Bosch GmbH since 2012.  He began his career with the Robert Bosch Group, Germany, in 1975.  In 1999, he was appointed a member of the Board of Management of Robert Bosch GmbH and, in 2003, was appointed Chairman of the Board of Management of Robert Bosch GmbH.

Mr. Fehrenbach is Chairman of the Supervisory Board of Robert Bosch GmbH in Stuttgart, Germany. He is also Deputy Chairman of the Supervisory Board of STIHL AG in Waiblingen, Germany, and a member of the Supervisory Board of BASF SE in Ludwigshafen, Germany.  He was a member of the Board of Directors of Robert Bosch North America Corp. until July 2014.  Mr. Fehrenbach was the Second Deputy Chairman of the Supervisory Board of Linde AG and was a member of the Supervisory Board of Linde AG from 2013 until 2019.

Experience and Qualifications

As Managing Partner of Robert Bosch Industrietreuhand KG and as the former Chairman of the Board of Management of Robert Bosch GmbH, Mr. Fehrenbach brings the senior executive experience and skills described above from this international diversified manufacturer and technology and service provider.  His background includes extensive international, operational and manufacturing experience and an understanding of many of the large markets where Linde has significant operations.

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Corporate Governance and Board Matters

Director Nominees

Edward G. Galante
Former Senior Vice President of ExxonMobil Corporation

Age Director Since Other Public Company Directorships	69 2018 Celanese Corporation Clean Harbors, Inc. Marathon Petroleum	Qualification Highlights • Linde End-Markets • Linde Foreign Markets • Operations • International Business • Technology • Risk Management • Public Company Board

Biography

Mr. Edward Galante is a former Senior Vice President and was member of the Management Committee of ExxonMobil Corporation from 2001 until his retirement in 2006.  His principal responsibilities included the worldwide downstream business: refining & supply, fuels marketing, lubricants and specialties, and research and engineering.  Immediately prior to that, Mr. Galante was Executive Vice President of ExxonMobil Chemical Company.

Mr. Galante is the Lead Independent Director of Celanese Corporation, where he serves on the Compensation and Management Development Committee and the Governance and Nominating Committee, and a director of Clean Harbors, Inc., where he is Chairman of the Environmental, Safety and Health Committee and serves on the Governance Committee and the Compensation Committee.  He is also a director of Marathon Petroleum Corporation, and a member of the Compensation Committee and the Sustainability Committee.  Mr. Galante sits on the Board of the United Way Foundation of Metropolitan Dallas, and is the Vice Chairman of the Board of Trustees of Northeastern University.  During the past five years, Mr. Galante served as a director of Praxair, Inc. from 2007 until the Business Combination of Praxair, Inc. and Linde AG in October, 2018.  Immediately prior to the Business Combination he was the Chairman of the Compensation & Management Development Committee of the Board of Directors of Praxair, Inc.  Mr. Galante was also a director of Foster Wheeler Ltd., where he served on the Audit Committee and was the Chairman of the Compensation and Executive Development Committee.  He was a member of the Board of Directors of Andeavor Corporation (formerly Tesoro Corporation), where he served on the Compensation Committee and the Environmental, Health and Safety Committee until the company merged into Marathon Petroleum in October 2018.

Experience and Qualifications

As a former senior operating executive at ExxonMobil, one of the largest global energy companies, Mr. Galante brings the senior executive experience and skills described above and has significant experience in the operations and management of a large, global business.  He has substantial experience in the oil, gas, refining and chemical sectors of the energy industry, all of which are important end-markets for the Company.  He also has an in-depth understanding of engineering management, operations and technology, which are important in the execution of many of the Company’s large capital projects.

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Corporate Governance and Board Matters

Director Nominees

Larry D. McVay
Principal of Edgewater Energy, LLC

Age Director Since Other Public Company Directorships	72 2018 Callon Petroleum Company	Qualification Highlights • Linde End-Markets • Linde Foreign Markets • Operations • International Business • Technology • Risk Management • Public Company Board

Biography

Mr. Larry McVay is a Principal of Edgewater Energy, LLC, an oil and gas industry investment firm.  Mr. McVay served as the Chief Operating Officer of TNK-BP Holding from 2003 until his retirement in 2006.  TNK-BP Holding, based in Moscow, Russia, was a vertically integrated oil company 50%-owned by BP plc.  Mr. McVay’s responsibilities at TNK-BP included executive leadership for the upstream, downstream, oil field services, technology and supply chain management.  He previously served as Technology Vice President of Operations and Vice President of Health Safety Environment for BP’s Exploration and Production operations from 2000 to 2003.  Prior to joining BP, Mr. McVay held numerous positions at Amoco, including engineering management and senior operating leadership positions.

Mr. McVay is a director of Callon Petroleum Company where he serves on the Audit Committee, the Nominating and Governance Committee and is Chairman of the Strategic Planning and Reserves Committee.  During the past five years, Mr. McVay served as a director of Praxair, Inc. from 2008 until the Business Combination of Praxair, Inc. and Linde AG in October, 2018.  Immediately prior to the Business Combination he was the Chairman of the Finance & Pension Committee of the Board of Directors of Praxair, Inc.  Mr. McVay also was a director of Chicago Bridge& Iron Company (CB&I) until the merger between CB&I and McDermott in May 2018.

Experience and Qualifications

As a former senior operating executive at BP, one of the largest global energy companies, Mr. McVay brings the senior executive experience and skills described above.  He has an in-depth understanding of engineering management and of worldwide energy markets, operations and technology, all of which are important to the Company’s operations, particularly those involving large capital project investments.  He also has practical experience in operating in Russia and the Middle East, both of which are important markets for the Company.

  30  |  Linde plc

Corporate Governance and Board Matters

Director Nominees

Dr. Victoria E. Ossadnik
Chief Executive Officer of E.ON Energie Deutschland GmbH and E.ON Energie Holding GmbH

Age Director Since Other Public Company Directorships	51 2018 Commerzbank AG innogy SE	Qualification Highlights • Linde Foreign Markets • Operations • International Business • Technology • Risk Management • Public Company Board

Biography

Dr. Victoria Ossadnik has served as Chief Executive Officer of E.ON Energie Deutschland GmbH and E.ON Energie Deutschland Holding GmbH in Munich, Germany since April, 2018.  Prior to this, in 2011, she joined Microsoft Deutschland GmbH and was appointed as a member of the Board of Management from 2011 to 2016 and also served as Vice President, Enterprise Services Delivery from 2016 to 2018.  Dr. Ossadnik began her career with SCANLAB GmbH, Germany, in 1996.  From 1999 to 2003, she served as CEO of the CSC Ploenzke AG, Germany, joint venture CSC/Dachser.  In 2003, she joined Oracle Deutschland GmbH, serving as Head of Technology Consulting (Northern Europe) and, in 2007, was appointed a member of the Board of Management.

Dr. Ossadnik has served as a member of the Supervisory Board of Commerzbank AG since May 2018, and she was a member of the Supervisory Board of Linde AG from 2016 until 2019. Since 2019, she is also a member of the Supervisory Board of innogy SE.

Experience and Qualifications

As the Chief Executive Officer of E.ON Energie, one of the four largest electricity supply companies in Germany, Dr. Ossadnik brings the senior executive experience and skills described above.  In addition, given her substantial senior management experience at both Microsoft and Oracle in Germany, she contributes key insights and counsel as to Linde’s use of technology and further development of digitization in its business operations.

Linde plc  |  31

Corporate Governance and Board Matters

Director Nominees

Prof. Dr. Martin H. Richenhagen
Chairman, President and Chief Executive Officer of AGCO Corporation

Age Director Since Other Public Company Directorships	67 2018 AGCO Corporation PPG Industries, Inc.	Qualification Highlights • Linde End-Markets • Linde Foreign Markets • Operations • International Business • Risk Management • Public Company Board

Biography

Prof. Dr. Martin Richenhagen has served as the President and Chief Executive Officer of AGCO Corporation, a global manufacturer and distributor of agricultural equipment, since 2004, and Chairman of the Board of Directors since 2006.  From 2003 until 2004, Prof. Dr. Richenhagen was Executive Vice President of Forbo International SA, a flooring material company headquartered in Switzerland.  He also served as Group President for CLAAS KGaA mbH, a global agricultural equipment manufacturer and distributor headquartered in Germany, from 1998 until 2002.  Prof. Dr. Richenhagen was the Senior Executive Vice President for Schindler Deutschland Holdings GmbH, Germany, a worldwide manufacturer and distributor of elevators and escalators, from 1995 until 1998.

Prof. Dr. Richenhagen is a director of PPG Industries, a leading coatings and specialty products and services company, where he is Chairman of the Audit Committee and serves on the Officers-Directors Compensation Committee.  He was the Chairman of the German American Chambers of Commerce of the United States and he is a member of the U.S. Chamber of Commerce Board of Directors.  Prof. Dr. Richenhagen has served as Chairman of the Board of the Association of Equipment Manufacturers (AEM) and is a Life Honorary Director of AEM.  During the past five years, Prof. Dr. Richenhagen served as a director of Praxair, Inc. from 2015 until the Business Combination of Praxair, Inc. and Linde AG in October 2018.

Experience and Qualifications

As Chairman, President and Chief Executive Officer of AGCO Corporation, a large international manufacturer and distributor of agricultural equipment, Prof. Dr. Richenhagen brings the senior executive experience and skills described above.  In particular, his background includes extensive international, operational and manufacturing experience.  In addition, AGCO Corporation operates in many of the markets in which Linde operates, including Europe and South America, and Prof. Dr. Richenhagen adds his understanding of these large markets where the Company has a significant presence.

  32  |  Linde plc

Corporate Governance and Board Matters

Director Nominees

Robert L. Wood
Former Chairman, President & Chief Executive Officer of Chemtura Corporation

Age Director Since Other Public Company Directorships	66 2018 MRC Global Inc. Univar Inc.	Qualification Highlights • Industry • Linde End-Markets • Operations • Risk Management • Public Company Board

Biography

Mr. Robert Wood is a Partner in the consulting firm The McChrystal Group, specializing in leadership development for business organizations.  He was also the Chairman, President & Chief Executive Officer of Chemtura Corporation, a specialty chemicals company, from 2004 until 2008.  Prior to joining Chemtura, Mr. Wood served in various senior management positions at Dow Chemical Company, most recently as business group president for Thermosets and Dow Automotive from November 2000.

Mr. Wood is a director of MRC Global Inc., where he is Chairman of the Compensation Committee and a member of the Governance Committee, and a director of Univar Inc., where he chairs the Compensation Committee and sits on the Audit Committee.  During the past five years, Mr. Wood was a director of Praxair, Inc. from 2004 until the Business Combination of Praxair, Inc. and Linde AG in October 2018.  Immediately prior to the Business Combination he was the Lead Director and the Chairman of the Nomination and Governance Committee of the Board of Directors of Praxair, Inc.  He also was a director of Jarden Corporation, where he was a member of the Nominating and Policies Committee and Chairman of the Audit Committee.  He was Chairman of the American Plastics Council and the American Chemistry Council and is a member of the United States Olympic Committee.

Experience and Qualifications

As a former Chief Executive Officer of Chemtura Corporation, a global specialty chemicals company, and a former senior executive of Dow, a global chemicals company, Mr. Wood brings the senior executive experience and skills described above.  He also has a deep understanding of the specific challenges and opportunities facing a global basic materials company.  Mr. Wood’s knowledge of the chemicals industry, an important end-market for the Company, provides valuable insight to the Board and management.

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Proposal 1: Re-appointment of Directors

Proposal 1: Re-appointment of Directors

Twelve director nominees have been nominated for re-appointment to serve for a one-year term concluding on the later of (a) the 2021 annual general meeting of shareholders and (b) the election and qualification of their respective successors.  The Nomination and Governance Committee has recommended to the Board, and the Board has approved and recommends, that Prof. Dr. Wolfgang H. Reitzle, Stephen F. Angel, Prof. DDr. Ann-Kristin Achleitner, Prof. Dr. Clemens A. H. Börsig, Dr. Nance K. Dicciani, Dr. Thomas Enders, Franz Fehrenbach, Edward G. Galante, Larry D. McVay, Dr. Victoria E. Ossadnik, Prof. Dr. Martin H. Richenhagen, and Robert L. Wood, each be re‑appointed to serve for a one-year term concluding on the later of (a) the 2021 annual general meeting of shareholders and (b) the election and qualification of their respective successors.  Each nominee has agreed to be named in this Proxy Statement and to serve if elected.  Qualifications and biographical data for each of these nominees is presented above.  If one or more of the nominees becomes unavailable for election or service as a director, the proxy holders will vote your shares for one or more substitutes designated by the Board of Directors, or the size of the Board of Directors will be reduced.

As required under Irish law, the resolution in respect of Proposal 1 is an ordinary resolution that requires the affirmative vote of a simple majority of the votes cast with respect to each director nominee (meaning that the number of shares voted “FOR” a nominee must exceed the number of shares voted “AGAINST” such nominee).

The text of the resolution in respect of Proposal 1 is as follows:

“By separate resolutions, to re-appoint the following twelve directors: Prof. Dr. Wolfgang H. Reitzle; Stephen F. Angel; Prof. DDr. Ann-Kristin Achleitner; Prof. Dr. Clemens A. H. Börsig; Dr. Nance K. Dicciani; Dr. Thomas Enders; Franz Fehrenbach; Edward G. Galante; Larry D. McVay; Dr. Victoria E. Ossadnik; Prof. Dr. Martin H. Richenhagen; and Robert L. Wood.”

The Board recommends you vote “FOR” the re-appointment of each of the Board’s director nominees listed above.

  34  |  Linde plc

Audit Matters

Independent Auditor Selection Process

Audit Matters

Independent Auditor Selection Process

The Audit Committee is directly responsible for the appointment, compensation (including approval of audit and non-audit fees), retention and oversight of the independent registered public accounting firm that audits Linde plc’s financial statements and its internal control over financial reporting.  The Audit Committee has selected PricewaterhouseCoopers (“PwC”) as Linde plc’s independent auditor for 2020.  PwC also served as Linde plc’s independent auditor in 2019 and in 2018 (prior to the closing of the Praxair-Linde AG Business Combination in 2018).  Representatives of PwC are expected to be present at the Annual General Meeting to be available to respond to appropriate questions and to make a statement if they desire.

2020 Auditor Selection Process

During 2019, the Audit Committee conducted a comprehensive, competitive formal tender process to consider, and ultimately to recommend to the Board, the selection of an independent auditor for the 2020 financial year in accordance with applicable rules of the European Union. The Audit Committee considered and evaluated internationally recognized independent registered public accounting firms, including PwC, based upon a thorough set of criteria that the Audit Committee adopted.  After conducting this process, the Audit Committee recommended to the Board, and the Board approved, the selection of PwC as the independent auditor for 2020.

The Audit Committee will annually review the independence and performance of any potential independent auditor in deciding whether to select any given firm as the independent auditor.  The Audit Committee considers, among other things, a firm’s:

•     Recent performance on the Linde audit, if applicable;

•     Capability and expertise in providing audit and related services to companies with the breadth and complexity of Linde’s worldwide operations;

•     An analysis of the firm’s known legal risks and any significant legal or regulatory proceedings in which it is involved;

•     External data on audit quality and performance, including recent Public Company Accounting Oversight Board (“PCAOB”) reports on the firm’s and its peer firms;

•     The appropriateness of the firm’s proposed fees for audit and non-audit services;

•     the firm’s independence (discussed below); and

•     if applicable, the firm’s tenure as Linde’s independent auditor, including the benefits of having a tenured auditor and controls and processes that help ensure the firm’s independence.

Linde plc  |  35

Audit Matters

Auditor Independence

Auditor Independence

As noted in the Audit Committee Charter and in the Audit Committee Report presented below, the independent auditor reports directly to the Audit Committee and the Audit Committee is charged with evaluating its independence.  The Audit Committee has adopted the policies and procedures discussed below that are designed to ensure that PwC is independent.  Based on this evaluation and representations from PwC, the Audit Committee believes that PwC is independent and that it is in the best interest of Linde and its shareholders to have PwC as the Company’s independent auditor for 2020.

Non-Audit Engagement Services Pre-Approval Policy

The Audit Committee has utilized PwC (along with other accounting firms) to provide non-audit services in 2020.  Linde understands the need for PwC to maintain objectivity and independence as the auditor of the Company’s financial statements and its internal control over financial reporting.  Accordingly, the Audit Committee has established a policy whereby all non-audit fees of the independent auditor must be approved in advance by the Audit Committee or its Chairman, and has adopted a guideline that, absent special circumstances, the aggregate cost of non-audit engagements in a year should not exceed the audit fees for that year.  The non-audit fees that are incurred are typically far less than this limit and, as noted below in the report on independent auditor fees, such non-audit fees were approximately 7.7% of audit fees in 2019.  All the Audit-Related Fees, Tax Fees and All Other Fees disclosed below were approved by the Audit Committee.

Audit Partner and Audit Firm Rotation

The Audit Committee’s policy and applicable regulations require that the lead audit engagement partner of the independent auditor must rotate off the Company’s account at least every five years.  Under Irish and EU law, as a “public interest entity,” Linde plc is required to replace its audit firm at least once every ten years and is required to conduct an audit tender procedure in accordance with such applicable laws to identify the replacement auditor and submit its choice to shareholders at a general meeting.  Apart from these requirements, the Audit Committee believes that it is inappropriate to establish a fixed limit on the tenure of the independent auditor.  Continuity and the resulting in-depth knowledge of the Company strengthens the audit.  Moreover, the mandatory partner rotation policy expressed above, normal turnover of audit personnel, the Audit Committee’s policy regarding the hiring of auditor personnel as described below, and the Audit Committee’s practices restricting non-audit engagements of the independent auditor as described above, all mitigate against any loss of objectivity that theoretically could arise from a long-term relationship.  As provided in the Audit Committee’s Charter and as further described above, the Audit Committee continuously evaluates the independence and effectiveness of the independent auditor and its personnel, and the cost and quality of its audit services in order to ensure that the Audit Committee and the Company’s shareholders are receiving the best audit services available.

Hiring Policy – Auditor Employees

The Audit Committee has established a policy whereby no former employee of the independent auditor may be elected or appointed as an officer of the Company earlier than two years after termination of the engagement or employment.

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Audit Matters

Fees Paid to the Independent Auditor

Fees Paid to the Independent Auditor

The Audit Committee authorizes and oversees the fees paid to PwC for audit and non-audit services.  The aggregate fees billed by PwC in 2019 and 2018 for its services are set forth in the table below, followed by a description of the fees.  The 2018 fees include those for services rendered to Linde plc and to Praxair, Inc., which was deemed the accounting acquiror in the Praxair-Linde AG Business Combination.

Types of Fees

	Audit	Audit - Related	Tax	All Other	Total	Non-Audit Fees % of Total Audit Fees
2019	18,750,000	30,000	1,390,000	20,000	20,190,000	7.7%
2018	16,217,000	2,011,000	2,341,000	515,000	21,084,000	23.1%

Audit Fees.  These are fees paid for the audit of Linde plc’s annual U.S. GAAP and IFRS financial statements, the reviews of the financial statements included in Linde plc’s and Praxair’s reports on Form 10-Q, the half-year IFRS report, the opinion regarding Linde plc’s and Praxair’s internal controls over financial reporting as required by §404 of the Sarbanes-Oxley Act of 2002, and services that are normally provided by the independent auditor in connection with statutory audits in foreign jurisdictions and regulatory filings or engagements for those fiscal years.

Audit-Related Fees.  These are fees paid for assurance and related services rendered that are reasonably related to the performance of the audit or review of Linde plc’s and Praxair’s financial statements other than the fees disclosed in the foregoing paragraph.  These fees consist of employee benefit plan audits and during 2018, included those related to audits of financial statements related to asset dispositions required by antitrust regulators in connection with the Business Combination.

Tax Fees.  These are fees paid for professional services rendered primarily for preparation of expatriate employee tax returns, preparation of tax returns in non-U.S. jurisdictions and assistance with tax audits..

All Other Fees.  These are fees paid for services rendered other than those described in the foregoing paragraphs.  These services related primarily to consulting and advice in regard to local country accounting issues for non-U.S. subsidiaries.

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Audit Matters

Audit Committee Report

Audit Committee Report

As set forth in the Audit Committee’s Charter, the management of the Company is responsible for: (1) the preparation, presentation and integrity of the Company’s financial statements; (2) the Company’s accounting and financial reporting principles; and (3) internal controls and procedures designed to ensure compliance with applicable laws, regulations, and standards, including internal control over financial reporting.  The independent auditor is responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with generally accepted accounting principles, and expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.

A principal role of the Audit Committee is to assist the Board of Directors in its oversight of the Company’s financial reporting process.  In the performance of its oversight function, the Audit Committee has considered and discussed the audited financial statements with management and the independent auditor.  The Audit Committee has also discussed with the independent auditor the matters that are required to be discussed in accordance with Public Company Accounting Oversight Board (PCAOB) standards relating to communications with audit committees.

The Audit Committee has discussed with the independent auditor its independence from the Company and its management.  The Audit Committee has received the written disclosures and the letters from the independent auditor required by applicable requirements of the PCAOB.  The Audit Committee has also received written communications from management with respect to non-audit services provided to the Company by the independent auditor in calendar year 2019 and those planned for 2020.  The Audit Committee has further considered whether the provision of such non-audit services is compatible with maintaining PricewaterhouseCoopers’ independence.

In its oversight role for these matters, the Audit Committee relies on the information and representations made by management and the independent auditor.  Accordingly, the Audit Committee’s oversight does not provide an independent basis to certify that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company’s independent auditor is, in fact, independent.

Based upon the review and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Charter, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Form 10-K and Annual Report for the year ended December 31, 2019 filed with the SEC.

The Audit Committee

Prof. Dr. Clemens A.H. Börsig, Chairman

Dr. Nance K. Dicciani

Dr. Thomas Enders

Edward G. Galante

Larry D. McVay

Dr. Victoria E. Ossadnik

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Proposal 2a: Non-Binding Ratification of the Appointment of the Independent Auditor

Proposal 2b: Authorization of the Board to Determine the Auditor’s Remuneration

Proposal 2a: Non-Binding Ratification of the Appointment of the Independent Auditor

Proposal 2b: Authorization of the Board to Determine the Auditor’s Remuneration

Under New York Stock Exchange (“NYSE”) and SEC rules, selection of the Company’s independent auditor is the direct responsibility of the Audit Committee.  The Board has determined, however, to seek shareholder ratification of that selection as a good practice in order to provide shareholders an avenue to express their views on this important matter.  If shareholders fail to ratify the selection, the Audit Committee may reconsider the appointment.  Even if the current selection is ratified by shareholders, the Audit Committee reserves the right to appoint a different independent auditor at any time during the year if the Audit Committee determines that such change would be in the best interests of the Company and its shareholders.

Information concerning the independent auditor may be found under the caption “Audit Matters” above.  The Audit Committee believes the selection of PwC as the Company’s independent auditor for 2020 is in the best interest of the Company and its shareholders.

In addition, Irish law provides that the remuneration of the Company’s statutory auditor may be determined by shareholders at the AGM.  At its February 2020 meeting, the Audit Committee approved PwC’s remuneration, subject to receiving the necessary shareholder approval at the 2020 AGM.

As required under Irish law, the resolutions in respect of Proposals 2a and 2b are ordinary resolutions that require the affirmative vote of a simple majority of the votes cast.

The text of the resolution in respect of Proposal 2a is as follows:

“To ratify, in a non-binding vote, the appointment of PricewaterhouseCoopers as independent auditor of the Company.”

The text of the resolution in respect of Proposal 2b is as follows:

“To authorize, in a binding vote, the Board, acting through the Audit Committee, to determine the remuneration of PricewaterhouseCoopers.”

The Board recommends that you vote “FOR” the ratification, on an advisory and non-binding basis, of the appointment of PricewaterhouseCoopers as independent auditor and “FOR” the authorization of the Board, acting through the Audit Committee, to determine the remuneration of PricewaterhouseCoopers.

Linde plc  |  39

Proposal 3: Determination of Price Range for Re-allotment of Treasury Shares

Proposal 3: Determination of Price Range for
Re-allotment of Treasury Shares

The Company’s open-market share repurchases and other share buyback activities result in some of its ordinary shares being returned and held as treasury shares.  These treasury shares are used, in part, to issue shares in connection with director and employee stock grants, such as stock options, performance share units, restricted stock and the like.

Under Irish law, the shareholders must authorise the price range at which Linde plc may re-allot any shares held in treasury as newly re-allotted shares of Linde plc.  In this proposal, that price range is expressed as a percentage of the minimum and maximum of the closing market price on the day preceding the day on which the relevant share is re-allotted.  Irish law requires that this authorisation be renewed by Linde’s shareholders every 18 months, and therefore this will continue to be proposed at subsequent annual general meetings.

The authority being sought from the shareholders provides that the minimum and maximum prices at which a treasury share may be re-allotted are 95% (or nominal value where the re-allotment of treasury shares is required to satisfy an obligation under any compensation program (including any share scheme or option scheme)) and 120%, respectively, of the closing market price of the ordinary shares on either the New York Stock Exchange or the Frankfurt Stock Exchange (whichever closing market price is the higher in the case of the maximum price and whichever closing market price is the lower in the case of the minimum price) the day preceding the day on which the relevant share is re-allotted, except as described below.  Any re-allotment of treasury shares will only be at price levels that the Company considers to be in the best interests of its shareholders.

As required under Irish law, the resolution in respect of Proposal 3 is a special resolution that requires the affirmative vote of at least 75% of the votes cast.  The text of the resolution in respect of Proposal 3 is as follows:

“As a special resolution, that, for the purposes of section 1078 of the Irish Companies Act 2014 (the “Act”), the re-allotment price range at which any treasury shares (as defined by section 106 of the Act) (“treasury shares”) for the time being held by Linde plc may be re-allotted shall be as follows:

(a)

the maximum price at which a treasury share may be re-allotted shall not be more than 120% of the closing price on either the New York Stock Exchange or the Frankfurt Stock Exchange (whichever is the higher) for shares of that class on the day preceding the day on which the relevant share is re-allotted by Linde plc;

(b)

the minimum price at which a treasury share may be re-allotted shall be the nominal value of the share where such a share is required to satisfy an obligation under any compensation program (including any share scheme or option scheme) operated by Linde plc or, in all other cases, not less than 95% of the closing price on either the New York Stock Exchange or the Frankfurt Stock Exchange (whichever is the lower) for shares of that class on the day preceding the day on which the relevant share is re-allotted by Linde plc;

(c)

the re-allotment price range as determined by paragraphs (a) and (b) shall expire 18 months from the date of the passing of this resolution, unless previously varied, revoked or renewed in accordance with the provisions of Section 109 and/or 1078 of the Irish Companies Act 2014.”

The Board recommends that you vote “FOR” the determination of the price range at which the Company can re-allot shares that it acquires as treasury shares under Irish law.

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Executive Compensation Matters

Compensation Discussion and Analysis

Executive Compensation Matters

Report of the Compensation Committee

The Company’s Compensation Committee reviewed and discussed with management the “Compensation Discussion and Analysis” and recommended to the Board that it be included herein.  The Compensation Committee has represented to management that, to the extent that the “Compensation Discussion and Analysis” discloses the Compensation Committee’s deliberations and thinking in making executive compensation policies and decisions, it is accurate and materially complete.

The Compensation Committee

Edward G. Galante, Chairman

Dr. Nance K. Dicciani

Prof. DDr. Ann-Kristin Achleitner

Franz Fehrenbach

Dr. Victoria E. Ossadnik

Prof. Dr. Martin H. Richenhagen

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) provides context for the policies and decisions underlying the 2019 compensation reported in the executive compensation tables included herein for the Company’s Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”) and the three other executive officers who had the highest total compensation for 2019, as set forth in the “Summary Compensation Table” (these five executive officers are collectively referred to as the “Named Executive Officers” or the “NEOs”).  The Compensation Committee is responsible for policies and decisions regarding the compensation and benefits for the Company’s NEOs.

Executive Compensation Highlights

2019 Company Performance: High Quality Results

2019 was the first full year of combined operations for the Company. Linde delivered strong financial results in its first year as an integrated company despite softening of economic conditions, including foreign currency headwinds of 4%.  The underlying sales growth of the Company was 4%(a), half price and half volume of which the volume growth was primarily led by resilient end markets including healthcare, food and beverage.  Operating margins climbed 160 basis points to 18.7% and

EPS grew 19%.(a)  The Company generated strong cash flow, especially in the second half of the year.  Linde also reached a record backlog of projects: $4.4 billion for sale of gas and $5.7 billion for third-party engineering, a total of $10 billion.  Overall, the 80,000 employees at Linde successfully integrated two high-quality companies in a relatively short period of time while delivering on its commitments to shareholders.

(a) Adjusted pro forma sales, operating profit margins, and earnings per share are non-GAAP measures prepared on a basis consistent with Article 11 and include certain non-GAAP adjustments.  Amounts are reconciled to reported amounts in the “Supplemental Pro Forma Income Statement Information” and “Non-GAAP Financial Measures” Section in Item 7 of the Linde plc 2019 Form 10-K.

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Executive Compensation Matters

Compensation Discussion and Analysis

Alignment of Executive Compensation Programs with Company Business Objectives

The Compensation Committee seeks to achieve its executive compensation objectives by aligning the design of the Company’s executive compensation programs with the Company’s business objectives ensuring a balance between financial and strategic non-financial goals.

FINANCIAL BUSINESS OBJECTIVE: Achieve sustained growth in profitability and shareholder return resulting in a robust cash flow to fund capital investment growth opportunities, dividend payments and share repurchases.

•	Annual performance-based variable compensation earned by meeting or exceeding pre-established financial goals.
•	Annual grants of performance share units that vest based upon performance results over three years.
•	Annual grants of stock options, the value of which is directly linked to the growth in the Company’s stock price.
•	Annual grants of restricted stock units with three-year cliff vesting and value based on the Company’s stock price.

STRATEGIC BUSINESS OBJECTIVES: Maintain world-class standards in safety, environmental responsibility, global compliance, strategic positioning, productivity, talent management, and financial controls.

•	Annual payout of variable compensation is impacted by performance in these strategic and non-financial objectives.

Attract and retain executives who thrive in a sustainable performance-driven culture.

•	A competitive compensation and benefits program regularly benchmarked against peer companies of similar size in market cap, revenue and other financial metrics and business attributes.
•	Realized compensation that varies with Company performance, with downside risk and upside opportunity.

Best Practices Supporting Executive Compensation Objectives

What We Do:

✓Link a substantial portion of total compensation to Company performance:

✓Annual variable compensation awards based principally upon performance against objective, pre-established financial goals

✓Equity grants consisting largely of performance share units and stock options, focused on longer term shareholder value creation

✓Set compensation within competitive market ranges

✓Require substantial stock ownership and stock retention requirements for officers

✓Limit perquisites and personal benefits

✓Have a clawback (“recapture”) policy that applies to performance-based cash awards and equity grants, including gains realized through exercise or sale of equity securities

What We Do Not Do:

X Guarantee bonuses for executive officers

X Allow pledging or hedging of Company stock held by officers

X Pay tax “gross-ups” on perquisites and personal benefits unless related to international assignment benefits that are available to employees generally

X Include the same metrics in the short- and long-term incentive programs

X Allow backdating or repricing of stock option awards

X Pay or accrue dividends or dividend equivalents on unvested PSU and RSU awards

X Include an excise tax “gross-up” provision in any change-in-control arrangements

X Accelerate equity award vesting upon change-in-control except for one-time equity awards made to legacy Linde AG NEOs following the Squeeze Out

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Executive Compensation Matters

Compensation Discussion and Analysis

Linde plc 2019 Executive Compensation Program

Executive Compensation Philosophy

The Company’s Compensation Committee established its compensation philosophy to serve as the basis for designing executive compensation programs.

Key Objectives

•	Attract and retain talented executives
•	Motivate executives to deliver strong business results in line with shareholder expectations
•	Build and support a performance-driven culture
•	Encourage executives to earn and own Company stock, aligning their interests with those of shareholders.

Markets for Executive Talent

•	Comparator groups should reflect talent markets, customer segments and investment markets and will be adjusted to meet changes in these elements
•	Executives who are the Company‘s international leaders will have compensation that is aligned with international companies traded on the U.S. stock exchanges.

Components of Pay and Competitive Positioning

•	Target total direct compensation will include a fixed base pay component plus variable short- and long-term incentives
•	Total target direct compensation will be focused at the median (50th percentile) of the competitive market
•

The relationship between pay and performance will be leveraged with high performance rewarded with pay above market median and low performance reducing incentive payments substantially, to as low as zero for failing to meet threshold performance levels.

Performance Standards and Measures

•	Performance considerations will balance the need for management to deliver annual results and to grow and succeed in the years ahead
•

Challenging but achievable performance goals to be established with performance levels defined as “maximum” representing truly exceptional, outstanding performance and a carefully and objectively established threshold level of performance, below which no incentives will be earned

•	Financial results are most important to shareholders and will be heavily weighted in the compensation design
•	Selected key strategic and non-financial outcomes will be included to recognize that these are also critical to measuring the businesses’ health and the potential for future success.

Equity and Stock Ownership

•	Long-term incentives should mainly be in the form of equity, which focuses executives on total Company performance in the eyes of shareholders and rewards executives when shareholders are rewarded
•	Share ownership guidelines will support the principle that executives be long-term owners of the Company, aligning their interests with those of all shareholders.

Communication

•	The executive compensation program should be fair, transparent and easily understood
•

The rationale and terms and conditions of each element of the executive compensation program should be clearly communicated to executives and shareholders to ensure they fully understand how the program works and how it aligns with the overall approach to managing the business.

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Executive Compensation Matters

Compensation Discussion and Analysis

Determining Compensation Opportunity for 2019

In order to align executive compensation with Company performance, the Compensation Committee considers a variety of factors, including the degree to which executive compensation is “at risk.”

At Risk Pay

Between 71% and 76% of the NEOs’ target total direct compensation opportunity for 2019 was in the form of performance-based variable compensation and equity grants, motivating them to deliver strong business performance and drive shareholder value.  The performance-based compensation is “at risk” and dependent upon the Company’s achievement of pre-established financial and other business goals set by the Compensation Committee and, for equity incentives, also the Company’s stock price performance.  The annual variable compensation payout and the ultimate value of the performance-based equity compensation awards could be zero if the Company does not perform.

CEO Pay Mix

Performance-based equity compensation is valued at the “grant-date fair value” of each award as determined under accounting standards related to share-based compensation.

Aggregate Compensation

In establishing the 2019 target compensation opportunity for each NEO, the Compensation Committee considered whether the value of each NEO’s aggregate compensation package was consistent with its objectives for Linde’s executive compensation program.  It evaluated the following factors when determining compensation levels for NEOs:

•	market median data of international companies traded on the U.S. stock exchanges
•	expected contribution to results, and exhibition of values, competencies and behaviors critical to the success of the Company
•	internal equity: respective role, responsibilities and reporting relationships
•	experience and time in similar roles
•	legacy company pay practices and pay opportunity
•	retention objectives

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Executive Compensation Matters

Compensation Discussion and Analysis

The Compensation Committee did not have a set formula for determining target compensation opportunity, however it referred to the median benchmark data during its review.  Additionally, the Compensation Committee acknowledged that its general practice will be to establish total pay opportunity towards the lower end of a competitive market range for an executive officer who is newer to his or her role.  Conversely, a longer tenured executive officer with a history of strong performance will have target compensation levels set higher in the competitive range.

As part of the review, the Compensation Committee compared the CEO’s target pay to that of the other NEOs.  The CEO’s pay as a multiple of the next highest paid NEO was determined to be appropriate, as the organization does not have a Chief Operating Officer.

Perquisites and Personal Benefits

The Compensation Committee reviewed and approved items that could be construed as perquisites or personal benefits for each NEO for 2019 to ensure they are consistent with local country market practice or otherwise are provided for limited and specifically defined business purposes.  Some items that must be classified as perquisites relate to support provided to certain NEOs while on international assignment.  The international assignment benefits are fundamentally the same as available to other employees who are on similar international assignments.  International assignment compensation is tax equalized and no “tax gross-up” is permitted for any executive officer unless such gross-up is available to employees generally.

2019 Compensation Peer Group

The Compensation Committee established a Compensation Peer Group to be used to assess competitive market compensation ranges for its top officers.  Elements considered by the Committee when choosing companies for peers included market capitalization, revenue, net income, industry, global operations, location of headquarters and stock markets where publicly traded.  The Committee intends to review the peer group on an annual basis, though will only make changes when appropriate as it values year-over-year consistency going forward.  Below are the companies comprising the Compensation Peer Group that was used for making pay decisions for calendar year 2019.

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Executive Compensation Matters

Compensation Discussion and Analysis

Role of the Compensation Consultant

The Compensation Committee engages a third-party compensation consultant to assist in analysis to inform and support the Compensation Committee’s decisions on executive compensation.  For its consideration of 2019 executive compensation, the Compensation Committee engaged Deloitte Consulting LLP (“Deloitte Consulting”).

The scope of Deloitte Consulting’s engagement includes:

•	Review of compensation programs and preparation and presentation to the Compensation Committee of reports on executive compensation trends and other various materials
•	Review of the peer group analysis and compensation benchmarking studies prepared by management and review of other independent compensation data
•	Advice on the determination of NEO’s compensation, the consultant’s view of the CEO’s recommendations for other NEO compensation, as well as input on the CEO’s compensation
•	Review of and advice on compensation program design proposals presented by management for the Compensation Committee’s consideration.

Pay Design and Decisions

Direct Compensation for Executive Officers

Salary

The salary level for each NEO was established by the Compensation Committee after its consideration of multiple factors including positioning to market, CEO input (other than for himself) and advice from Deloitte Consulting. Salary increases, if applicable, were effective March 1, 2019.

lead Sciences Halliburton Company Honeywell Intl InBev Johnson Controls Kraft Heinz LyondellBasell tronic Micron Technology Merck & Co. Mondelez Intl PPG Industries Raytheon Roche SAP Sherwin-Williams Thermo Fisher United Technologies

Annual Performance-Based Variable Compensation

The Compensation Committee established an annual performance-based variable compensation program for the 2019 calendar year that focuses executives on the key objectives that position Linde for sustained growth, and the creation of shareholder value, without compromising long-term business objectives or encouraging excessive risk-taking.

As part of its design process, the Compensation Committee reviewed the short-term incentive programs of the legacy companies and discussed design ideas with its compensation consultant as well as with management. The resulting annual variable compensation program is comprised of three main components: financial performance, strategic and non-financial performance and

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Executive Compensation Matters

Compensation Discussion and Analysis

individual performance.  This program is designed to deliver pay commensurate with performance wherein results that are greater than target goals are rewarded with above target payout levels, and performance not meeting minimum threshold expectations reduces the payout to zero.

Financial Performance Goals

Awards under the annual variable compensation program are determined based on Company performance against challenging, pre-established financial goals.  This component is weighted 75% of the total financial and non-financial payout, and payouts related to this component can range from zero to 200% of target variable compensation (for up to 150 percentage points).  Top line sales growth is important to the Company and 25% of the financial performance goal is based on sales.  Recognizing the importance of profitability and cash flow to the Company, 50% of the financial performance goal is based on net income and the remaining 25% on operating cash flow.

To establish the goals related to the financial component of the program, the Compensation Committee considers many factors including the degree of control senior management may have over certain factors that affect financial performance.  Goals are established with the expectation that executives will be rewarded with higher payouts if actual performance exceeds targets.  Factors considered in setting the threshold, target and maximum financial performance goals for each financial measure include:

•	synergy goals and expectations,
•	management’s operating plan, including expected year-over-year challenges in performance,
•	macro-economic trends and outlooks in each of the countries in which the Company operates,
•	foreign exchange rate trends and outlook,
•	expected industrial gases industry peer performance and that of the broader S&P 500 and leading European companies,
•	shifts in key customer markets, and
•	expected contribution from contracts already awarded and decisions or actions already made or taken.

Strategic and Non-Financial Performance Goals

In alignment with the Company’s compensation philosophy, the design of the annual variable compensation program balances the need for management to deliver annual results with the desire to meet multi-year growth expectations.  Selected key strategic and non-financial performance objectives are included to recognize these critical measures of the Company’s health and potential for future success.

When establishing the 2019 program design, the Compensation Committee identified the strategic and non-financial elements that were considered

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Executive Compensation Matters

Compensation Discussion and Analysis

most important to long-term sustainable success and established annual goals with respect to those elements.  Most of the strategic and non-financial goals are linked to quantitative and measurable objectives, although the Compensation Committee uses its judgment when determining the value awarded for goal achievement after a rigorous review of the results.  This component is weighted 25% of the total financial and non-financial payout, and payouts related to this component can range from zero to 200% of target variable compensation (for up to 50 percentage points). The 2019 strategic and non-financial performance goals are as follows:

GOAL	ADDITIONAL DETAIL

Safety, Environmental Performance and Sustainability:

•     Zero fatalities with fatality potential event reduction

•     No significant process safety or environmental events

•     Best in class recordable injury, lost workday case and vehicle accident rates

•     Superior performance in sustainable development including environmental stewardship

•    Providing employees with a safe operating environment through investing in state of the art technology and by driving a culture in which safety is a top priority

•    Rigorous processes and procedures to ensure compliance with all applicable environmental regulations, to meet sustainable development performance targets and to continuously reduce the environmental impact of the Company’s operations in the communities in which it operates

People Development: • Strengthen leadership pipeline, including globally diverse talent, through a single succession planning and performance management approach across the enterprise

•    Attraction, retention and development of a diverse and engaged workforce through a robust succession planning process

•    Employee value proposition includes providing strong, dynamic leadership, a challenging work environment, industry-leading performance, competitive pay and benefits, and rewards and recognition for outstanding performance

Compliance: • A strong global compliance program and culture focusing on policies, procedures, training, reporting, accountability and verification via audit

•    Create and maintain a strong ethical culture in every country where Linde operates

•    All employees accountable for ensuring that business results are achieved in compliance with local laws and regulations and the Company’s Code of Business Integrity

Strategy: • Position the business for long-term performance • Successful integration – harmonize key policies and practices • Value capture (cost, capex, and growth synergies)

•    Deliver excellent results in the short-term and over a longer, sustainable period of time

•    Rigorously assess the quality and future impact of actions taken, as benefits may not be recognized for several years

•    Monitor the “health” of the organization through pulse surveys

Project Selection and Execution: • Industry-leading performance; meet project execution goals

•    Maintain a thorough capital allocation process to ensure careful selection of projects

•    Focus on meeting schedules and cost estimates, starting-up plants reliably and efficiently, and supporting plant availability

Productivity: • Implement a robust and measurable productivity initiative • Enhance organizational capabilities in tools, processes and practices

•    Deliver value through continuous innovation to help Linde’s customers enhance their product quality, service, reliability, productivity, safety, and environmental performance

•    Work across disciplines, industries and sectors, with employees, customers, suppliers and a range of other stakeholders to get more output utilizing fewer resources and with less environmental impact

Relative Performance: • Strong performance relative to peer companies

•    Continue to be the best performing industrial gases company in the world

•    Assess how well we anticipate and manage adversity to optimize results

•    Determine if management’s actions appear more or less effective than those of Linde’s peers

•    Appropriately respond to macroeconomic or other external factors unknown at the time financial goals were established

Individual Performance

To reinforce a culture where pay is directly linked to performance and to recognize the contributions of individuals to overall Company results, an individual performance component is included in the annual variable compensation design.  Excluding the CEO, the Compensation Committee may make a positive, negative or no adjustment to each NEO’s performance-based variable compensation based on its evaluation of his individual performance.  For the CEO, the Compensation Committee may make a negative or no adjustment to his annual variable compensation payment to reflect his performance.

In evaluating if an individual performance adjustment was appropriate, the Compensation Committee will consider various qualitative factors, such as the NEO’s:

•	performance in his or her principal area of responsibility,
•	degree of success in leading the Company to meet its strategic objectives, and
•	championing of the values and competencies that are important to the success of the Company.

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Executive Compensation Matters

Compensation Discussion and Analysis

Annual Performance-Based Variable Compensation Opportunity for 2019

The Compensation Committee established the 2019 variable compensation target for each NEO (expressed as a percent of salary that would be earned for 100% achievement of the performance goals).  The target level for each NEO ranged from 100% to 165% of base salary.

2020 ANNUAL VARIABLE COMPENSATION DESIGN: The Compensation Committee has determined to maintain the same design of the Company’s annual performance-based variable compensation program in 2020.

2019 Annual Performance-Based Variable Compensation Results and Payout

Financial Business Results

As noted above, financial goals are set considering multiple factors with the recognition that there are some items that cannot be easily predicted, and over which management has less control, such as foreign exchange rates and certain raw materials price changes.  As part of the variable compensation plan design, certain pre-determined adjustments may be made by the Compensation Committee to actual financial results in order to account for these elements.  The Compensation Committee may also conclude that additional adjustments are appropriate based upon unforeseen factors it deems extraordinary, non-recurring or otherwise material.

The chart below shows for each financial performance measure, the 2019 Corporate financial targets set by the Compensation Committee and the actual performance achieved. The overall Corporate payout factor for financial performance was 144.7% of target variable compensation.

The payouts for Messrs. Angel and White are based on Linde plc Corporate results. However, the financial payout factors for Messrs. Menezes, Lamba and Bruch are based on a blend of the business segment results for their respective business segment (weighted 75%) and Corporate results (weighted 25%). The overall weighted average payout factors for financial performance for Messrs. Menezes, Lamba and Bruch were 123.4%, 152.5%, and 165.8% respectively.

Financial Measure	Target ($ millions)	Actual ($ millions)	Weight	Achievement	Payout
Sales*	28,803	28,473	25%	93%	23.4%
Net Income*	3,817	4,045	50%	143%	71.3%
Operating Cash Flow	5,528	6,119	25%	200%	50.0%

* For the annual variable compensation program, sales and net income are measured in accordance with GAAP subject to certain adjustments that the Compensation Committee approves.

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Compensation Discussion and Analysis

strategic Non-financial Business Results

Coupled with its assessment of performance related to financial goals, the Compensation Committee reviewed the strategic actions taken by management that focused on long term sustainable success.  After the end of the year, management presented to the Compensation Committee the degree of achievement in meeting each goal, and for each element, provided its view of the relative degree of importance to long term success.

Based on the results, the Compensation Committee determined that the Company’s performance with respect to the strategic and non-financial goals was favorable and set the Corporate strategic and non-financial payout factor at 160% of target variable compensation (relative to a 200% maximum).  The Compensation Committee noted the following as examples of actions that support the Company’s strategic objectives in determining 2019 variable compensation payouts:

•   Maintained world class safety performance with a 17% reduction in commercial vehicle incident rate

•   Continued with successful merger integration with completion of Linde AG cash merger squeeze-out and all regions operating as a single business

•   Harmonized global policies and practices under integration

•   Maintained strong compliance culture; new Code of Business Integrity implemented across combined Company

•    Maintained industry leading project execution

•    Delivered productivity fully in line with business strategic objectives (total productivity ~$767 M)

•    Implemented a global productivity reporting tool and conducted several “best practice” forums

•    Increased technology impact: digitalization team delivered ~$32 M of savings

•    Increased total value of backlog to $4.7 billion; won $1.4 billion Exxon project in Singapore

•    Continued to develop a diverse pipeline of future senior leaders

•	Received Public Recognition:
•	Dow Jones Sustainability World Index: ranked in the 97th percentile in the chemicals sector
•

Consistently listed on major Diversity and Inclusion indices: Bloomberg’s Gender Equality Index, Forbes Best Employer for Diversity, Financial Times Diversity Leaders and Human Rights Campaign Corporate Equality Index

•	Subsidiary Praxair, Inc. named a “Top 25 Noteworthy Company” by DiversityInc for the fourth consecutive year

Individual Performance Adjustments

Excluding the CEO, the Compensation Committee may make a positive, negative or no adjustment to each NEO’s performance-based variable compensation based on its evaluation of individual performance.  In evaluating if an individual performance adjustment was appropriate, the Compensation Committee considered various qualitative factors, such as the NEO’s:

•	performance in his or her principal area of responsibility,
•	championing of the values and competencies that are important to the success of the Company.

Adjustments were made to the payouts of each NEO based upon individual performance in 2019.  The Compensation Committee did not find it practical, nor did it attempt, to assign relative weights to any individual factors or subject them to pre-defined, rigid formulas, or set financial or other objective goals related to personal performance, and the importance and relevance of specific factors varied for each NEO.  None of the adjustments made were material to annual performance-based variable compensation payments.

Set forth below is the calculation of the CEO’s 2019 variable compensation payout determined in accordance with the criteria set forth above.

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Compensation Discussion and Analysis

2019 Equity Awards Design

Equity awards are the largest portion of each NEO’s target compensation.  This weighting helps ensure a strong alignment of NEOs’ and shareholders’ long-term interests.  Annual grants of equity awards are made to incent and reward sustained performance.

Equity awards are granted as a mix of stock options, performance share units (PSUs) and restricted stock units (RSUs).  The mix and type of equity awards granted to the CEO and other NEOs is the same as those granted to all eligible executives of the Company.  Fully aligning the leadership team, from mid-management to officers, helps sustain the Company’s pay for performance culture by incenting and rewarding all participants with the same goals and performance results.

Performance Share Units (50% of award target value)

The Compensation Committee includes PSUs in its award mix as this vehicle focuses executives on the Company’s mid-term performance objectives.  A three-year performance period is believed to be an appropriate balance between the one-year performance-based variable compensation goals and the longer-term stock option share price growth goals.  Additionally, the overlapping three-year performance periods that result from regular annual grants promote retention and encourage management to focus on sustainable growth and shareholder returns.  Key features of the PSUs include:

•	Vest if pre-established multi-year performance goals are attained and forfeited if threshold goals are not met.
•	Pay no dividends nor accrue dividend equivalents prior to vesting.
•	Require NEOs to hold all after-tax shares derived from vested awards until their respective stock ownership requirement is met.

The Committee determined that using a Return on Capital (ROC) performance goal would be appropriate as it encourages and rewards the executive team for focusing decisions and taking actions that drive long term ROC performance.

A relative Total Shareholder Return (TSR) goal was also considered appropriate as this portion of the equity award will further strengthen alignment of management payouts with shareholder returns.  In order to align with the Company’s global shareholder base, it was determined that TSR performance would be measured against a blended group of companies that is comprised of those that are listed on the S&P 500, excluding the Financial sector, plus those that are designated as Eurofirst 300 at January 1, 2019.

Stock Options (30% of award target value)

The Compensation Committee believes that stock options present an appropriate balance of

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Compensation Discussion and Analysis

risk and reward in that the options have no value unless the Company’s stock price increases above the option exercise price and that the opportunity to realize value from growth in shareholder value over the ten-year grant term encourages long term decision-making.  The Compensation Committee notes that the Company’s executives place a high value on stock options as a compensation vehicle.  Key features of the stock options include:

•	Exercise price is fixed at 100% of the closing market price on date of grant.
•	Vest in equal annual tranches over three years and expire after ten years.
•	No repricing without shareholder approval.
•	Require NEOs to hold all shares obtained from exercise, net of taxes and exercise price, until their respective stock ownership requirement is met.

Restricted Stock Units (20% of award target value)

The Compensation Committee recognizes that RSUs can provide appropriate rewards to executives through alignment with the Company’s stock price.  The RSUs are the smallest component of the equity award mix, and cliff vest three years after their grant date to aid NEO retention.  RSUs can also mitigate some of the impact of an economic downturn on the PSU and stock option components of the annual awards.  Key features of the RSUs include:

•	Pay no dividends nor accrue dividend equivalents prior to vesting.
•	Require NEOs to hold all after-tax shares derived from vested awards until their respective stock ownership requirement is met

2019 Equity Award Grants

The Compensation Committee established the target dollar value of 2019 equity awards for each NEO.  The Compensation Committee examined relative responsibility of the NEOs and each NEO’s position to market with consideration of how long he or she had been in the current role. Particular emphasis was placed on the importance of providing NEOs incentive and appropriate reward for taking high quality actions to support sustainable long-term growth.

ROC-measured performance share units

The ROC goal for the PSU awards covering fiscal years 2019 - 2021 was determined after the Compensation Committee examined prior-year ROC results, industry ROC averages, capital expenditure projections and the Company’s weighted average cost of capital. The payout schedule was set with the intent of encouraging and rewarding the executive team for taking actions that result in industry-leading ROC performance.

The May 2019 awards are measured against the following ROC goals:

2019-2021	Average Annual ROC	Payout*
Below Threshold	<10.2%	0%
Threshold	10.2%	50%
Target	11.5%	100%
Maximum	≥12.5%	200%

*Interpolated for results between threshold and maximum.

ROC is the Company’s after-tax return on capital as reported in its quarterly and annual Consolidated Financial Statements, adjusted to eliminate the after-tax effect of any acquisition occurring during the Performance Period that was not known at the time the goals were set.

Relative TSR-measured performance share units

The May 2019 Relative TSR awards are measured against a blended group of companies that is comprised of those that are listed on the S&P 500, excluding the Financial sector, plus those that are designated as Eurofirst 300 at January 1, 2019, and payouts will be determined based on the following schedule:

2019-2021	TSR Rank	Payout*
Below Threshold	<25%ile	0%
Threshold	25%ile	25%
Target	50%ile	100%
Maximum	≥75%ile	200%

*Interpolated for results between threshold and maximum.

2020 EQUITY AWARD DESIGN: The Compensation Committee has determined to maintain the same design of the Company’s equity award program in 2020.

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Compensation Discussion and Analysis

Legacy Linde AG 2019 Equity Award Payouts and Grants

In accordance with the Business Combination Agreement and in line with the Linde AG LTIP 2012, the outstanding options and rights to matching shares at the time of merger for the legacy Linde AG NEOs terminated after certain restructuring measures between the Company and Linde AG became effective on April 8, 2019 (the “Squeeze Out”).

Following the Squeeze Out, on April 24, 2019, the legacy Linde AG options and matching share rights were terminated with a prorated cash payout provided to the legacy Linde AG NEOs. The amount of the cash payment made for each Linde AG stock option was defined in accordance with the Linde AG LTIP 2012 taking into account (i) the extent to which the success targets set out in the plan had been reached at the time the merger was consummated, (ii) the qualifying period for the Linde LTIP tranches that had elapsed since the grant date, and (iii) the expected market capitalization and business outlook of Linde AG (in each case without taking the merger and its completion into account).

The outstanding Linde AG stock option grants had performance targets of Earnings Per Share (EPS) and Relative Total Shareholder Return (RTSR), each weighted 50% towards the determination of the number of rights that could be exercised.

•

EPS GOALS.  The minimum EPS performance target, with payout at 12.5%, would be attained when adjusted diluted EPS for the applicable four-year measurement period reached a compounded average growth rate (CAGR) of six percent annually, and the performance matching the stretch target of 11% annual CAGR would pay out at 50%.

•

RTSR GOALS.  The 12.5% minimum payout for the RTSR for the applicable four-year performance period would be reached if the legacy Linde AG TSR exceeded the median TSR for the reference group of DAX 30 companies, excluding Linde AG.  The maximum payout of 50% would be made if the legacy Linde AG TSR exceeded the upper quartile of the reference group.

Prior to the merger date performance of Linde AG was reviewed against the goals, and for the outstanding option rights, the following performance and qualifying periods were determined for use in calculating the prorated cash payouts for legacy Linde AG executives:

Legacy Linde Outstanding Awards	EPS Performance Determination at Merger	Relative TSR Performance Determination at Merger	Qualifying Period (based on months elapsed since Grant Date)
2015 option rights	26.0%	38.4%	85.4%
2016 option rights	30.2%	39.7%	60.4%
2017 option rights	17.7%	33.2%	35.4%

*	Actual EPS results are interpolated on a straight-line basis from threshold to maximum. RTSR payout determined based on linear division for results that fall between threshold and maximum.

The qualifying periods noted above were also used for calculating the cash payout values for the outstanding matching shares.

As detailed in the Business Combination Agreement, the Company provided equity grants to the legacy Linde AG NEOs as a replacement for the unpaid portion of the Linde AG awards that were terminated following the Squeeze Out.  The Company granted stock options in place of the terminated Linde AG options and RSUs in replacement for the terminated rights to matching shares.  The number of Company stock options and RSUs granted were calculated using the same criteria used for the payout calculations detailed above.  The exercise price for the Company stock options reflects the €2.56 per share exercise price applicable to the cancelled Linde AG options, adjusted to reflect the exchange ratio that applied to Linde AG shareholders in the business combination and currency exchange rates.  The remaining terms of the awards, including the vesting and expiration dates are substantially the same as the original Linde AG awards.

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Compensation Discussion and Analysis

Legacy Praxair 2019 Equity Award Payouts

As detailed in the Business Combination Agreement, at the time of merger, each outstanding Praxair PSU was converted into a Company RSU with the number of shares subject to the replacement award equal to the greater of (i) the target number of shares subject to the Praxair PSU or (ii) the number of shares determined based upon the achievement of the performance goals immediately prior to the effective time of the merger, as determined by the Praxair Compensation Committee.  In February 2019, the replacement RSUs from the 2016 Praxair PSU grants vested and were distributed in shares. Below are the conversion rates for those awards that were directed by the Praxair Compensation Committee at the time of merger and applied to the 2016 Praxair PSU grants to determine the number of Company RSUs that vested in February 2019.

Legacy Praxair PSU Awards	Target	Actual Performance at Merger*	Conversion Rate
2016 through 2018 relative TSR	50%ile	73.7%ile	195%
2016 to 2018 average annual ROC	12.5%	12.7%	120%

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Compensation Discussion and Analysis

Health, Welfare and Retirement Benefits

Competitive benefits are provided to attract executive talent, promote employee health and well-being, provide opportunity for retirement income accumulation, encourage long-term service, and where allowed, to include opportunities to “invest in” Company stock.

Generally, the Company makes available to NEOs benefits that are similar to those provided to other employees based upon the location of their employer and provides perquisites and personal benefits consistent with local market practices.

U.S. Tax-Qualified Pension Plan

•	The Company maintains a tax-qualified pension plan for eligible U.S. employees, including the legacy Praxair NEOs.

U.S. Supplemental Retirement Income Plan

•

The plan is maintained for the primary purpose of providing retirement benefits that would otherwise be paid to employees under the tax-qualified pension plan but for certain limitations under federal tax law.

•	Incremental benefits paid are calculated in the same manner as the underlying tax-qualified pension plan.

•	Only base salary and annual variable compensation awards are considered in pension calculations.

Individual Pension Commitments for Legacy Linde AG NEOs

•	Each legacy Linde AG NEO has an individual pension agreement with a Company affiliate.

U.S. 401(k) Plan

•	Contributions to the plan are voluntary and may be invested in various funds, including a Company stock fund.

U.S. Deferred Compensation

•	Employees eligible to participate in the Variable Compensation Plan, including the legacy Praxair NEOs, may participate in the plan.
•	Contributions to the plan are voluntary and represent compensation already earned by the participants.
•	No above-market earnings are payable.

Other Plans

•	Medical and dental plans, disability, life insurance, relocation and vacation programs are provided.

Other Compensation Policies and Considerations

International Assignment Benefits

The Company provides certain benefits to employees who relocate to another country at the Company’s request, as part of its global mobility program.  These benefits include relocation expenses, host country housing and transportation, allowances for goods and services, tax preparation services, and income tax equalization.  The goal of these benefits is to ensure that employees are not financially advantaged or disadvantaged as a result of their relocation or international assignment, including related taxes.  In March 2019, Mr. Menezes began an assignment in Germany and became eligible for mobility benefits.  These amounts are detailed in footnote 5 of the Summary Compensation Table.

Severance and Change-in-Control Arrangements

The Company provides severance benefits to eligible employees, including NEOs, consistent with the terms of its severance programs and applicable local law.  The Company has not entered into any executive severance compensation agreements with its new NEOs; however, in connection with the business combination, the Company was required to assume severance agreements for the legacy Praxair NEOs that provide double trigger benefits in the event that the legacy Praxair NEO’s employment with the Company is terminated under certain circumstances prior to October 31, 2020.  Similarly, Mr. Bruch is party to an agreement with Linde AG that provides severance entitlements in the event his employment ends under specified circumstances within nine months following a change-in-control.  Additional information about

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Compensation Discussion and Analysis

these arrangements is included in the section below entitled “Severance and Other Change-In-Control Benefits.”

Mr. Bruch has elected to pursue other opportunities outside of the Company and his employment was terminated on April 30, 2020 pursuant to a mutual agreement between him and the Company.  Additional information regarding his separation from employment is included in the section below entitled “Severance and other Change-in-Control Benefits – Subsequent Development.”

Stock Ownership, Retention Requirements, Hedging, and Pledging

In order to align executives’ interests with shareholder interests, the Compensation Committee has established a stock ownership policy for NEOs (see disclosure on details of this policy in the “Executive Stock Ownership and Shareholding Policy” section above).  NEOs may comply with this policy by acquiring Company stock or stock-equivalent units through equity incentive grants, as well as, if eligible, through the Company’s Compensation Deferral Program, 401(k) Plan, Dividend Reinvestment and Stock Purchase Plan and through other personal investments.  Under the Company’s Stock Ownership Policy, unless the stock ownership level is met, an executive officer may not sell any of his or her holdings of Company stock and must hold all shares acquired after tax upon vesting of PSUs or RSUs and shares acquired upon an option exercise net of shares used to pay taxes and/or the option exercise price.  An executive officer may not engage in hedging transactions related to Company stock that would have the effect of reducing or eliminating the economic risk of holding Company stock.  In addition, no executive officer may pledge or otherwise encumber any of his or her Company stock.

Recapture Clawback Policy

The Board of Directors of the Company has adopted a policy for the recapture of annual performance-based variable compensation payouts, equity grants and certain equity gains in the event of a later restatement of financial results.  Specifically, if the Board, or an appropriate committee thereof, has determined that any fraud by any Section 16 officer of the Company materially contributed to the Company having to restate all or a portion of its financial statements, the Board or committee shall take, in its discretion, such action as it deems necessary to remedy the misconduct. In determining what remedies to pursue, the Board or committee will take into account all relevant factors, including consideration of fairness and equity.  Among those remedies, to the extent permitted by applicable law and not withstanding anything to the contrary in any Company equity or other compensation plan, award agreement or contract, the Board or its committee may require cancellation, forfeiture or reimbursement of any performance-based cash, stock or equity-based award paid or granted to, or gains realized by (such as through the exercise of stock options, payment or settlement of awards or sale of equity securities), by, any Section 16 officer of the Company, if and to the extent that:

•

the amount of such cash, stock or equity-based award was calculated based upon, or realized gain can reasonably be attributed to, certain financial results that were subsequently reduced due to a restatement, and

•	the amount of the cash, stock or equity-based award, or gain that would have been paid or granted or realized, would have been lower than the amount actually paid or granted or realized.

Tax and Accounting

The accounting treatment of the compensation program was reviewed by the Compensation Committee but did not impact the selection and design of the annual variable compensation program or equity compensation for 2019, although all of the equity awards to the NEOs were made in such a manner as to not require liability accounting treatment.

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Executive Compensation Tables

Executive Compensation Tables

The tables below present compensation information for the Company’s NEOs and include footnotes and other narrative explanations important for understanding of the compensation information in each table.  The Summary Compensation Table summarizes key components of NEO compensation for 2018 and 2019.  The information included for 2018 is based upon the executive compensation programs established prior to the business combination by the Praxair Compensation Committee for the legacy Praxair NEOs and by the Linde AG Supervisory Board for the legacy Linde AG NEOs.

The tables following the Summary Compensation Table provide more detailed information about the various types of NEO compensation for 2019, some of which are included in the Summary Compensation Table.  The final table provides information regarding compensation that NEOs would receive if their employment with the Company terminates under various circumstances or in connection with a change-in-control.  Note that all 2019 amounts reported for Messrs. Lamba and Bruch have been converted from Euro to U.S. Dollars using an exchange rate of 1.119458.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)(6)	Total ($)
Stephen F. Angel,	2019	1,520,833	9,121,847	4,152,405	3,726,422	3,596,000	358,371	22,475,878
Chief Executive Officer	2018	1,381,250	5,541,113	6,455,741	3,632,089	0	49,139,132	66,149,326

Matthew J. White,	2019	742,500	2,415,358	1,099,328	1,273,517	68,000	37,656	5,636,359
Executive Vice President &	2018	672,500	1,124,294	1,309,557	1,227,146	63,000	34,425	4,430,922
Chief Financial Officer
Eduardo Menezes,	2019	742,500	2,079,213	946,189	1,137,161	3,222,000	635,516	8,762,578
Executive Vice President, EMEA	2018	672,500	1,067,826	1,244,044	1,193,449	0	12,656,237	16,834,055

Sanjiv Lamba,	2019	740,177	2,285,998	2,027,369	1,418,403	949,383	34,679	7,456,009
Executive Vice President, APAC	2018	765,390	0	0	2,477,356	1,085,528	24,029	4,352,304

Christian Bruch,	2019	671,675	1,711,819	1,583,977	1,269,096	598,748	26,524	5,861,839
Executive Vice President &	2018	708,695	0	0	2,039,523	505,068	30,309	3,283,594
CEO Linde Engineering
(1)	Amounts reported are actual salaries paid for the calendar year and include adjustments to base salary rates if applicable.
(2)

These amounts were not paid in the respective year but rather are the full grant date fair value of equity awards made for each year as determined under accounting standards related to share-based compensation.  The Stock Awards amounts are the values for the PSU grants made in 2019 to each NEO valued at the target number of shares granted and the values of RSU grants made to each NEO in each year.  The Option Awards amounts are the values for options granted in each year.  The assumptions used in computing the Option Awards and Stock Awards amounts are included in Note 17 to the Company’s 2019 financial statements in the 2019 Form 10-K and Annual Report.

The amounts shown in the Stock Awards and Option Awards columns are subject to vesting conditions that may or may not result in actual payouts in future years.  In addition, a stock option has value only if the Company’s stock price increases above the option exercise price (an “in-the-money” option).  If a NEO exercises an in-the-money option, the NEO would then realize an actual gain.  Any gain realized for options exercised in 2019 and the value realized in connection with RSUs that vested in 2019, are reported in the “2019 Option Exercises and Stock Vested” table.

(3)

Each NEO was paid a performance-based variable compensation payment in 2020 based upon the Company’s 2019 performance and in 2019 based upon the 2018 performance of their respective legacy company.  These amounts are reported as “Non-equity Incentive Plan Compensation.”  See the detailed description of the 2019 awards and the Company’s Variable Compensation Plan in the CD&A under the section “Annual Performance-Based Variable Compensation.”  Awards for 2018 were determined based upon each legacy company’s achieved performance against goals that were set by the applicable legacy company under its short term variable compensation plan.

In 2018, legacy Linde AG NEOs did not receive long-term incentive grants with four-year financial goals.  Instead, for the transition year, they received an additional annual performance-based award.  This column includes payments that were paid in 2019 to legacy Linde AG NEOs for 2018 performance.

(4)

Amounts in this column are the annual increase in actuarial present value of retirement benefits payable under the Company’s Pension Program or the NEO’s pension agreement.  These amounts were not actually paid to any NEO. The total pension present value accrued for each NEO through 2019 is disclosed in the 2019 Pension Benefits table. See the detailed description of the pension benefits under “Additional Information Regarding 2019 Pension Benefits Table” below for further information.

No amounts accumulated under the Company’s Compensation Deferral Program earn above market or “preferential” interest or other earnings; therefore, no earnings are included in this column.

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Executive Compensation Tables

(5)

This column includes any perquisites or personal benefits that exceeded $10,000 for any NEO during 2019, valued at incremental costs.  NEOs were not reimbursed for any taxes due based on the imputed value of Company-provided perquisites or personal benefits not generally available to all employees.  Such perquisites or personal benefits were:

Name	Matching Contribution	Personal Use of Company Aircraft	Company Car	Executive Insurance	International Assignment Benefits	Financial Planning	Other
Stephen F. Angel	53,375	290,336	0	0	0	13,660	1,000
Matthew J. White	36,656	0	0	0	0	0	1,000
Eduardo Menezes	27,844	0	5,934	0	588,378	13,260	100
Sanjiv Lamba	0	0	13,702	11,524	0	0	9,453
Christian Bruch	0	0	20,226	3,197	0	0	3,101

Matching Contribution includes Company contributions to the Company’s U.S. 401(k) Plan and Company contributions to the U.S. Compensation Deferral Program described under the “2019 Nonqualified Deferred Compensation” table below.

For reasons of security and time management, the Board requires the CEO to use the Company’s corporate aircraft for personal use as well as business travel.  The aircraft is available for the Company’s use through a time-share arrangement with a fixed time-share charge for the right to use the aircraft and a per-trip charge. The Company calculates the incremental aircraft costs for Mr. Angel’s personal use as the full amount of those per-trip charges attributable to his personal use.  The fixed time-share charge is not included as an incremental cost, as the Company must pay this amount even if Mr. Angel does not use the aircraft for personal travel.

For those NEOs employed in a country with a market practice of providing a Company car, the aggregate incremental cost to the Company for personal use of the car, including lease payments, fuel, insurance, repairs and maintenance is shown.

The amounts shown for Executive Insurance equal the premiums paid by the Company on behalf of each NEO with respect to his personal director & officer, liability, accident, travel health, luggage and life insurance coverages.

U.S. Health Savings Account contributions and/or medical plan incentives and costs for executive annual physicals are included as Other perquisites.  Also included for legacy Linde AG NEOs are costs associated with hosting employees at meals while in their home office, as these expenses are reportable as income in the home country.

In addition, the Company pays for or provides executive officer travel, lodging and related expenses incurred in connection with attending Company business-related events, including Board meetings (including the expenses related to the attendance of spouses if they are specifically invited for appropriate business purposes), and may provide use of Company chartered aircraft if available.  No amounts are reported in the table for these business expenses.  The Company also maintains certain country club memberships for business entertainment purposes which memberships, by club rules, must be in an executive’s name.  By Company policy, reimbursement of club costs is authorized only when membership and use of the club facilities are judged to be important to the conduct of the Company’s business.  Since no NEO made personal use of these club memberships during 2019, no amounts are reported in the table.

International Assignment Benefits include the expenses pursuant to the Company’s standard global mobility program in connection with Mr. Menezes’ assignment to Germany as Executive Vice President, EMEA which were mostly associated with taxes and housing.

(6)

The business combination between Praxair and Linde AG constituted a “change-in-control” of Praxair under the Praxair Supplemental Retirement Income Plans (collectively referred to as the “SRIP”), triggering all benefits accrued through October 31, 2018 to become immediately vested and payable as soon as practicable following the completion of the business combination unless the NEO had previously made a valid election to waive his right to receive an accelerated payment of his SRIP benefit in connection with the change-in-control and to instead receive such payment in the ordinary course. Of the three legacy Praxair NEOs participating in the SRIP, only Mr. White made such an election.  Shortly after merger, payments were made to Messrs. Angel and Menezes of $48,888,590 and $12,617,018, respectively, representing their SRIP benefits accrued through October 31, 2018.  The amounts reported for 2018 reflect these payments.  Additional benefits that become payable to Messrs. Angel and Menezes in connection with their continued service under the SRIP will be reduced to reflect the payment of these accrued benefits.  Messrs. Lamba and Bruch do not participate in the SRIP and did not receive any payments of their pension benefits in connection with the business combination.

(7)

Mr. Bruch has elected to pursue other opportunities outside of the Company and his employment was terminated on April 30, 2020 pursuant to a mutual agreement between him and the Company.  Additional information regarding his separation from employment is included in the section below entitled “Severance and other Change-in-Control Benefits – Subsequent Development.”

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Executive Compensation Tables

2019 Grants of Plan-Based Awards

Below is information regarding the 2019 Non-Equity Incentive Plan Compensation, Stock Awards and the Option Awards reported in the Summary Compensation Table above.  The 2019 option grants, performance share unit (PSU) and restricted stock unit (RSU) awards reported in the table below were made under the Amended and Restated 2009 Praxair, Inc. Long Term Incentive Plan, as assumed by the Company. The awards granted to NEOs were made on substantially the same terms as the 2019 grants that were made to all other eligible employees.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date (1)	Compen- sation Committee Approval Date (1)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(8)
Stephen F. Angel
Variable Cash (2)			0	2,509,375	5,018,750
Stock Options (3)	3/20/2019	2/25/2019								177,605	176.63	4,152,405
RSUs (4)	3/20/2019	2/25/2019							15,755			2,628,407
ROC PSUs (5)	5/1/2019	2/25/2019				0	23,630	47,260				3,980,946
TSR PSUs (5)	5/1/2019	2/25/2019				0	11,640	23,280				2,512,494
Matthew J. White
Variable Cash (2)			0	779,625	1,949,063
Stock Options (3)	3/20/2019	2/25/2019								47,020	176.63	1,099,328
RSUs (4)	3/20/2019	2/25/2019							4,170			695,681
ROC PSUs (5)	5/1/2019	2/25/2019				0	6,255	12,510				1,053,780
TSR PSUs (5)	5/1/2019	2/25/2019				0	3,085	6,170				665,897
Eduardo Menezes
Variable Cash (2)			0	779,625	1,949,063
Stock Options (3)	3/20/2019	2/25/2019								40,470	176.63	946,189
RSUs (4)	3/20/2019	2/25/2019							3,590			598,920
ROC PSUs (5)	5/1/2019	2/25/2019				0	5,385	10,770				907,211
TSR PSUs (5)	5/1/2019	2/25/2019				0	2,655	5,310				573,082
Sanjiv Lamba
Variable Cash (2)			0	777,186	1,942,965
Stock Options (3)	3/20/2019	2/25/2019								40,470	176.63	946,189
RSUs (4)	3/20/2019	2/25/2019							3,590			598,920
Stock Options (6)	4/24/2019	1/21/2019								862	1.92	137,989
Stock Options (6)	4/24/2019	1/21/2019								3,052	1.92	488,564
Stock Options (6)	4/24/2019	1/21/2019								2,840	1.92	454,627
RSUs (7)	4/24/2019	1/21/2019							142			22,771
RSUs (7)	4/24/2019	1/21/2019							502			78,884
RSUs (7)	4/24/2019	1/21/2019							686			105,130
ROC PSUs (5)	5/1/2019	2/25/2019				0	5,385	10,770				907,211
TSR PSUs (5)	5/1/2019	2/25/2019				0	2,655	5,310				573,082
Christian Bruch
Variable Cash (2)			0	671,675	1,679,188
Stock Options (3)	3/20/2019	2/25/2019								29,975	176.63	700,816
RSUs (4)	3/20/2019	2/25/2019							2,660			443,768
Stock Options (6)	4/24/2019	1/21/2019								646	1.92	103,412
Stock Options (6)	4/24/2019	1/21/2019								2,289	1.92	366,423
Stock Options (6)	4/24/2019	1/21/2019								2,582	1.92	413,327
RSUs (7)	4/24/2019	1/21/2019							106			16,998
RSUs (7)	4/24/2019	1/21/2019							376			59,085
RSUs (7)	4/24/2019	1/21/2019							624			95,628
ROC PSUs (5)	5/1/2019	2/25/2019				0	3,990	7,980				672,195
TSR PSUs (5)	5/1/2019	2/25/2019				0	1,965	3,930				424,145
(1)

On February 25, 2019, the Company’s Compensation Committee approved the stock options, PSUs and RSUs to be granted to NEOs.  It set March 20, 2019 as the actual grant date of the stock options and RSUs, and May 1, 2019 as the actual grant date for the PSUs.  For a more detailed description of equity grant practices, see the CD&A under the caption “2019 Equity Award Grants”.

(2)

The actual amount of performance-based variable compensation payable in March 2020 for 2019 performance is shown in the “Summary Compensation Table” under “Non-Equity Incentive Plan Compensation.”  The amounts shown in these columns in the table above are the range of potential 2019 payments that could have been made.  For more information, see the descriptions in the CD&A under the “Annual Performance-Based Variable Compensation” section.

(3)	These are the number of shares underlying stock option grants made in March 2019. See the explanation set forth in the CD&A under the caption “2019 Equity Award Grants” for more information.
(4)	This is the number of restricted stock units granted in March 2019. See the explanation set forth in the CD&A under the caption “2019 Equity Award Grants” for more information.

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(5)

These are the threshold, target and maximum number of shares that may be earned under PSU awards made in May 2019. See the explanation set forth in the CD&A under the caption “2019 Equity Award Grants” for more information.

(6)

These are the number of shares underlying stock option grants made in April 2019 to legacy Linde AG NEOs as replacement for the unpaid portion of the Linde AG option rights that were terminated following the Squeeze Out.  See the explanation set forth in the CD&A under the caption “Legacy Linde AG 2019 Equity Award Payouts and Grants” for more information.

(7)

These are the number of restricted stock units granted in April 2019 to legacy Linde AG NEOs as replacement for the unpaid portion of the Linde AG matching share rights that were terminated following the Squeeze Out.  See the explanation set forth in the CD&A under the caption “Legacy Linde AG 2019 Equity Award Payouts and Grants” for more information

(8)

The amounts are the full grant date fair values of the RSU awards, PSU awards, and the stock option grants made in 2019, calculated in accordance with accounting standards related to share-based compensation.  These amounts are neither paid to any NEO nor equal to the amounts recognized by the Company as compensation expense in 2019.

2019 Outstanding Equity Awards at Fiscal Year-End

The table below shows outstanding equity awards at the end of 2019.  The material terms of the awards are described under the caption “2019 Equity Award Grants” in the CD&A and in the footnotes to the table below.  Treatment of equity awards upon termination of employment is described in the “Severance and Other Change-in-Control Benefits” section under the caption “Equity Awards.”

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)(2)	Option Grant Date	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)(5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(6)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)

Stephen F. Angel	187,015	0	110.58	2/26/2013	2/24/2023	134,237	28,579,057	35,270	7,508,983
	203,930	0	128.80	2/25/2014	2/23/2024
	261,075	0	128.38	2/24/2015	2/24/2025
	416,355	0	102.22	2/23/2016	2/23/2026
	290,566	145,284	118.71	2/28/2017	2/26/2027
	106,260	212,520	154.00	2/27/2018	2/25/2028
	0	177,605	176.63	3/20/2019	3/20/2029
Matthew J. White	15,060	0	110.58	2/26/2013	2/24/2023	25,345	5,395,951	9,340	1,988,486
	31,090	0	128.80	2/25/2014	2/23/2024
	40,865	0	128.38	2/24/2015	2/24/2025
	85,205	0	102.22	2/23/2016	2/23/2026
	48,530	24,265	118.71	2/28/2017	2/26/2027
	21,555	43,110	154.00	2/27/2018	2/25/2028
	0	47,020	176.63	3/20/2019	3/20/2029
Eduardo Menezes	43,005	0	109.68	2/28/2012	2/28/2022	24,113	5,133,658	8,040	1,711,716
	35,220	0	110.58	2/26/2013	2/24/2023
	37,305	0	128.80	2/25/2014	2/23/2024
	47,375	0	128.38	2/24/2015	2/24/2025
	89,070	0	102.22	2/23/2016	2/23/2026
	47,600	23,800	118.71	2/28/2017	2/26/2027
	20,476	40,954	154.00	2/27/2018	2/25/2028
	0	40,470	176.63	3/20/2019	3/20/2029
Sanjiv Lamba	0	40,470	176.63	3/20/2019	3/20/2029	4,778	1,017,236	8,040	1,711,716
	862	0	1.92	4/24/2019	6/1/2020
	0	3,052	1.92	4/24/2019	6/1/2021
	0	2,840	1.92	4/24/2019	6/7/2022
Christian Bruch	0	29,975	176.63	3/20/2019	3/20/2029	3,660	779,214	5,955	1,267,820
	646	0	1.92	4/24/2019	6/1/2020
	0	2,289	1.92	4/24/2019	6/1/2021
	0	2,582	1.92	4/24/2019	6/7/2022

(1)	For all stock option awards except those granted on April 24, 2019, each stock option vests in three consecutive equal annual installments beginning on the first anniversary of the grant date.

The stock option awards granted on April 24, 2019 to Messrs. Lamba and Bruch represent the Linde plc option awards that were determined at the end of October 2018 in accordance with the Business Combination Agreement.  These stock options will vest in full one year before their expiration dates which correspond to the remaining qualifying periods for the terminated Linde AG equity awards. More detail can be found at the CD&A under the “Legacy Linde AG 2019 Equity Award Payouts and Grants” section.

All outstanding stock option awards granted to Mr. Bruch were immediately forfeited upon the termination of his employment on April 30, 2020.

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(2)

For all stock option awards except those granted on April 24, 2019, the exercise price is the closing price on the NYSE on the date of grant.  As dictated by the Business Combination Agreement, the awards granted to Messrs. Lamba and Bruch on April 24, 2019, have an exercise price that corresponds to the exercise price that applied to the terminated Linde AG stock options (i.e. €2.56 per share) adjusted to reflect the exchange ratio and an exchange rate of 1.1407 (from the time the exchange offer was completed), as the options, once vested, are exercisable in U.S. dollars on the NYSE.

(3)

This column includes the number of shares underlying the RSU awards granted to the NEOs on March 20, 2019.  Additional information is discussed in the CD&A under the caption “2019 Equity Award Grants.” Also included for the legacy Praxair NEOs are the Company RSU awards that were provided in place of outstanding Praxair RSU and PSU awards upon the merger.  The portion of awards that replaced the 2017 PSUs vested on February 28, 2020 and the portion that replaced the 2018 RSUs will vest on February 27, 2021.

For legacy Linde AG NEOs, also included are the Linde plc RSU awards that were determined upon the merger in accordance with the Business Combination Agreement.  These awards were made on April 24, 2019 following the Squeeze Out and maintain the vesting dates of the underlying Linde AG awards that were terminated.  For more detail, please see the explanation set forth in the CD&A under the caption “Legacy Linde AG 2019 Equity Award Payouts and Grants.”

All outstanding RSU awards granted to Mr. Bruch were immediately forfeited upon the termination of his employment on April 30, 2020.

(4)

The market value reported in this column is the number of unvested restricted stock units multiplied by the $212.90 December 31, 2019 closing price of the Company’s common stock as reported on the NYSE.

(5)	The Company collects from NEOs and pays Federal Insurance Contributions Act (FICA) taxes on awards as required under applicable U.S. tax law.
(6)	This column includes the target number of PSUs granted in May 2019. For more information, please see the explanation set forth in the CD&A under the caption “2019 Equity Award Grants.”

All outstanding PSU awards granted to Mr. Bruch were immediately forfeited upon the termination of his employment on April 30, 2020.

2019 Option Exercises and Stock Vested

This table provides information about any stock options that were exercised and restricted stock units that vested during 2019.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(2)
Stephen F. Angel	454,685	39,821,790	59,795 (3)	10,374,433 (3)
Matthew J. White	67,205	6,142,331	12,245	2,124,508
Eduardo Menezes	0	0	12,794	2,219,759
Sanjiv Lamba	0	0	142	25,638
Christian Bruch	0	0	106	19,138

(1)

The option exercise value realized for 2019 equals the (i) NYSE market price of the Company’s common stock at the time of the option exercise minus the option exercise price, multiplied by (ii) the option shares exercised.  All amounts reported are before taxes.

(2)

For legacy Praxair NEOs, the values represent shares acquired pursuant to the vesting and payout in February 2019 of Company RSU awards that replaced the Praxair 2016 PSU awards outstanding at the time of the business combination.  The value of the shares is before taxes and equals the number of shares paid out multiplied by the NYSE closing price of the Company’s common stock on the vesting date.

For legacy Linde AG NEOs, the values represent shares acquired pursuant to the vesting and payout in June 2019 of Company RSU awards granted in April 2019 to replace the unpaid portion of the 2015 Linde AG matching share rights that were terminated following the Squeeze Out. The value of the shares is before taxes and equals the number of shares paid out multiplied by the NYSE closing price of the Company’s common stock on the vesting date.

(3)

The amounts reported for Mr. Angel were not paid to him in 2019 because he previously made a voluntary election to defer payment of shares in settlement of his vested RSU award until a future date. See the “2019 Nonqualified Deferred Compensation” table and the narrative description in the “Material Terms of PSU and/or RSU Deferral Elections” section for more information.

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2019 Pension Benefits

The table below shows certain retirement benefit information under the Company’s Pension Programs and agreements.

Name	Plan Name(1)	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
Stephen F. Angel (3)	Praxair Pension Plan	19	1,050,000	0
	Supplemental Retirement Income Plan	40	5,849,000	0
Matthew J. White	Praxair Pension Plan	15	159,000	0
	Supplemental Retirement Income Plan	15	292,000	0
Eduardo Menezes (4)	Praxair Pension Plan	34	1,923,000	0
	Supplemental Retirement Income Plan	34	5,078,000	0
Sanjiv Lamba	Linde AG Pension Obligation	9	3,461,643	0
Christian Bruch	Linde AG Pension Obligation	13	2,212,022	0

(1)

Messrs. Angel and Menezes participate in the Praxair Pension Program’s Traditional Design component and Mr. White participates in the Praxair Pension Program’s Account-Based Design Component.  Messrs. Lamba’s and Bruch’s pension entitlements are set out in individual contracts.  Further details of the Company’s pension obligations for each NEO are included under “Additional Information Regarding 2019 Pension Benefit Table” below.

(2)	See the narrative after the table for a description of the Present Value of Accumulated Benefit. The values for each plan listed above are additive.
(3)	The Praxair Pension Plan credited years of service for Mr. Angel represent his actual years of service with the Company.

The Supplemental Retirement Income Plan credited years of service adds the recognition of Mr. Angel’s 21.64 years of prior General Electric service.  In connection with Mr. Angel’s recruitment to the Company in 2001 and in order to provide him with a retention incentive, the Company agreed to provide Mr. Angel with credit under the Praxair Supplemental Retirement Income Plans (collectively referred to as the “SRIP”) to recognize his years of service with his prior employer, General Electric.  The receipt of this additional credited service was subject to time-based vesting requirements which were satisfied in 2016.  The Company has recognized as an accrued pension liability, the additional years of service credit that Mr. Angel received under the SRIP over the course of his anticipated years of service, and no future accruals are expected as the liability has been fully accrued and the years of service credit fully vested.

When Mr. Angel retires, he will receive retirement benefits under the Pension Program based on his Company service plus the additional years of recognized General Electric service, less offsets for the benefits paid pursuant to the SRIP in connection with the business combination (see Note 6 to the “Summary Compensation Table” above and the detailed description of the Pension Program below) and the benefits he receives under the General Electric retirement plans.  The values shown above include the effect of these offsets.  If Mr. Angel is terminated for cause (as defined in the service credit agreement) he will forfeit recognition of his prior General Electric service and value attributed to this service to the extent previously paid may be recouped by the Company.

(4)

Credited years of service reported for Mr. Menezes combine his service with Praxair and White Martins, the Company’s Brazilian subsidiary.  Years of service reflect certain equitable adjustments for Mr. Menezes related to his service for White Martins, which adjustments were generally applicable to all similarly situated employees.  When he retires from the Company, he will receive Pension Program retirement benefits based on his combined Linde, Praxair and White Martins service, less an offset for the benefits he receives under the White Martins retirement plan and for the benefits paid pursuant to the SRIP (see Note 6 to the “Summary Compensation Table” above and the detailed description of the Pension Program below).  The values shown above include the effect of these offsets.  The White Martins retirement plan in which Mr. Menezes participates is not a defined benefit plan and, therefore, is not separately included in the table above.

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Additional Information Regarding 2019 Pension Benefits Table

Present Value of Accumulated Benefit

The 2019 Pension Benefits table includes a “Present Value of Accumulated Benefit.”  This is the value in today’s dollars of the total expected future retirement benefits that each NEO may receive under the Pension Program or his contract, as applicable, and these are accrued amounts as of the end of 2019.  For any given year, there will be a change in the accumulated benefit.  For example, from one year to the next, the accumulated benefit may increase because a NEO has worked for an additional year and received credit for that or his pensionable earnings have increased.  The accumulated benefit may also increase or decrease based on the interest rate used to calculate the present value of the NEO’s retirement payments compared to the prior year.  The annual change in accumulated benefit is disclosed in the

“Summary Compensation Table” in the “Change in Pension Value” column.

The Company recognizes these amounts as a future pension liability on its financial statements.  The Company calculates these amounts using complex actuarial valuations and assumptions.  These assumptions are described in Note 18 to the Company’s 2019 financial statements in the 2019 Form 10-K and Annual Report.  However, as required by SEC rules, the 2019 Pension Benefits table assumes that each NEO will retire at the earliest retirement age that would provide full (unreduced) benefits.  The value in today’s dollars of the total retirement benefits that each NEO eventually receives may be more or less than the amount shown in the 2019 Pension Benefits table.

Legacy Praxair NEOs

General Terms of the Praxair Pension Program

Messrs. Angel, Menezes and White participate in the same pension program maintained for eligible U.S. legacy employees of Praxair (the “Pension Program”).  The Company has an obligation to pay pension benefits according to formulas described below.  The Pension Program does not include the Company’s U.S. 401(k) Plans.  The 401(k) Plans are funded by employee and Company contributions, but the Company does not promise any given retirement benefit.  Instead, any retirement payments will depend on employee and Company contributions and the investment return on those contributions.  As it applies to Messrs. Angel, Menezes and White and other eligible employees, the Pension Program has the following two parts:

1. The Praxair Pension Plan component of the Linde U.S. Pension Plan (the “Pension Plan”) is intended to meet Federal tax law rules so that it will be considered a “tax-qualified defined benefit retirement plan.”  Applicable laws require the Company to periodically set aside funds to meet its obligations under this plan.  The rules also limit the amount of benefits that can be paid and do not allow using pay above certain levels to calculate retirement benefits. One or more of these limitations apply to Messrs. Angel, Menezes and White and to certain other employees.  Therefore, the

Company maintains several “non-qualified” supplemental plans.

2. The Praxair Equalization Benefit and Supplemental Retirement Income Plans (collectively referred to as the “SRIP”) are non-qualified deferred compensation plans under the Federal tax rules.  Therefore, the Company does not set aside funds to meet these plan obligations.  Instead, SRIP participants have only the Company’s promise to pay the amounts due following their termination of employment with the Company.  The terms of the SRIP are largely identical to those of the Pension Plan except that: (i) benefits payable under the SRIP are not limited by the Federal tax law limits, (ii) in order to comply with Federal tax law governing non-qualified deferred compensation plans, benefits accrued under the SRIP are payable at different times and in different forms than those payable under the Pension Plan, and (iii) NEOs may have additional benefits paid under the SRIP that are not the same as the standard benefits of the Pension Plan (see Note 3 following the  “2019 Pension Benefits” table regarding Mr. Angel’s service crediting agreement).

Benefits under the Pension Program are calculated under one of the following two basic designs:

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Traditional Design (Applicable to Messrs. Angel and Menezes)

•

This benefit formula considers an employee’s final average pay and years of service with the Company.  For this purpose, the employee’s “final average pay” is generally equal to the NEO’s highest three years of salary plus annual variable compensation out of his or her last ten years of service.

•

Generally, an employee’s annual pension benefit is determined using a formula of 1.5% times the employee’s years of service with the Company times the employee’s final average pay.  This is subject to several reductions, including offsets for the employee’s projected Social Security benefits and certain pension benefits payable under pension programs maintained by the Company’s subsidiaries or affiliates.

•

Unreduced pension benefits are generally payable from the Pension Plan in an annuity beginning upon the earliest of (i) the employee’s reaching age 65, (ii) the employee’s reaching age 62 and completing at least 10 years of service with the Company, or (iii) when the sum of the employee’s age plus years of service with the Company equals at least 85.  Messrs. Angel and Menezes are currently eligible to immediately commence unreduced pension benefits following their separations from service.

•

Employees may elect to retire and receive reduced early retirement benefits under the Pension Plan as early as age 50 with the completion of at least 10 years of service with the Company.  In this case, the employee’s Pension benefits are reduced by 5% for each year by which his or her early retirement date precedes the earliest date on which he or she would have been eligible to commence an unreduced benefit.

•	Traditional Design benefits under the SRIP are generally payable in a lump sum following the employee’s separation from service with the Company with the lump sum payment being actuarially equivalent to the employee’s accrued benefit under the SRIP determined using actuarial factors set forth in the Pension Program.
•

Traditional Design SRIP benefits become immediately vested and payable in a lump sum upon the occurrence of a change-in-control of the Company (as defined in the SRIP) unless the NEO has made a valid election to waive the right to receive an accelerated payment of his or her SRIP benefit in connection with a change-in-control and to instead receive such payment in the ordinary course.

Account-Based Design (Applicable to Mr. White)

•

This is a “cash balance” pension design that applies to all eligible U.S. legacy Praxair employees hired on or after May 1, 2002.  The Company makes an annual notional “contribution” for each participant equal to 4% of eligible pay (salary plus annual variable compensation) and credits each participant’s account with interest annually based on the 30-year Treasury Bond rate in effect during the preceding October.

•

Benefits vest upon the employee’s completion of three years of service and are generally payable in an annuity form or, if elected by the participant, in a lump sum, beginning any time after the participant’s termination of employment.  Account-based benefits under the SRIP are payable in a single lump sum following the employee’s separation from service and become immediately vested and payable upon the occurrence of a change-in-control of the Company (as defined in the SRIP) unless the NEO has made a valid election to waive the right to receive an accelerated payment of his or her SRIP benefit in connection with a change-in-control and to instead receive such payment in the ordinary course.

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Legacy Linde AG NEOs

Pension benefits for Mr. Lamba are provided pursuant to an agreement between him and the Company.  Following his retirement from service with the Company upon or after attaining age 65 or due to his total disability (as defined in the agreement), Mr. Lamba is eligible to receive a monthly benefit for life equal to 20% of his most recent rate of monthly pensionable base salary, plus an additional 2% for each completed year of service, up to a maximum of 15 years, for a combined maximum benefit of 50% of his monthly pensionable base salary.  Monthly payments are subject to an annual adjustment to reflect changes in the consumer price index.

In the event of Mr. Lamba’s death, a benefit equal to 60% of the benefit he was receiving or, in the event his death prior to his commencement, the amount he would have received, is payable to his surviving spouse, and an additional benefit is payable to each of his of children until they attain age 18 or for as long as the child remains a student, through age 26.  The benefit payable to each child is either 10% to 25% of Mr. Lamba’s benefit depending upon whether the child’s other parent remains alive.  The collective benefit payable to all of Mr. Lamba’s children may not exceed 50% of his benefit and the aggregate benefits payable to his surviving spouse and children collectively, may not exceed 100% of his benefit.

If Mr. Lamba’s employment is terminated without cause after he has attained age 55 and completed at least ten years as a member of the executive board, payment of Mr. Lamba’s pension will immediately commence, subject to an offset through age 65 for pay that he earns from subsequent employment that, when combined with his pension under the agreement, exceed the total amount of compensation payments he last received from the Company.  In the event Mr. Lamba has not attained age 55 and/or completed ten years as a member of the executive board at the time of his termination, he is entitled to a deferred pension in accordance with German law.  As of the date of this Proxy Statement, Mr. Lamba has not yet completed ten years of service.

In addition, if Mr. Lamba’s employment is terminated prior to March 8, 2024 or if his employment agreement is not renewed, and he is then between 55 and 63 years old, he is eligible to receive an annual benefit payment equal to 50% of his combined base salary and annual performance-based variable compensation award for last full year prior to his termination for each year until payment of his pension commences.

The Company provides pension benefits to Mr. Bruch pursuant to an agreement designed to be similar in form to the German pension plan provided to other Linde executives.  Under the agreement, the Company makes an annual pension contribution equal to 45% of Mr. Bruch’s base pay to a trust account over which the Company maintains investment control.  The Company’s contributions vest in accordance with the German Company Pension Act which generally requires vesting upon the attainment of age 21 and completion of 3 years of participation. As of the date of this Proxy Statement, Mr. Bruch had vested in his pension benefit.

Mr. Bruch’s employment with the Company terminated on April 30, 2020 pursuant to a mutual agreement between him and the Company.  Following his termination, he is entitled to receive future payment of his accumulated account balance in accordance with German Law.  Additional information regarding his separation from employment is included in the section below entitled “Severance and other Change-in-Control Benefits – Subsequent Development.”

In addition, prior to his election to Linde AG’s executive board, Mr. Bruch participated in the Linde Vorsorgeplan, the pension plan generally applicable to German employees of Linde AG.  While no additional contributions have been made to the Vorsorgeplan by or on behalf of Mr. Bruch in connection with his service as a member of the executive board, he retains a vested interest in the benefit he accrued under the plan prior to his appointment to the board.

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2019 Nonqualified Deferred Compensation

This table shows information regarding compensation amounts that (i) the NEOs decided not to receive in cash but elected to defer to a later date under the Legacy Praxair Compensation Deferral Program, (ii) are Company contributions to the Compensation Deferral Program; or (iii) shares payable in settlement of a vested PSU or RSU award that the NEO elected to defer to a later date pursuant to the terms of the Amended and Restated 2009 Praxair, Inc. Long Term Incentive Plan, as assumed by the Company, and the applicable award agreements.

Name	Executive Contributions in Last Fiscal Year ($)(1)	Company Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(3)
Stephen F. Angel	15,344,855	46,531	8,671,440	0	35,899,080
Matthew J. White	0	23,125	51,633	0	186,358
Eduardo Menezes	0	17,344	5,186	0	20,092
Sanjiv Lamba (4)	0	0	0	0	0
Christian Bruch (4)	0	0	0	0	0

(1)

These amounts are voluntary deferrals elected by the NEO under Praxair’s U.S. Compensation Deferral Program of a percentage of base salary earned during the 2019 calendar year plus some or all the variable compensation for the 2019 plan year paid in February 2020 under the Company’s Variable Compensation Plan.  These amounts are included in the “Salary” and the “Non-equity Incentive Plan Compensation” in the “Summary Compensation Table” above.  The amount for Mr. Angel also includes the value of the Company shares that would have been paid to him in settlement of the RSU award that vested in February 2019 in the absence of his prior election to defer the payment of these shares until a later date.

(2)

These amounts are the Company contributions for legacy Praxair NEOs made in 2020 for 2019.  These amounts are included in “All Other Compensation” in the “Summary Compensation Table.” Also, see the further explanation below under the caption “Material Terms of the U.S. Compensation Deferral Program.”

(3)

Balances are net of prior payouts and otherwise are the total of (i) all compensation that legacy Praxair NEOs previously elected to defer (ii) Company contributions made to the U.S. Compensation Deferral Program on behalf of each NEO, and (iii) any notional investment earnings on these amounts.  The balances are not amounts paid in 2019.

(4)	Messrs. Lamba and Bruch were not eligible to participate in Praxair’s U.S. Compensation Deferral Program in 2019 and Linde AG did not maintain a comparable program.

Material Terms of the U.S. Compensation Deferral Program

Deferral Elections; Company Contributions

Eligible Praxair legacy employees, including legacy Praxair NEOs, may elect to defer receipt of all or some portion of their annual variable compensation payments and/or base salaries, subject to limitations to ensure that sufficient un-deferred pay remains available to cover applicable withholding taxes and benefit premiums.

In addition, the Company makes a notional contribution to the Compensation Deferral Program on behalf of each legacy Praxair NEO equal to the matching contributions that would have been made under the Praxair legacy

401(k) plan on behalf of the NEO but for the application of certain U.S. Federal tax law limits under that plan.

The Company does not fund or segregate any monies from its general funds, create any trusts, or make any special deposits for payment of benefits under the Compensation Deferral Program.  A participant’s right to receive a payment under the Compensation Deferral Program is no greater than the right of an unsecured general creditor of the Company.

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Deferral Investments

Participants may invest their deferred compensation into either (1) the Linde plc stock-unit equivalent account whose value tracks the market value of Linde common stock, including reinvestment of dividends into additional Linde stock-equivalent units, or (2) a fixed income account whose interest rate is fixed annually and is equal to the 1-year U.S. Treasury Bond rate as of the end of the immediately preceding year, plus 50 basis points.  All Company contributions are made into the Linde plc stock-unit equivalent account.  No preferential earnings are paid to participants, including NEOs.

Deferral Payouts

At the time he or she elects to defer the amounts, a participant elects to receive payment in either a lump sum or substantially equal installments over ten years following termination of employment or in a specified later year.  Company contributions are paid out in a lump sum upon retirement or termination of employment.  If a change-in-control of the Company (as defined in the U.S. Compensation Deferral Program) occurs, all previously deferred amounts will be paid unless elected otherwise by the NEO.

Material Terms of PSU and/or RSU Deferral Elections

Deferral Elections and Payouts

Within 30 days immediately following the grant of an RSU and/or PSU award, eligible U.S.-based employees, including NEOs, may voluntarily elect to defer the payment of any shares due upon the vesting of the award to a future date.

Payments in respect to a deferred award will be made in shares in either a lump sum, payable in March of any future year that is between four and 13 years after the grant date, or in substantially equal installments over ten years beginning in March of any year that is between four and eight years after the grant date, as elected by the employee.

During the period after the underlying RSU and/or PSU award vests and before payment, the award will accrue dividend equivalents at the same rate paid to shareholders.

Payment is accelerated in the case of the employee’s death, permanent disability, or termination by the Company without “cause” or by the employee for “good reason” within 24 months following a change-in-control.

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Severance and Other Change-In-Control Benefits

The severance and other change-in-control benefits available to each of the NEOs varies depending upon whether they are legacy Praxair or legacy Linde AG employee and are described further below.

Legacy Praxair NEOs

Severance Plan

Generally, the Company maintains country specific severance plans for Praxair legacy employees that provide certain benefits to all full-time employees, including legacy Praxair NEOs, in connection with certain Company-initiated terminations.

For the legacy Praxair NEOs:

•	No severance payout and a forfeiture of unvested equity are required upon a for-cause termination.

•	Upon a without-cause termination, maximum payment is generally limited to 26 weeks of base pay, calculated based upon length of service and salary rate at time of termination.
•	The Company retains discretion to pay additional severance in limited cases.

Change-in-Control Arrangements

At the time of the business combination between Praxair and Linde AG, each legacy Praxair NEO was party to a double-trigger executive severance agreement with Praxair that provided certain protections in the event that the NEO’s employment was terminated by the Company without “cause” or by the NEO for “good reason,” in either case within the 24-month period immediately following a “change-in-control” (the “Praxair Severance Agreements”).  The business combination constituted a change-in-control and upon the closing, the Company assumed the Agreements.  While the legacy Praxair NEOs continue to receive the protections afforded under the Praxair Severance Agreements through October 31, 2020, the Praxair Severance Agreements were not renewed at December 31, 2018 and no replacement severance agreements have been provided by the Company to the NEOs. The Praxair Severance Agreements were adopted many years prior to the business combination and were meant to:

•	provide temporary income following an involuntary termination of employment,
•	encourage retention of executives for continuity of management, and
•	to keep executives focused on performing their duties in the event of a change-in-control transaction.

The terms of the Praxair Severance Agreements include:

•

“Double trigger” is required for payments:  The change-in-control must be followed by the termination of the NEO’s employment within the following two years either by the Company other than for cause or by executive with “good reason”

•	No “tax gross-ups” for excise taxes
•	As a condition of entering into the agreements, each NEO was required to enter into a Nondisclosure, Nonsolicitation and Noncompetition Agreement under which the NEO agrees not to:
•	Disclose Company confidential information both during and after termination of his or her employment with the Company
•	Solicit the Company’s customers and employees for a period of two years following the NEO’s termination of employment with the Company for any reason
•	Engage in any activities that compete with those of the Company for a period of two years following the NEO’s termination of employment

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Upon the occurrence of the “double trigger,” the Severance Agreements generally provide the affected NEO with:

•	accrued salary, variable compensation, and benefits,
•	enhanced life, accident, health insurance and pension benefits, and
•

a lump sum severance payment equal to two times the sum of his or her annual salary and target performance-based variable compensation award (three times for executives who became officers of the Praxair, Inc. prior to 2010).

Legacy Linde AG NEOs

Employment Agreements

The Company, through its affiliates, has entered into employment agreements with Messrs. Lamba and Bruch that govern the terms of their employment, including their severance entitlements.  These agreements provide for benefits payable to or on behalf of Messrs. Lamba and Bruch if their membership on the executive boards of certain Linde affiliates is terminated by the Company without cause and not in connection with a change-in-control, by reason of their death or disability, or for Mr. Bruch only, following a change-in-control.  Like the Praxair Severance Agreements, Mr. Bruch’s agreement requires a double trigger for payment following a change in control and is intended to encourage executive focus on the business and retention in the event of a change-in-control transaction.

General Assumptions

The table below shows the estimated payments and/or benefits in connection with the following events based upon the following assumptions.

“Voluntary Termination,” which includes a NEO’s voluntary resignation, before or after meeting specified age and service requirements, and “Involuntary-for-Cause Termination,” which includes the Company’s termination of the legacy Praxair NEO’s employment for reasons such as violation of certain Company policies or for certain performance-related issues and the legacy Linde AG NEO’s removal from the applicable affiliate’s executive board or termination of employment for “good cause” within the meaning of the German Civil Code.

For purposes of this section, the specified “age and service” requirements are generally satisfied if a NEO terminates employment with the Company other than for cause after either attaining age 65, attaining age 62 (age 55 with respect to equity awards made in 2019) and completing at least 10 years of employment with the Company, or accumulating 85 points, where each year of the NEO’s age and each year of employment with the Company, count as one point.

“Involuntary Termination,” which includes a termination other than for cause, but not including a termination related to a change-in-control of the Company.  Terminations due to death or disability result in substantially the same treatment as an Involuntary Termination, except as otherwise described.

A “Change-in-Control” of the Company, as defined under the plans and agreements described below.

Generally, for legacy Praxair arrangements, a “change-in-control” means, (1) any consolidation or merger in which the Company is not the continuing or surviving corporation; (2) the liquidation of the Company or the sale of all or substantially all of the assets of the Company; (3) an acquisition by a person or group of more than 20% of the Company’s outstanding shares; or (4) a change in the majority composition of the Board not approved by two-thirds of the directors in office before the change.

Generally, for purpose of Mr. Bruch’s Linde employment agreement, a “change-in-control” means, (1) an acquisition by a person or group of more than 50% of the voting rights in Linde AG or 50% of the voting rights represented at Linde

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AG’s annual general meeting; (2) the integration of Linde AG into another company or the entry by Linde AG as the controlled company into a control agreement (Unternehmensvertrag) under the German Stock Corporation Act (Aktiengesetz); or (3) any merger of Linde AG under the German Reorganization Act (Umwandlungsgesetz) with another company if that company’s value is 50% or more of the value of Linde AG.

Set forth below after the table are narrative descriptions of payments and/or benefits that would have been provided, if any, related to each employment termination event or a change-in-control as of December 31, 2019.  Also discussed is the basis upon which the payments and/or benefits were calculated.  Except as noted, these amounts are the incremental or enhanced amounts that a NEO would have received that are greater than those that the Company would have provided to employees generally under the same circumstances.  They are estimates only and are based on various assumptions.  The actual amounts that would be paid or the benefits that would be provided can be determined only at the time that each event occurs.

The table and the narrative discussion assume that (i) each NEO’s employment terminated on

December 31, 2019 due in turn to each termination event, including termination within the applicable protection period following a change-in-control, as contemplated by the Praxair Severance Agreements and Mr. Bruch’s employment  agreement; (ii) a change-in-control occurred on December 31, 2019 under the terms of various plans and agreements unrelated to the Praxair Severance Agreements and Mr. Bruch’s employment agreement, regardless of a termination of employment, and (iii) values related to outstanding stock awards reflect the market value of the Company’s common stock of $212.90 per share, which was the closing price on the NYSE as of  December 31, 2019.

As noted below in the section entitled “Severance and other Change-in-Control Benefits – Subsequent Development,” Mr. Bruch elected to pursue other opportunities outside of the Company and his employment was terminated on April 30, 2020 pursuant to a mutual agreement with the Company.  While the table and narrative discussion below describe hypothetical benefits that Mr. Bruch would have been entitled to had his employment with the Company terminated or a change-in-control occurred on December 31, 2019, his actual entitlements following his April 30, 2020 termination are described in the “Subsequent Development” section below.

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2019 Amounts Potentially Payable Upon Termination

Name	Termination Event	Severance Benefits ($)	Other Post- Termination Benefits ($)	Deferred Compensation Payout ($)	Performance- Based Variable Compensation Payments ($)	Equity Awards ($)	Retirement Benefit Enhancements ($)	Reduction of Payments ($)	Total for Each Termination Event
Stephen F. Angel	Voluntary or Involuntary for Cause	0	0	0	0	0	0	0	0
	Involuntary	0	0	0	0	68,731,502	0	0	68,731,502
	Change-in-Control	12,282,750	38,411	0	2,549,250	68,731,502	4,160,000	0	87,761,913
Matthew J. White	Voluntary or Involuntary for Cause	0	0	0	0	0	0	0	0
	Involuntary	0	0	0	0	13,914,551	0	0	13,914,551
	Change-in-Control	4,643,250	53,684	0	792,750	13,914,551	236,000	0	19,640,235
Eduardo Menezes	Voluntary or Involuntary for Cause	0	0	0	0	0	0	0	0
	Involuntary	0	0	0	0	12,967,133	0	0	12,967,133
	Change-in-Control	4,643,250	35,128	0	792,750	12,967,133	1,832,000	0	20,270,261
Sanjiv Lamba	Voluntary or Involuntary for Cause	0	0	0	0	0	0	0	0
	Involuntary	1,480,355	0	0	2,836,807	5,439,893	12,866,408	0	22,623,462
	Change-in-Control	1,480,355	0	0	2,836,807	5,439,893	10,792,900	0	20,549,954
Christian Bruch	Voluntary or Involuntary for Cause	0	0	0	0	0	0	0	0
	Involuntary	1,343,350	0	0	2,538,193	4,161,910	3,184,808	0	11,228,260
	Change-in-Control	1,343,350	0	0	2,538,193	4,161,910	0	0	8,043,452

Severance Benefits

Involuntary Termination. Legacy Praxair NEOs are eligible for severance benefits which are determined in the same manner as for all other eligible legacy Praxair employees as described above.

If either Messrs. Lamba or Bruch is involuntarily terminated without “good cause,” or due to death or disability, the Company will provide him severance benefits in accordance with the applicable terms of his employment agreement based upon the termination reason.  The values in the table for Messrs. Lamba and Bruch show the severance benefits payable to each in connection with an involuntary without “good cause” termination as this value is greater than the values that would be provided in the case of a termination due to death or disability.

The agreements with Messrs. Lamba and Bruch also include a two-year noncompete obligation that applies following the termination of their employment for any reason other than death.  The Company retains the discretion to waive the noncompete obligation if the NEO’s employment is terminated other than by the NEO’s actions.  In exchange for his commitment not to compete with the Company following the termination of his employment, the Company is obligated to make monthly payments to the NEO for the duration of the noncompete period equal to 50% of his monthly rate of base salary in effect prior to his termination, subject to an offset for other compensation earned by the NEO during the noncomplete period pursuant to German law.  There is no value calculated for this obligation as it is assumed that the NEO’s compensation earned from future employment would exceed the payment required from the Company.

Change-in-Control. The Praxair Severance Agreements in place for Messrs. Angel, White and Menezes and Mr. Bruch’s employment agreement each provide a formula for determining the severance benefit due to them for a termination of employment in connection with a change-in-control and, for legacy Praxair NEOs, in lieu of benefits payable under the Company’s Severance Plan applicable to legacy Praxair employees.

While Mr. Lamba’s employment agreement does not include additional severance entitlements triggered by the occurrence of a change-in-control, if his employment is terminated following a change-in-control and during the term of his employment agreement, he is entitled to the general severance protections provided under the agreement.

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For all NEO’s, in a “double trigger” situation, under the applicable agreements, NEOs would have received the amounts shown in the table.

Other Post-Termination Benefits

The Company currently provides retiree medical benefits to legacy Praxair employees, including legacy Praxair NEOs, who meet certain requirements at the time of their termination.  There are no other post-termination benefits to be provided to legacy Linde AG NEOs.

Change-in-Control. Under the Praxair Severance Agreements, the legacy Praxair NEOs are entitled to continued life, accident and health insurance for two years.  If a legacy Praxair NEO is re-employed and his new employer provides comparable or better medical coverage at no cost to the NEO, then the Company would not provide the continued coverage.

Deferred Compensation Payout

Each legacy Praxair NEO’s accrued balance in his Compensation Deferral Program account, if any, is payable in accordance with his payout election, as described under the “Nonqualified Deferred Compensation” table.

Change-in-Control. Under the legacy Praxair Compensation Deferral Program, the payout of deferred balances is accelerated upon a change-in-control unless the NEO has previously made a valid election to waive rights to receive an accelerated payment in connection with the change-in-control, and instead, to receive payment in accordance with his previous election.

In addition, the payment of the shares previously deferred by Mr. Angel in connection with the RSU award that vested in February 2019 is accelerated upon his qualifying termination within 24 months immediately following a change-in-control.

There is no value calculated for any acceleration as a NEO would simply receive payments sooner than the time he or she had originally elected the payment of the amount of compensation already earned but deferred.

As noted above, Messrs. Lamba and Bruch are not eligible to participate in the Compensation Deferral Program.

Annual Performance-Based Variable Compensation Payments

Annual performance-based variable compensation awards that NEOs may receive are entirely at the discretion of the Compensation Committee.  It is speculative whether the Compensation Committee would have made such awards for 2019 if a NEO’s employment terminated.

If an award had been made for the 2019 calendar year, it would have been fully earned at December 31, 2019.

Involuntary Termination. For legacy Linde AG NEOs, if the NEO’s employment agreement is terminated before the end of its agreed term, and the termination is not for “good cause,” the NEO would receive a payment per his Agreement.  These amounts are shown in the table based on the formulas within the Agreements.

Change-in-Control. In a “double trigger” situation, each NEO’s agreement provides a formula for determining the accrued annual performance-based variable compensation payment due.  The amounts shown in the above table are based on these formulas.

Equity Awards

Voluntary Termination or Involuntary-for-Cause Termination. Except as noted below, if any NEO voluntarily terminates employment or the Company terminates employment for cause, unexercised stock options and unvested PSU and RSU awards will be immediately forfeited.

If a NEO voluntarily terminates after the first anniversary of the grant date and satisfies the specified age and service requirements, unvested stock options will continue to vest at the time set forth in the grant agreement, unvested PSUs will continue to vest in the ordinary course if the applicable performance criteria are satisfied, and any unvested RSUs will immediately vest and be settled on the third anniversary of their grant date.  No acceleration of the exercisability of any stock option, vesting of a PSU or payment of an RSU award occurs and, therefore, no value is attributed to these awards under these termination events.

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Involuntary Termination or Change-in-Control. All outstanding stock options, regardless of grant date, and all RSU awards granted in 2018 or earlier, immediately vest in full upon a NEO’s death.  For the RSUs and PSUs granted to all NEOs on March 20, 2019 and May 1, 2019, respectively, upon a NEO’s death, a pro rata portion of the awards (with PSUs determined at target) immediately vest, based upon the number of days elapsed between the grant date and the date of death.

For the stock options and RSUs granted to Messrs. Bruch and Lamba on April 24, 2019 , in the event of the NEO’s death a cash payment is made to his heirs that, in the case of a stock option, is equal to the value of the award had it been exercised immediately prior to the NEO’s death, and in the case of an RSU, had the award immediately vested at the time of the NEO’s death.  The market price used for these calculations is the average closing prices of the Company’s shares on the NYSE for the ten trading days immediately following the NEOs death.

If a NEO terminates employment by reason of disability, the stock options awarded on March 20, 2019 immediately vest and stock options awarded to the legacy Praxair NEOs prior to 2019 continue to become vested at the times set forth in the applicable grant agreement.  The March 20, 2019 RSU awards granted to all NEOs immediately vest as to a prorated number of shares upon the NEO’s disability.  The RSU awards made to legacy Praxair NEOs prior to 2019 immediately vest in full and are paid upon the NEO’s disability.  The RSU and stock option awards made on April 24, 2019 to Messrs. Bruch and Lamba continue to vest and payout as scheduled in the event of a termination due to disability.

For stock options and RSUs granted on March 20, 2019, and PSUs granted on May 1, 2019, upon a change-in-control no accelerated vesting would occur unless the NEO’s employment is terminated by the acquirer without cause or by the NEO for good reason, in either case within two years immediately following the change-in-control.

With respect to awards made to the legacy Praxair NEOs prior to the October 31, 2018 closing date of the business combination, the business combination was a “change-in-control.”   If the Company terminates a legacy Praxair NEO’s employment other than for cause or the

NEO terminates his employment for good reason prior to November 1, 2020, all such outstanding awards immediately vest.

For the stock options and RSUs granted on April 24, 2019 to Messrs. Bruch and Lamba, in the event that a change-in-control occurs, the Company has various treatment choices, including full acceleration, as outlined in the Long Term Incentive Plan 2018 of Linde plc.

For purposes of this disclosure, values are attributed solely to the acceleration of vesting of outstanding awards.  To the extent that accelerated vesting occurs as described above, the option acceleration value shown in the above table is determined by the difference between the exercise price of the accelerated options and the per share price of the Company’s common stock times the number of the accelerated option shares.  The acceleration values of the RSU and PSU awards is determined as the per share price of the Company’s common stock times the number of shares subject to the award (target number of shares for PSUs).

Retirement Benefit Enhancements

The Pension Program and contractual pension benefits for each NEO are discussed as part of the “2019 Pension Benefits” table above.  Except as discussed below, no enhanced pension benefits would be payable to any NEO that are not otherwise included in the 2019 Pension Benefits table.

Voluntary Termination, Involuntary-for-Cause Termination, and Involuntary Termination. Legacy Praxair NEOs would not be entitled to any additional or enhanced benefit under these termination events, but any vested benefit would be preserved and would become payable under the Pension Program at such time as the NEOs would otherwise become eligible for pension payments.

Pursuant to their respective employment agreements, in the event that Messrs. Bruch or Lamba terminate employment due to death or disability, and for Mr. Lamba, his involuntary termination other than for cause, they or their beneficiaries, as applicable, are entitled to certain retirement benefit enhancements.  The amounts shown in the table, reflect the values of these benefit enhancements.

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Change-in-Control. The Praxair Severance Agreements do not provide for the crediting of years of service or similar enhanced benefits that would be payable under the Pension Program itself.  Instead, the Praxair Severance Agreements provide for lump sum payments equal to the incremental value of three additional years of age and service credited under the Pension Program for legacy Praxair NEOs participating in the Pension Program Traditional Design.  For Mr. White, the Severance Agreements provide for a lump sum payment equal to 12% of his pension eligible compensation to duplicate three years of Company contributions under the Pension Program Account-Based Design.  The amounts shown in the table above reflect these lump sum payments.

Benefits under the SRIP become immediately vested and payable in a lump sum upon the occurrence of a change in control unless the NEO has previously made a valid election to waive rights to receive such payment in connection with the change-in-control and to instead receive such payment in ordinary course.  There is no value calculated for any acceleration as each NEO is already fully vested in his or her SRIP benefit and would simply receive payment sooner than if a change in control had not occurred.

Mr. Lamba is not entitled to any additional retirement benefit enhancements in connection with a change-in-control.  However, if his employment was terminated following a change-in-control, the enhanced retirement benefits due under his employment agreement in connection with his termination other than for cause would apply  This value is shown in the table.

Mr. Bruch is not entitled to any retirement benefit enhancements in connection with a change-in-control.

No Excise Tax Gross-Up Payments

Under the Praxair Severance Agreements, the Company would not reimburse legacy Praxair NEOs for any excise or other taxes they owed under Section 4999 of the Internal Revenue Code or otherwise due to their receipt of excess “parachute” payments.  The total benefits payable to a legacy Praxair NEO under the Praxair Severance Agreement in connection with a change-in-control will be reduced to the extent necessary to avoid the imposition of the

Section 4999 excise tax where the effect of such reduction would be to place him in a better after-tax economic position than he would have been in had no such reduction been made.

The Linde AG Agreements do not provide for the reimbursement of any excise or other taxes.

Subsequent Development

Mr. Bruch elected to pursue other opportunities outside of the Company and his employment was terminated on April 30, 2020 pursuant to a mutual agreement with the Company.  Mr. Bruch was not eligible for and did not receive any severance benefits in connection with his termination.  In addition, all the outstanding stock option, RSU and PSU awards previously granted to him in connection with his employment were immediately forfeited upon his termination without payment to him.

Mr. Bruch remains eligible to receive a partial year’s performance-based variable compensation award for the portion of 2020 that he worked prior to his termination.  The amount of this award, if any, will be determined in early 2021 based upon the actual achieved financial and strategic and non-financial performance goals against their respective established thresholds for 2020 and Mr. Bruch’s individual performance for the period from January through April 2020.  See the detailed description of the Company’s Variable Compensation Plan in the CD&A under the section “Annual Performance-Based Variable Compensation.”

Mr. Bruch also continues to be eligible to receive payment of his vested retirement benefits under both his prior employment agreement with the Company and the Linde Vorsorgeplan upon his attainment of his retirement age in accordance with German Law. Additional details of these benefits are included under “Additional Information Regarding 2019 Pension Benefit Table” above.

In connection with the termination, the Company has agreed to waive Mr. Bruch’s non-compete obligation and no compensation is being paid to him in connection with the noncompete.  Mr. Bruch’s obligations to preserve and not disclose the Company’s confidential information remain in place.

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CEO Pay Ratio

CEO Pay Ratio

The Company calculated the ratio of the annual total compensation of its CEO to that of its median employee as required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and related SEC rules.

To identify the median employee, the Company first gathered information for its entire employee population as of December 31, 2019.  The Company then chose a consistently applied compensation measure (“CACM”) of ‘base pay’ to determine its median employee. Base pay is made up of base salary, base wages, and scheduled overtime pay.  For the analysis, each employee’s scheduled work hours were used as a reasonable estimate for actual hours worked during 2019 and applied to his or her base pay rate, therein capturing part-time and non-standard work arrangements.  The results were converted to U.S. dollars at the average exchange rate from January 1 through December 31.  Base pay was annualized only for those who began work with the Company during 2019.

The Company excluded all its employees in certain countries under the “De Minimis

Exemption” as permitted by SEC rules.  This excluded population of employees, detailed in the table below, totaled 4,078 of the Company’s entire employee population (as defined by the Pay Ratio rule) of 88,617, or approximately 4.6%.

After identifying the median employee, the Company calculated 2019 annual total compensation for both the median employee and the CEO in accordance with SEC rules to arrive at the Pay Ratio.  The median employee’s 2019 annual total compensation was $43,216 and the CEO’s 2019 annual total compensation was $22,475,878 resulting in a ratio of the CEO’s annual total compensation to the median employee’s annual total compensation for 2019 of 520:1.

SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to use a variety of methodologies, exclusions, assumptions and reasonable estimates.  As a result, the pay ratios reported above may not be comparable to the pay ratio disclosures made by other companies.

Countries Excluded Under “De Minimis Exemption”

Country	Number of Employees	Country	Number of Employees
Algeria	612	Panama	42
Bangladesh	296	Pap. New Guinea	109
Botswana	49	Paraguay	73
Bulgaria	42	Philippines	286
Colombia	379	Serbia	61
Costa Rica	128	Solomon Islands	11
Czech Republic	1,022	Sri Lanka	76
Dominican Rep.	41	Swaziland	32
Indonesia	145	Tunisia	49
Kazakhstan	33	Ukraine	130
Malawi	52	Vietnam	32
Namibia	79	Zambia	93
Nigeria	84	Zimbabwe	122

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Proposal 4: Advisory and Non-Binding Vote on Named Executive Officer Compensation

Proposal 4: Advisory and Non-Binding Vote on Named Executive Officer Compensation

This proposal is an advisory and non-binding shareholder vote on the compensation of the named executive officers (“NEOs”).  This advisory vote, commonly known as “Say-on-Pay,” provides the Company’s shareholders an opportunity to express their views on the overall compensation of the NEOs and the Company’s related compensation philosophy, policies and practices.

Unless the Board determines otherwise, this advisory vote will be held annually and, therefore, you are asked to vote upon this proposal that will be presented at the 2020 Annual General Meeting:

This proposal is not intended to address any specific NEO compensation item or issue. However, the Board of Directors and its Compensation Committee value shareholders’ opinions on this matter and, if there is any significant vote against this proposal, will seek to understand why such a vote was cast, and will consider shareholders’ concerns in evaluating whether any actions are appropriate to address those concerns.  The Board recommends that you approve this proposal because the Company’s executive compensation program focuses on motivating performance to effectively build shareholder value.  The Board believes that the executive compensation program will continue to be instrumental in driving the Company’s strong business results.

The Compensation Committee has established the following objectives for Linde’s executive compensation program:

•	attract and retain executive talent;
•	motivate executives to deliver strong business results in line with shareholder expectations;
•	build and support a sustainable performance-driven culture; and
•	encourage executives to own stock, aligning their interests with those of shareholders.

As required under Irish law, the resolution in respect of Proposal 4 is an ordinary resolution that requires the affirmative vote of a simple majority of the votes cast.

The text of the resolution in respect of Proposal 4 is as follows:

“Resolved, that the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement for the 2020 Annual General Meeting of Shareholders, including the compensation tables, the Compensation Discussion and Analysis and any related narrative disclosures, is hereby approved.”

The Board recommends that you vote “FOR” the approval, on an advisory and non-binding basis, of the compensation of the Company’s named executive officers, as disclosed in this proxy statement.

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Information on Share Ownership

Information on Share Ownership

Principal Holders

To the Company’s knowledge, the only beneficial owners of more than 5% of Linde’s Ordinary Shares are the following:

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Shares Outstanding(c)
The Vanguard Group, 100 Vanguard Blvd., Malvern, PA 19355	44,202,926(a)	8.42%
BlackRock, Inc., 55 East 52nd Street, New York, NY 10055	40,553,205(a)	7.72%
The Capital Group Companies, Inc., Los Angeles, CA	26,619,093(b)	5.07%

(a)

Holdings as of December 31, 2019 as reported in SEC Schedules 13G filed by the Vanguard Group, and Blackrock, Inc.  According to its Schedule 13G, Vanguard and certain of its affiliates had sole voting power as to 799,100 shares, shared voting power as to 155,848 shares, shared dispositive power as to 905,645 shares, and sole dispositive power as to 43,297,281 shares.  According to its Schedule 13G, BlackRock and certain of its subsidiaries had sole voting power as to 35,962,757 shares, and sole dispositive power as to 40,553,205 shares.

(b)

According to the Form TR-1 provided to the Company on March 27, 2020 pursuant to the Irish Transparency Regulations 2007, as amended, The Capital Group Companies, Inc. and certain of its subsidiaries had voting power as to 26,619,093 shares as of March 26, 2020.

(c)	Based on 525,167,742 total shares outstanding on April 1, 2020 excluding shares held for the account of Linde.

Executive Officers and Directors

The table below sets forth the beneficial ownership of Linde’s Ordinary Shares as of April 1, 2020 by each director and certain executive officers.  No director or executive officer of Linde beneficially owned more than 1% of Linde’s ordinary shares, and directors and executive officers of Linde as a group (19 persons) beneficially owned approximately 0.7% of the outstanding shares as of that date.

		Shares Beneficially Owned and Other Equity Interests
Name	Position	Ordinary Shares	Stock Units(1)	Total	Stock Options(2)
Stephen F. Angel	Chief Executive Officer	452,039	336,871	788,910	1,775,946
Christian Bruch	Executive Vice President - Engineering	10,293	6,020	16,313	9,991
Sanjiv Lamba	Executive Vice President - APAC Gases	25,721	7,868	33,589	14,352
Eduardo F. Menezes	Executive Vice President - EMEA Gases	70,314	14,234	84,548	299,593
Matthew J. White	Executive Vice President - Chief Financial Officer	33,878	16,518	50,396	257,648
Prof. Dr. Wolfgang H. Reitzle	Chairman of the Board	17,880	1,537	19,417	0
Prof. DDr. Ann-Kristin Achleitner	Director	1,752	615	2,367	0
Prof. Dr. Clemens A. H. Börsig	Director	1,752	615	2,367	0
Dr. Nance K. Dicciani	Director	18,559	13,490	32,049	0
Dr. Thomas Enders	Director	10,773	615	11,388	0
Franz Fehrenbach	Director	1,752	615	2,367	0
Edward G. Galante	Director	14,002	21,084	35,086	0
Larry D. McVay	Director	12,167	5,358	17,525	0
Dr. Victoria E. Ossadnik	Director	773	615	1,388	0
Prof. Dr. Martin H. Richenhagen	Director	4,887	615	5,502	0
Robert L. Wood	Director	14,683	2,820	17,503	0
Total		691,225	429,490	1,120,715	2,357,530
Directors, Nominees and Executive Officers as a group	19 persons	728,880	443,716	1,172,596	2,584,078

(1)

Includes Deferred Stock Units and/or Restricted Stock Units held.  Deferred Stock Units are stock price-based units into which deferred compensation has been invested pursuant to the deferred compensation plans for management and for non-employee directors. Restricted Stock Units are stock price-based units granted as long term incentive awards to management and as equity compensation to non-employee directors.  Holders have no voting rights with respect to either Deferred Stock Units or Restricted Stock Units.  The value of Deferred Stock Units and Restricted Stock Units varies with the price of Linde’s ordinary shares and, at the end of the deferral period or the restriction period, the units are payable in Linde ordinary shares on a one-for-one basis.

(2)	Represent shares that may be acquired upon exercise of options exercisable within 60 days of April 1, 2020.

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General Information

Information About the Annual General Meeting and Voting

This Proxy Statement is furnished to shareholders of Linde plc in connection with the solicitation of proxies for the Annual General Meeting of Shareholders to be held at the Corinthia Hotel, Whitehall Place, Westminster, London, SW1A 2BD, U.K. on July 27, 2020, at 11:00 a.m. local time or any adjournment or postponement thereof.

Shareholders may, by technological means, participate in the 2020 Annual General Meeting in Ireland in accordance with section 176 of the Irish Companies Act 2014 by attending the offices of Arthur Cox, Ten Earlsfort Terrace, Dublin 2, D02 T380, Ireland at the time of the meeting.  This Proxy Statement and a form of proxy are being distributed to shareholders on or about April 28, 2020.  Proxies are being solicited on behalf of the Board of Directors of Linde.

Potential Impact of the COVID-19 Pandemic on the Annual General Meeting

Linde is monitoring coronavirus (COVID-19) developments and the related recommendations and protocols issued by public health authorities and governments. The health and well-being of the Company’s shareholders is a high priority. If the Company determines that it is not possible or advisable to hold the Annual General Meeting in person in the usual way, Linde will announce alternative arrangements for the meeting, which may include a change in the date or time of the meeting, a change in the meeting location and/or holding the meeting primarily by means of remote electronic communication. Linde will announce any such change and the details on how to participate by press release, which will be available on Linde’s website at https://www.linde.com/news-media/press-releases and filed with the Securities and Exchange Commission as additional proxy materials. If you are planning to attend the meeting, please check the website prior to the meeting date.

General Information

Availability of Annual Report and Proxy Statement On-Line

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on July 27, 2020:

This 2020 Notice of Annual General Meeting and Proxy Statement, the 2019 Form 10-K and Annual Report and the 2019 IFRS Annual Report, together with copies of any other documentation relating to the 2020 Annual General Meeting, including forms of proxy, are available on the Linde website, www.Linde.com as set forth below:

2020 Notice of Annual General Meeting and Proxy Statement: https://investors.linde.com/proxystatement

2019 Form 10-K and Annual Report to Shareholders:

https://investors.linde.com/annual report

2019 IFRS Annual Report: https://investors.linde.com/ifrsreport

As allowed by SEC and NYSE rules, Linde is sending to most shareholders by mail a notice informing them that they can access and download this 2020 Proxy Statement, the 2019 Form 10-K and Annual Report and the 2019 IFRS Annual Report on the Internet at the websites noted above, rather than sending printed copies.  If you have received printed copies in the mail, rather than the notice of Internet availability, it is likely that this occurred because either: (1) you have specifically requested printed copies this year or previously, or (2) Linde has voluntarily sent you printed copies.

If you are receiving printed copies, you can save Linde future postage and printing expense by consenting to receive future annual reports, meeting notices, and proxy statements on-line on the Internet.  Most shareholders can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail.  This will help with Linde’s overall

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sustainability efforts by reducing paper usage.  You will be given the opportunity to consent to future Internet delivery when you vote your proxy.  For some shareholders, this option is only available if they vote by Internet.  If you are not given an opportunity to consent to Internet delivery when you vote your proxy, contact the bank, broker or other holder of record through which you hold your shares and inquire about the availability of that option for you.

If you consent, your account will be so noted and, when Linde’s 2020 Form 10-K and Annual Report, meeting notice, and the proxy statement for the 2021 annual general meeting of shareholders become available, you will be notified on how to access them on the Internet.  Any prior consent you have given will remain in effect until specifically revoked by you in the manner specified by the bank or broker that manages your account.  If you do consent to receive your Linde materials via the Internet, you can still request paper copies by contacting the bank or broker that manages your account or, if you are a shareholder of record, you may contact the Company through its stock transfer agent, Computershare Investor Services (“Computershare”) 462 South 4th Street, Suite 1600, Louisville, KY, 40202 USA.  Computershare can also be reached by telephone Toll Free at 1-866-201-5090 (U.S., Canada and Puerto Rico) or 1-781-575-2553 outside the United States or online at www.computershare.com/investor.

Shareholders Sharing an Address

If you share an address with another shareholder, you may receive only one notice of Internet availability, or one set of printed proxy materials (including this Proxy Statement and the 2019 Form 10-K and Annual Report to shareholders) unless you have provided contrary instructions.  If you wish to receive a separate notice of Internet availability or set of proxy materials now or in the future, you may contact the bank or broker that manages your account or, if you are a shareholder of record, you may contact Computershare at the address cited above.  Similarly, if you share an address with another shareholder and have received multiple copies of the notice of Internet availability or proxy materials, you may contact the bank or broker that manages your account or, if you are a shareholder of record, you may contact Computershare at the above address to request delivery of only a single copy of these materials to your household.

Proxy and Voting Procedures

Who are the Shareholders Entitled to Vote at this Meeting?

Shareholders of record at 11:00 a.m. local time on July 25, 2020 will be entitled to attend, speak, ask questions and vote at the Annual General Meeting.  As at the close of business on April 27, 2020 (the record date for notice of the Annual General Meeting), a total of 525,182,434 Linde ordinary shares were outstanding and entitled to vote.  Each ordinary share entitles the holder to one vote.

How do I Submit My Vote by Means of a Proxy?

Your vote is important.  Because many shareholders cannot attend the Annual General Meeting in person, it is necessary that a large number be represented by proxy.  Most shareholders have a choice of voting over the Internet, by using a toll-free telephone number, or by completing a proxy card or voting instruction card, as described below.

Vote on the Internet.  If you have Internet access, you may access the Proxy Statement and 2019 Form 10-K and Annual Report and 2019 IFRS Annual Report and submit your proxy or voting instructions by following the instructions provided in the notice of Internet availability, or if you received printed proxy materials, by following the instructions provided with your proxy materials and on your proxy card or voting instruction card.  If you vote on the Internet, you can also request electronic delivery of future proxy materials.

Vote by telephone. You can also vote by telephone by following the instructions provided on the Internet voting site, or if you received printed proxy materials, by following the instructions provided with your proxy materials and on your proxy card or voting instruction card.  Easy-to-follow voice prompts

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allow you to vote your shares and confirm that your instructions have been properly recorded.

Vote by Mail.  If you received printed proxy materials by mail, you may choose to vote by mail by marking your proxy card or voting instruction card, dating and signing it, and returning it in the postage-paid envelope provided.  Alternatively, Shareholders may submit a form of proxy in writing that is compliant with the Irish Companies Act 2014 to Computershare Investor Services (Ireland) Limited, 3100 Lake Drive, Citywest Business Campus, Dublin 24, D24 AK82, Ireland (Ref: Linde plc 2020 AGM). To be valid, the form of proxy must be received by not later than 11:59 p.m. on July 25, 2020. Shareholders who wish to submit a form of proxy that is in compliance with the Irish Companies Act 2014 by electronic means may do so up to the same deadline by submitting to usservices@computershare.ie.

How are the Proxies Voted?

All shares entitled to vote and represented by a properly completed proxy (either by Internet, telephone or mail) will be voted at the Annual General Meeting as indicated on the proxy unless earlier revoked by you.  If no instructions are indicated for a matter on an otherwise properly completed proxy from a shareholder of record, the shares represented by that proxy will be voted on that matter as recommended by the Board of Directors.  See also the vote counting rules below.  Execution of the proxy also confers discretionary authority on the proxy holders to vote your shares on other matters that may properly come before the Annual General Meeting.

How Can I Revoke my Proxy?

You may revoke your proxy at any time before it is voted by filing with Linde’s Corporate Secretary a written revocation, by timely delivery of a properly completed, later-dated proxy (including by Internet or telephone), or by voting in person at the Annual General Meeting.

May I Still Vote at the Annual General Meeting Even if I Have Submitted a Proxy?

The method by which you vote will in no way limit your right to vote at the Annual General Meeting if you later decide to attend in person.  If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record, to be able to vote at the Annual General Meeting.  See “Attending the Annual General Meeting”

below for attendance requirements and directions to the Annual General Meeting.

What is the Necessary Quorum to Transact Business at the Annual General Meeting?

The presence, in person or by proxy, of the holders of a majority of the ordinary shares entitled to vote shall constitute a quorum.  The shares represented by abstentions and broker non-votes on filed proxies and ballots will be considered present for quorum purposes (for an explanation of “broker non-votes,” see the vote counting rules below).

How are the Votes Counted for Each Item of Business?

If you are a shareholder of record and submit a proxy (whether by Internet, telephone or mail) without specifying a choice on any given matter to be considered at this Annual General Meeting, the proxy holders will vote your shares according to the Board’s recommendation on that matter.

If you hold your shares in a brokerage account, then, under NYSE rules and Irish company law:

With respect to Proposal 1 (Re-appointment of Directors), your broker is not entitled to vote your shares on this matter if no instructions are received from you.  If your broker does not vote (a “broker non-vote”), this is not considered a vote cast and, therefore, will have no effect on the election of directors.  Abstentions also will have no effect on the election of directors.

With respect to Proposals 2a and 2b (Non-Binding Ratification of Appointment of Independent Auditor and Authorization of the Board to Determine its Remuneration), and with respect to Proposal 3 (Determination of Price Range for Re-allotment of Treasury Shares), your broker is entitled to vote your shares on this proposal if no instructions are received from you.  A vote to “abstain” will have the effect of a vote against this proposal for NYSE rule purposes.

With respect to Proposal 4 (Advisory and Non-Binding Vote on Named Executive Officer Compensation), your broker is not entitled to vote your shares on these proposals if no instructions are received from you.  Broker non-votes are not considered shares entitled to vote on these proposals and, therefore, will have no effect on the vote on these proposals.  However, a vote to “abstain” will have the effect of a vote against these proposals for NYSE rule purposes.

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General Information

If you hold your shares in the Praxair Retirement Savings Plan or the Savings Program for Employees of Praxair Puerto Rico, and if the plan trustee receives no voting instructions from you, then, under the applicable plan trust agreement, the plan trustee will: (i) vote your shares in the same proportion on each matter as it votes the shares for which it has received instructions under the Praxair Retirement Savings Plan, and (ii) not vote your shares under the Savings Program for Employees of Praxair Puerto Rico Plan.

Attending the Annual General Meeting

Admission Requirements

You may attend the Annual General Meeting whether or not you want to vote your shares at the Annual General Meeting or by proxy.  However, only shareholders and the invited guests of Linde will be granted admission to the Annual General Meeting. To assure admittance:

•	If you hold ordinary shares of Linde through a broker, bank or other nominee, please bring a copy of your broker, bank or nominee statement evidencing your ownership of Linde ordinary shares as of the July 25, 2020 voting record date;
•	Please bring a photo ID if you hold shares of record as of July 25, 2020, including shares in certificate or book form or in the Linde plc Direct Stock Purchase and Dividend Reinvestment Plan;
•	Please bring your Linde ID if you are an employee.

Please note that, as described above, If the Company determines that it is not possible or advisable to hold the Annual General Meeting in person in the usual way, Linde will announce alternative arrangements for the meeting, which may include a change in the date or time of the meeting, a change in the meeting location and/or holding the meeting primarily by means of remote electronic communication. Linde will announce any such change and the details on how to participate by press release, which will be available on Linde’s website at https://www.linde.com/news-media/press-releases and filed with the Securities and Exchange Commission as additional proxy materials. If you are planning to attend the meeting, please check the website prior to the meeting date.

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Directions

Directions to the location for the Annual General Meeting are available at www.Linde.com in the Investors/Annual General Meeting section, or you may contact Linde as noted below.

Questions

For Questions Regarding:	Contact:
Annual General Meeting	Linde Investor Relations, (203) 837-2210 or 49-89-35757-1332
Stock Ownership for Shareholders of Record

Computershare

Email: web.queries@computershare.com

Website: www.computershare.com/investor

Call:

-     Toll Free 1-866-201-5090 (U.S., Canada and Puerto Rico)

-     Outside the U.S.: 1-781-575-2553

-     Investment Services Representatives are available Monday through Friday, from 8:00 a.m. to 6:00 p.m. Eastern Time

-     Interactive automated voice response system is available 24 hours a day, 7 days a week

Written Requests:

Computershare

462 South 4th Street, Suite 1600

Louisville, KY, 40202

Stock Ownership for Beneficial Holders	Your bank, broker or nominee

Other Business

Linde knows of no other business that will be considered for action at the Annual General Meeting.  If any other business calling for a vote of shareholders is properly presented at the meeting, the proxy holders will have the discretion to vote your shares in accordance with their best judgment.

Miscellaneous

Other Information for the 2020 Annual General Meeting

Irish Statutory Shareholder Proposal Deadline.  To be considered timely pursuant to section 1104 of the Irish Companies Act 2014, a request by a shareholder (or shareholders) holding 3% of the issued share capital of the Company (representing at least 3% of the total voting rights of all of the shareholders having a right to vote at the 2020 Annual General Meeting) to put an item on the agenda of the 2020 Annual General Meeting and/or to present a draft resolution to be adopted at the 2020 Annual General Meeting under Section 1104 of the Irish Companies Act 2014 must be received by the Company in written or electronic form no later than June 15, 2020.

Shareholder Questions; Pursuant to section 1107 of the Irish Companies Act 2014, shareholders have a right to ask questions related to items on the agenda of the 2020 Annual General Meeting and to have such questions answered by the Company subject to any reasonable measures that the Company may take to ensure the identification of shareholders.  An answer is not required if (a) an answer has already been given on the Company’s website in the form of a “Q&A”, (b) it would interfere unduly with the preparation for the meeting or the confidentiality and business interests of the Company or (c) it appears to the Chairman of the meeting that it is undesirable in the interests of good order of the meeting that the question be answered.

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Miscellaneous

Shareholder Proposals, Director Nominations and Other Business for the 2021 Annual General Meeting

SEC Rule 14a-8:  In order to be included in Linde’s proxy statement and form of proxy for Linde’s 2021 Annual General Meeting of shareholders, a shareholder proposal must be received in writing at Linde’s principal executive offices on or before January 1, 2021, unless the date of the 2021 Annual General Meeting of shareholders has been changed by more than 30 calendar days from the anniversary of the 2020 Annual General Meeting.  In that case, Linde must include in the proxy statement for its 2021 Annual General Meeting any shareholder proposals pursuant to Rule 14a-8 under the Exchange Act that it receives a reasonable time before it beings to print and send its proxy materials.

Proxy Access:  Under Linde’s Constitution, a shareholder or a group of up to 20 shareholders owning shares representing at least 3% of Linde’s ordinary shares continuously for at least three years, is eligible to nominate and include in the Company’s Proxy Statement their own Director nominee(s) constituting up to 20% of the total number of Directors then serving on the Board (with a minimum of up to two Director nominees), provided that the shareholder(s) and the nominee(s) satisfy the Proxy Access requirements in Linde’s Constitution.

Notice of Director nominees must include the information required under Linde’s Constitution and must be received by the Company’s Corporate Secretary at its principal executive offices no earlier than the close of business on November 29, 2020 and no later than the close of business on December 29, 2020, unless the date of the 2021 Annual General Meeting of shareholders has been changed by more than 30 calendar days from the anniversary of the distribution date of this proxy statement. In that case, such notice must be received by Linde’s Corporate Secretary no earlier than the close of business on the 180th calendar day before the date of the 2021 Annual General Meeting of shareholders and no later than the close of business on the later of (i) the 150th calendar day before the date of the 2021 Annual General Meeting of shareholders and (ii) the 10th calendar day following the date on which public announcement of the date of the 2021 Annual General Meeting of shareholders is first made.

Irish Statutory Shareholder Proposal Deadline.  To be considered timely pursuant to section 1104 of the Irish Companies Act 2014, a request by a shareholder (or shareholders) holding 3% of the issued share capital of the Company (representing at least 3% of the total voting rights of all of the shareholders having a right to vote at the 2021 Annual General Meeting) to put an item on the agenda of the 2021 Annual General Meeting and/or to present a draft resolution to be adopted at the 2021 Annual General Meeting under section 1104 of the Irish Companies Act 2014 must be received by the Company in written or electronic form no later than the 42 calendar days before the 2021 Annual General Meeting of shareholders.

Advance Notice Provisions:  To be considered timely under the advance notice provisions of the Company’s Constitution, notice of any other shareholder proposal or nomination notice not submitted for inclusion in the Company’s proxy statement pursuant to the proxy access provisions of the Company’s Constitution or Rule 14a-8 under the Exchange Act, and not submitted pursuant to section 1104 of the Irish Companies Act 2014, must be given to the Company’s Secretary in writing at the principal executive offices of the Company and received no earlier than April 28, 2021 and no later than the close of business on May 28, 2021.  This applies unless the date of the 2021 Annual General Meeting of shareholders has been advanced by more than 30 calendar days or delayed by more than 60 calendar days from the anniversary of the 2020 Annual General Meeting.  In that case, such notice must be received by Linde’s Corporate Secretary no earlier than the close of business on the 90th calendar day before the date of the 2021 Annual General Meeting of shareholders and no later than the close of business on the later of (i) the 60th calendar day before the date of the 2021 Annual General Meeting of shareholders and (ii) the 10th calendar day following the date on which the notice of the meeting is sent or public disclosure of the date of the meeting is made by the Company, whichever event in this clause (iii) occurs first.

Shareholder proposals, director nominations or related written notices must be delivered to the Corporate Secretary, Linde plc, The Priestley Centre, 10 Priestley Road, Surrey Research Park, Guilford, Surrey, GU27XY, United Kingdom.

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Miscellaneous

Annual Reports

Shareholders of record at close of business on April 27, 2020 should have received either (1) a notice that Linde’s 2019 Form 10-K and Annual Report to Shareholders and 2019 IFRS Annual Report are available on the Internet or (2) a printed copy of this Proxy Statement and the 2019 Form 10-K and Annual Report to Shareholders.  If you have received a printed copy of this Proxy Statement without the 2019 Form 10-K and Annual Report to Shareholders, please contact Investor Relations at the address below and a copy will be sent to you.

A copy of Linde’s Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2019 is available to each holder or beneficial owner of Linde’s ordinary shares as of April 27, 2020.  This report will be furnished without charge upon written request to the Investor Relations Department, Linde plc, The Priestley Centre, 10 Priestley Road, Surrey Research Park, Guilford, Surrey GU2 7XY United Kingdom.  You may also call 001-203-837-2210 or 49-89-35757-1332.

Cost of Proxy Solicitation

The entire cost of soliciting proxies will be borne by Linde including the expense of preparing, printing and mailing this Proxy Statement.  Solicitation costs include payments to brokerage firms and others for forwarding solicitation materials to beneficial owners of Linde’s stock and reimbursement of out-of-pocket costs incurred for any follow up mailings.  Linde also has engaged Morrow Sodali LLC to assist in the solicitation of proxies from shareholders at a fee of $8,000 plus reimbursement of out-of-pocket expenses.  In addition to use of the mail, proxies may be solicited personally or by telephone by employees of Linde without additional compensation, as well as by employees of Morrow Sodali LLC.

April 28, 2020

You are Urged to Promptly Complete and Submit Your Proxy

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Linde plc
The Priestley Centre, 10 Priestley Road, The Surrey Research Park, Guildford, Surrey GU2 7XY, United Kingdom, www.linde.com

PROXY/VOTING INSTRUCTION CARD

This proxy is solicited on behalf of the Board of Directors of Linde plc for the Annual General Meeting of Shareholders on July 27, 2020

I (we) hereby authorize Matthew J. White and Guillermo Bichara, or either of them, and each with the power to appoint his substitute, to vote as Proxy for me (us) at the Annual General Meeting of Shareholders of Linde plc to be held at the Corinthia Hotel, Whitehall Place, Westminster, London, SW1A 2BD, U.K., on July 27, 2020 at 11:00 A.M., local time, or any adjournment or postponement thereof, the number of ordinary shares of Linde plc which I (we) would be entitled to vote if personally present.  The proxies shall vote such shares as directed on the reverse side of this card and the proxies are authorized to vote in their discretion upon such other business as may properly come before the Annual General Meeting and any adjournments or postponements thereof.  I (we) revoke all proxies heretofore given to vote at the Annual General Meeting.

Please see the notice in the 2020 Linde plc Proxy Statement regarding possible changes to the meeting as a result of the COVID-19 pandemic.

If I (we) properly sign and return this proxy card, the shares will be voted as I (we) specify on each Proposal.  If I (we) do not specify a choice on one or more Proposals, the proxies will vote the shares as the Board of Directors recommends on each such Proposal.

For Participants in the Praxair Retirement Savings Plan and the Savings Program for Employees of Praxair Puerto Rico BV and its Participating Subsidiary Companies: As to those Linde plc ordinary shares, if any, that are held for me in the aforementioned Savings Plans, I instruct the Trustee of the applicable Savings Plan to vote my shares as I have directed on the reverse side of this proxy card.  Where I do not specify a choice, the shares will be voted in the same proportion as the trustee votes the shares for which it receives instructions.

Address Changes/Comments:

(Continued, and to be marked, dated and signed, on the other side)

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

THIS PROXY CARD IS ONLY VALID WHEN SIGNED AND DATED.

(Continued, and to be marked, dated and signed, on the other side)

------------------------------------------------------------------------------------------------------------------------------------------------------------------

ANNUAL GENERAL MEETING OF SHAREHOLDERS — July 27, 2020 AT 11:00 A.M., local time

THE CORINTHIA HOTEL, WHITEHALL PLACE, WESTMINSTER, LONDON, U.K.

IF YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE NOTE:

*       Only shareholders, and the invited guests of Linde plc, will be granted admission to the Annual General Meeting.

*       To assure admittance:

–       If you hold Linde plc ordinary shares through a broker, bank or other nominee, please bring a copy of your broker, bank or nominee statement evidencing your ownership of Linde plc ordinary shares as of 11:00 A.M., local time on the July 25, 2020 voting record date

–       Please bring a photo ID, if you hold shares of record as of 11:00 A.M., local time on July 25, 2020, including shares in certificate or book form or in the Linde plc Dividend Reinvestment and Stock Purchase Plan (“DRISP”)

–       Please bring your employee ID if you are an employee shareholder

*              The Annual General Meeting will start promptly at 11:00 A.M., local time, on Monday, July 27, 2020.

*              Shareholders may, by technological means, participate in the Annual General Meeting in Ireland in accordance with section 176 of the Irish Companies Act 2014 by attending the offices of Arthur Cox, Ten Earlsfort Terrace, Dublin 2, D02 T380, Ireland at              the time of the meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL GENERAL MEETING TO BE HELD ON JULY 27, 2020:

THE PROXY STATEMENT, 2019 FORM 10-K AND ANNUAL REPORT TO SHAREHOLDERS AND 2019 IFRS ANNUAL REPORT ARE NOW AVAILABLE FOR VIEWING AND DOWNLOADING AT:

2020 Notice of Annual General Meeting and Proxy Statement: https://investors.linde.com/proxystatement

2019 Form 10-K and Annual Report: https://investors.linde.com/annualreport

2019 IFRS Annual Report: https://investors.linde.com/ifrsreport

Save Linde plc future postage and printing expense by consenting to receive future annual reports and proxy statements on the Internet.  Whether you vote by Internet, by telephone or by mail, you will be given an opportunity to consent to future electronic delivery.  See the proxy statement for more information about this option.

BY MARKING THIS CARD, YOU ARE VOTING ALL OF YOUR LINDE PLC ORDINARY SHARES HELD OF RECORD AND THOSE HELD IN THE SAVINGS PLAN(S).	Vote MUST be indicated (X) in Black or Blue Ink	☒

1. Election of Directors.
The Board of Directors recommends a vote “FOR” the nominees listed below.								For	Against	Abstain
					4. To approve, on an advisory and non-binding basis, the compensation of Linde plc’s Named Executive Officers, as disclosed in the 2020 Proxy statement.			☐	☐	☐

Nominees	For	Against	Abstain		For	Against	Abstain
1a. Prof. Dr. Wolfgang Reitzle	☐	☐	☐	1g. Franz Fehrenbach	☐	☐	☐
1b. Stephen F. Angel	☐	☐	☐	1h. Edward G. Galante	☐	☐	☐
1c. Prof. DDr. Ann-Kristin Achleitner	☐	☐	☐	1i. Larry D. McVay	☐	☐	☐
1d. Prof. Dr. Clemens Börsig	☐	☐	☐	1j. Dr. Victoria Ossadnik	☐	☐	☐
1e. Dr. Nance K. Dicciani	☐	☐	☐	1k. Prof. Dr. Martin H. Richenhagen	☐	☐	☐
1f. Dr. Thomas Enders	☐	☐	☐	1l. Robert L. Wood	☐	☐	☐

The Board of Directors recommends that you vote “FOR” PROPOSALS 2a and 2b, 3, and 4.				Check here if you	☐

	For	Against	Abstain	Consent to future electronic delivery of the Annual Report/Proxy Statement (see explanation in the Proxy Statement)[1]
2a. To ratify, on an advisory and non-binding basis, the appointment of PricewaterhouseCoopers (“PWC”) as the independent auditor	☐	☐	☐

2b. To authorize the Board, acting through the Audit Committee, to determine PWC’s remuneration.	☐	☐	☐

3. To determine the price range at which Linde plc can re-allot shares that it acquires as treasury shares under Irish law.	☐	☐	☐	Check here if you	☐
Have written comments or change of address on this card

Please be sure to sign and date this Proxy in the box below.	Date
Stockholder sign above	Co-holder (if any) sign above	Please sign name exactly as it appears on this card. Joint owners should each sign. Attorneys, trustees, executors, administrators, custodians, guardians or corporate officers should give full title.

Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.

IF YOU WISH TO VOTE BY INTERNET OR TELEPHONE OR TO DESIGNATE ANOTHER PERSON AS YOUR PROXY, PLEASE READ THE INSTRUCTIONS BELOW PROXY VOTING INSTRUCTIONS
Linde plc The Priestley Centre 10 Priestley Road, Surrey Research Park Guilford, Surrey GU27XY United Kingdom

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on July 26, 2020.  Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet.  To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on July 26, 2020.  Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

DESIGNATE YOUR OWN PROXY

If you wish to appoint a person other than the proxies named above, please contact Linde Investor Relations by telephone at 001-203-837-2210 or 49-89-35757-1332 or at the Linde plc address listed on this proxy card, and the appropriate form will be sent to you.